Exhibit 10.4

EXECUTION VERSION

SECOND AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT

OF

CHARTER COMMUNICATIONS HOLDINGS, LLC

a Delaware Limited Liability Company

Dated as of August 19, 2026

IMPORTANT NOTE

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.

THE UNITS REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED HEREIN, AND THE COMPANY RESERVES THE RIGHT TO REFUSE THE TRANSFER OF SUCH UNITS UNTIL SUCH TRANSFER IS IN COMPLIANCE HEREWITH.

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Exhibits and Schedules

Schedule I	Members

Exhibit A	Example Calculation of Assumed Tax Rate

Exhibit B	Form of Convertible Preferred Unit Certificate

Exhibit C	Form of Joinder Agreement

Exhibit D	Form of Conversion Notice

Exhibit E	Transferee Tax Representations

Exhibit F	Make-Whole Table

Exhibit G	Preferred Unit Valuation Assumptions

Exhibit H	Form of Tax Loan Agreement

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CHARTER COMMUNICATIONS HOLDINGS, LLC

A Delaware Limited Liability Company

SECOND AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT

Dated as of August 19, 2026

This SECOND AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time in accordance with its terms, this “Agreement”) of Charter Communications Holdings, LLC, a Delaware limited liability company (the “Company”), is made as of the date first written above, by and among:

1.	Charter Communications, Inc., a Delaware corporation (“Charter”);

2.	CCH II, LLC, a Delaware limited liability company (“CCH II”);

3.	Cox Communications Equity Holdings, Inc., a Delaware corporation (“Cox”);

4.	Segra Acquisition Holdings, Inc., a Delaware corporation (“NewCo 2”);

5.	Fiber Holdings Acquisition Holdings, Inc., a Delaware corporation (“NewCo 3”);

6.	Fiber Blocker Acquisition Holdings, Inc., a Delaware corporation (“NewCo 4”);

7.	RapidScale Acquisition Holdings, Inc. (“NewCo 5”);

8.	CCH Holding Company, LLC, a Delaware limited liability company (“CCH Holding”);

9.	Hunter Acquisition Holding, Inc., a Delaware corporation (“Hunter”);

10.	Insight Blocker, LLC, a Delaware limited liability company (“Insight Blocker”);

11.
Cabot Acquisition Group, Inc., a Delaware corporation (“Cabot Acquiror,” and together with CCH II, NewCo 2, NewCo 3, NewCo 4, NewCo 5, CCH Holding, Hunter, Insight Blocker and any Person or Persons in the Charter Group to whom CCH II, NewCo 2, NewCo 3, NewCo 4 or NewCo 5 transfers any Units or who otherwise holds any Units, the “Charter Member”);

12.	Advance/Newhouse Partnership, a New York partnership (“A/N”);

13.	the Company; and

14.	each other Person who at any time after the date hereof becomes a Member in accordance with the terms of this Agreement and the Act.

Any reference in this Agreement to the Charter Member, Cox, A/N or any other Member shall be deemed to include such Member’s successors in interest to the extent such successors in interest have become Members in accordance with the provisions of this Agreement.

All capitalized terms used in this Agreement are defined in Article I.

R E C I T A L S

WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act, Title 6, Sections 18-101 et seq. (as amended from time to time, the “Act”), by the filing of a Certificate of Formation with the Secretary of State of the State of Delaware on May 25, 1999 (the “Filing Date”);

WHEREAS, the then-Members of the Company set forth certain agreements governing the relations among the members in a Limited Liability Company Agreement originally entered into and made effective as of May 25, 1999, as amended and restated thereafter, most recently by that certain Amended and Restated Limited Liability Company Agreement dated as of May 18, 2016 (as amended and restated, the “Original Agreement”);

WHEREAS, in connection with the consummation of the Transaction (as defined in the Transaction Agreement) pursuant to the terms, and subject to the conditions of, the Transaction Agreement, the Company, Charter, CCH II and A/N desire to amend and restate the Original Agreement in its entirety as set forth herein and to have effect from and after the Closing (as defined in the Transaction Agreement); and

WHEREAS, concurrently herewith, (i) Charter, Cox Enterprises, Inc., a Delaware corporation (“Cox Enterprises”), Cox and A/N are entering into the Stockholders Agreement, (ii) Charter, Cox Enterprises, Cox and A/N are entering into the Registration Rights Agreement, and (iii) the Company, Charter, CCH II, A/N, Cox and Cox Enterprises are entering into the Exchange Agreement, and such agreements are integral and critical to the willingness of the Company, the Charter Member, A/N and Cox to enter into this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement, the sufficiency of which is hereby acknowledged, the parties agree that the Original Agreement is hereby amended and restated in its entirety as follows and with effect from and after the Closing (as defined in the Transaction Agreement):

ARTICLE I – DEFINITIONS

SECTION 1.1      Definitions.

The following terms shall have the following meanings for purposes of this Agreement:

“704(c) Shortfall” has the meaning set forth in Section 5.3(b)(iii).

“Acquisition Loan” has the meaning set forth in Section 4.8(b)(i).

“Act” has the meaning set forth in the recitals.

“Activist Hedge Fund” means, as of any date of determination, any Person who has been identified as an activist investor on the most-recently available “SharkWatch 50” list or, in the event that the “SharkWatch 50” list is no longer published, on a substantially similar reputable published list of the most prominent activist investors regularly relied on or cited to by industry associations, public authorities or proxy advisors in the context of activism activities, or any controlled Affiliate of such Persons.

“Additional Asset Notice” has the meaning set forth in Section 4.8(a).

“Adjusted Capital Account” means, with respect to any Member, such Member’s Capital Account after giving effect to the following adjustments:

1.            Credit to such Capital Account any amounts which such Member is obligated to restore pursuant to any provision of this Agreement or under applicable Law or is deemed obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

2.            Debit to such Capital Account the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), and 1.704-1(b)(2)(ii)(d)(6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted and applied by the Manager consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year.

“Affiliate” means, with respect to any Person, any other Person, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with, such Person; it being understood that “control” or any correlative version thereof in this Agreement shall have the meaning ascribed thereto in Rule 12b-2 under the Exchange Act.  Notwithstanding anything to the contrary set forth in this Agreement, (a) Charter and its Subsidiaries shall not be deemed to be Affiliates of A/N or any of its Affiliates, (b) Charter and its Subsidiaries shall not be deemed to be Affiliates of Cox Enterprises or any of its Affiliates and (c) A/N and Cox and their respective Affiliates shall not be deemed to be Affiliates of Cox Enterprises or A/N or any of their respective Affiliates, respectively.

“AFSI” means “adjusted financial statement income” (within the meaning of Section 56A(c)(2)(D) of the Code).

“Agreement” has the meaning set forth in the preamble.

“A/N” has the meaning set forth in the preamble.

“A/N Party” has the meaning set forth in the Stockholders Agreement.

“A/N Repurchase Letter Agreement” means that certain letter agreement, dated as of August 19, 2026, by and among Charter, the Company and A/N.

“Approved A/N Transferee” means (a) any one or more A/N Parties or (b) any one or more bona fide financial institutions that routinely enter into, or have a business plan to routinely enter into, Equity Linked Financing and/or a Stand Alone Margin Loan (any such Person, a “Bona Fide Financial Institution”) (or an Affiliate of any such Person), other than any Activist Hedge Fund, provided that, following the occurrence of any event of default (however defined) under such Equity Linked Financing or Stand Alone Margin Loan, as applicable, nothing herein shall restrict an assignment or sale of participations by such financial institution party to such Equity Linked Financing or Stand Alone Margin Loan to any Bona Fide Financial Institution.

“Approved Cox Transferee” means (a) any one or more Cox Parties or (b) any one or more Bona Fide Financial Institutions (or an Affiliate of any such Person), other than any Activist Hedge Fund, provided that, following the occurrence of any event of default (however defined) under such Equity Linked Financing or Stand Alone Margin Loan, as applicable, nothing herein shall restrict an assignment or sale of participations by such financial institution party to such Equity Linked Financing or Stand Alone Margin Loan to any Bona Fide Financial Institution.

“Assumed Tax Rate” means, for each Fiscal Year (or portion thereof) during which A/N (or any A/N Party that is an individual or a “flow-through” entity for U.S. federal income tax purposes in which one or more individuals (directly or indirectly through one or more “flow-through” entities) hold equity interests) is a Member, the highest effective marginal income tax rate for a New York City resident individual (who is not materially participating in the operations of the Company within the meaning of Section 469 of the Code) for such Fiscal Year (giving effect to the deductibility of state and local taxes), in each case, applicable to the character of the net taxable income (e.g., capital gains, dividends and/or ordinary income) allocable to the relevant Member.  If A/N (or any A/N Party that is an individual or a “flow-through” entity for U.S. federal income tax purposes in which one or more individuals (directly or indirectly through one or more “flow-through” entities) hold equity interests) has ceased to be a Member, and the Charter Member and Cox are the sole Members, the Assumed Tax Rate shall mean, for each Fiscal Year (or portion thereof) commencing with the first full Fiscal Quarter in which A/N is no longer a Member, the highest effective marginal tax rate of either the Charter Member or Cox for such Fiscal Year (or portion thereof) (giving effect to the deductibility of state and local taxes) with respect to each character of net taxable income allocable to the relevant Member.  For the avoidance of doubt, only one Assumed Tax Rate shall be applicable for all Members in each Fiscal Year (or portion thereof) with respect to each character of net taxable income.  An example calculation of the Assumed Tax Rate (as applicable to ordinary income of the Members) is attached as Exhibit A.

“Bankruptcy Code” means Title 11 of the United States Code (11 U.S.C. § 101 et seq.), as amended.

“BBA Procedures” has the meaning set forth in Section 7.4(d).

“Board of Directors” means the Board of Directors of Charter.

“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to close.

“Cabot Acquiror” has the meaning set forth in the preamble.

“CAMT” means the corporate alternative minimum tax imposed under Sections 55 through 59 of the Code, and any Regulations or other official administrative guidance promulgated thereunder.

“CAMT Tax Liability” has the meaning set forth in Section 5.4(b)(i)(C).

“Cap” has the meaning set forth in the Stockholders Agreement.

“Capital Account” means, with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

1.            The Capital Account of each Member will be increased by:

(i)	any Capital Contributions made by such Member;

(ii)
allocations to such Member of Net Income (or items of income or gain) pursuant to Section 5.3(a) and any items in the nature of income or gain that are specially allocated to such Member pursuant to Section 5.3(c); and

(iii)	the amount of any Company liabilities assumed by such Member as provided in Regulations Section 1.704-1(b)(2)(iv)(c)(1).

2.            The Capital Account of each Member will be decreased by:

(i)	the amount of money and the Gross Asset Value of any property distributed to such Member by the Company in respect of such Member’s Membership Interest;

(ii)
allocations to the Member of any Net Loss (or items of loss or deduction) pursuant to Section 5.3(a) and any items in the nature of loss or deduction that are specially allocated to such Member pursuant to Section 5.3(c); and

(iii)	the amount of any liabilities of such Member assumed by the Company as provided in Regulations Section 1.704-1(b)(2)(iv)(c)(2).

The foregoing definition and other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Section 704(b) of the Code and the Regulations promulgated thereunder and shall be interpreted and applied by the Company and the Manager in a manner consistent with such Regulations.  The initial Capital Account of each Member as of the date of this Agreement is as set forth on Schedule I, and shall be adjusted from time to time in accordance with this definition.

“Capital Contribution” means, with respect to any Person, the amount of cash and the initial Gross Asset Value of any property (other than cash) contributed to the Company (determined in the aggregate with respect to the Contribution (as defined in the Transaction Agreement) and the NewCo Contributions, no later than fifteen (15) Business Days after each of the Closing Date and the NewCo Contribution Closing Date, as applicable) or any of its Subsidiaries by such Person (or its predecessors in interest) in respect of a Membership Interest.  If any Member pays any amount which gives rise to a tax deduction of the Company, such payment shall be treated as a Capital Contribution by the Member.

“Capital Contribution Closing Notice” has the meaning set forth in Section 4.8(b)(v)(B).

“Capital Contribution Notice” has the meaning set forth in Section 4.8(b)(v)(A).

“Capital Stock” means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (in each case however designated) stock issued by Charter.

“Cash Exchange Payment” has the meaning set forth in the Exchange Agreement.

“CCH Holding” has the meaning set forth in the preamble.

“CCH II” has the meaning set forth in the preamble.

“CEO” has the meaning set forth in Section 4.3(c).

“Certificate” has the meaning set forth in Section 2.1.

“Certificate of Designations” means the Certificate of Designations, dated as of August 19, 2026, to the Charter Certificate authorizing the Series A Preferred Stock, as it may be amended from time to time in accordance with its terms.

“Change of Control” means any (i) merger, consolidation or other business combination of Charter or the Company (or any of their respective Subsidiaries that alone or together represent all or substantially all of Charter’s or the Company’s consolidated business at that time) or any successor or other entity owning or holding substantially all of the assets of Charter or the Company and their respective Subsidiaries that results in the holders of Class A Common Stock (in the case of Charter) or the holders of Common Units (in the case of the Company) immediately before the consummation of such transaction, or a series of related transactions, holding, directly or indirectly, less than fifty percent (50%) of the equity or voting power of Charter or the Company (or any such Subsidiary or Subsidiaries) or any successor or other entity owning or holding substantially all of the assets of Charter or the Company and their respective Subsidiaries or the surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions; it being understood that such ownership shall be evaluated on a combined basis (i.e., on an as-converted, as-exchanged basis and without regard to any voting power or ownership limitation on A/N, Cox or their respective Affiliates) so that any ownership interest in the Charter Member shall be aggregated (without duplication) with any ownership interest in the Company or any such Subsidiary of Charter, any other member of the Charter Group or any such successor; (ii) transfer, in one or a series of related transactions, equity interests representing fifty percent (50%) or more of the equity or voting power of the Company or Charter (or any of their respective Subsidiaries that alone or together represent all or substantially all of Charter’s or the Company’s consolidated assets at that time) or any successor or other entity owning or holding substantially all of the consolidated assets of Charter and the Company and their respective Subsidiaries, taken as a whole, to a Person or Group (other than Charter or any of its Subsidiaries), or entitling such Person or Group to elect a majority of the board of directors or similar governing body of Charter or the Company (or such Subsidiary or Subsidiaries) or any such successor or other entity; it being understood that such ownership shall be evaluated on a combined basis (i.e., on an as-converted, as-exchanged basis and without regard to any voting power or ownership limitation on A/N, Cox or their respective Affiliates) so that any ownership interest in the Charter Member shall be aggregated (without duplication) with any ownership interest in the Company or any such Subsidiary of Charter or any such successor; or (iii) sale or other disposition in one or a series of related transactions of all or substantially all of the consolidated assets of Charter and the Company and their respective Subsidiaries.  Notwithstanding anything to the contrary contained herein, for purposes of determining whether a Change of Control has occurred, it shall be assumed that all Class B Common Units and Class C Common Units have been exchanged for shares of Class A Common Stock (or equity interests of any successor or other entity owning or holding substantially all of the assets of Charter and its Subsidiaries) immediately prior to any such merger, consolidation, other business combination or transfer and there is no limitation on the voting power or ownership limitation on A/N or its Affiliates or on Cox or its Affiliates.

“Charter” has the meaning set forth in the preamble.

“Charter Certificate” means the Second Amended and Restated Certificate of Incorporation of Charter, as it may be amended from time to time in accordance with its terms.

“Charter Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of March 18, 1999, by and among Charter Communications Operating LLC, as borrower, CCO Holdings LLC, as holdings, the lenders and issuing lenders from time to time party thereto and Bank of America, N.A., as administrative agent, as amended through Amendment No. 6, dated as of December 3, 2024, and as further amended, restated, amended and restated, supplemented, modified, extended, refinanced or replaced from time to time.

“Charter Group” means Charter and all Subsidiaries of Charter other than the Company and its Subsidiaries.

“Charter Initiated Tax Loan” means (i) any Tax Loan made in accordance with Section 5.4(b)(ii)(B) or Section 5.4(b)(ii)(G) (not including, for the avoidance of doubt, any Member Initiated Tax Loan made pursuant to Section 5.4(b)(ii)(F)) and (ii) any other Tax Loan that is not expressly referred to herein as a Member Initiated Tax Loan, which shall, in the case of each of the foregoing clauses (i) and (ii), be advanced pursuant to a Tax Loan Agreement.

“Charter Member” has the meaning set forth in the preamble.

“Chief Financial Officer” has the meaning set forth in Section 4.3(e).

“Chosen Courts” has the meaning set forth in Section 8.2.

“Class A Common Stock” means the Class A common stock, par value $0.001 per share, of Charter, or the common stock or other equity securities of a successor corporation or entity for which such common stock has been converted or exchanged.

“Class A Common Unit(s)” has the meaning set forth in Section 3.1(a).

“Class B Common Unit(s)” has the meaning set forth in Section 3.1(a).

“Class C Common Unit(s)” has the meaning set forth in Section 3.1(a).

“Close of Business” means 5:00 p.m., Eastern Time, on any Business Day.

“Closing Date” has the meaning set forth in the Transaction Agreement.

“Closing Price” means, with respect to any Trading Day, the official closing price per share of the Class A Common Stock on such day (but not including any “after hours” trading) on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collateral” has the meaning, with respect to any Tax Loan Agreement, set forth in such Tax Loan Agreement.

“Commission” means the U.S. Securities and Exchange Commission and any successor thereto.

“Common Annual Adjusted Taxable Income” means, with respect to each Member (or former Member) that held Common Units for each Fiscal Year (or portion thereof), the difference (but not less than zero) of (a) the total U.S. federal taxable income allocated to such Member (or former Member) with respect to its Common Units for such Fiscal Year (or portion thereof), minus (b) the cumulative U.S. federal taxable losses allocated on IRS Schedule K-1s (or as otherwise finally determined) to the Member (or former Member) with respect to such Common Units to the extent such prior losses are of a character that would permit such losses to be deducted against the U.S. federal taxable income of the Members (or former Members) for the current Fiscal Year and are not taken into account in a prior Fiscal Year pursuant to this clause (b); provided that, for the avoidance of doubt, such U.S. federal taxable income shall be computed taking into account any allocations of items of income, gain, loss or deduction under Section 704(c) of the Code (excluding adjustments to the amount of depreciation or amortization allocable to the Members (or former Members) under Section 704(c)(1)(C) of the Code resulting from a contribution to the Company), but without taking into account any special basis adjustment under Section 743 of the Code.

“Common Cumulative Assumed Tax Liability” means, with respect to each Member (or former Member) at any given time, the sum, over all Fiscal Years (or the portion of the Fiscal Year) up to such time, of the product of (a) the Common Annual Adjusted Taxable Income for such Fiscal Year or portion thereof, multiplied by (b) the Assumed Tax Rate for such Fiscal Year or portion thereof (applying, in each case, the tax rate applicable to the character of the net taxable income). Each Member’s (or former Member’s) Common Cumulative Assumed Tax Liability shall be appropriately adjusted by the Manager if at any time there is an audit adjustment or an amended return is filed by the Company, to reflect any adjustment to assumed taxes due, based on the Assumed Tax Rate for the affected periods.

“Common Excess Cumulative Tax Liability” means, with respect to each Member (or former Member) at any given time, the difference (but not less than zero) of (a) such Member’s (or former Member’s) Common Cumulative Assumed Tax Liability as of such time, minus (b) the total amount of all prior Common Tax Distributions made to such Member (or former Member) in respect of such Common Units, minus (c) the total amount of all prior Tax Loans made to such Member (or former Member) pursuant to Section 5.4(b)(ii)(B) (except to the extent such Tax Loan is repaid within two years after incurrence at a time when Charter reasonably expects to be able to repurchase sufficient shares of Class A Common Stock in the open market), minus (d) the total amount of all prior Tax Loans made to such Member (or former Member) pursuant to Section 5.4(b)(ii)(F) (other than any such Tax Loan incurred on or prior to December 31, 2027 to the extent that such Tax Loan is repaid within two years after incurrence at a time when Charter reasonably expects to be able to repurchase sufficient shares of Class A Common Stock in the open market), minus (e) the total amount of all prior Tax Loans made to such Member (or former Member) pursuant to Section 5.4(b)(ii)(G) (except to the extent such Tax Loan is repaid within two years after incurrence at a time when Charter reasonably expects to be able to repurchase sufficient shares of Class A Common Stock in the open market), minus (f) any Tax Loans that were waived by such Member (or former Member) pursuant to Section 5.4(b)(ii)(B) (other than any such waiver made on or prior to December 31, 2027), minus (g) all prior amounts distributed to such Member (or former Member) pursuant to a Pro-Rata Excess Redemption of such Member (or former Member) pursuant to Section 3.2(b)(iv) that is not waived by such Member (or former Member) pursuant to Section 5.4(b)(ii)(F), and minus (h) the portion of any Pro-Rata Excess Redemption that was waived by such Member (or former Member) pursuant to Section 5.4(b)(ii)(F) (except to the extent such Member (or former Member) received a Tax Loan in respect of such waived portion of the Pro-Rata Excess Redemption pursuant to Section 5.4(b)(ii)(F) and other than any such waiver made on or prior to December 31, 2027); provided that, notwithstanding anything to the contrary herein, no amount returned to the Company by a Member (or former Member) pursuant to Section 5.4(b)(ii)(G), and no amount in respect of which a Member (or former Member) waives a Charter Initiated Tax Loan pursuant to Section 5.4(b)(ii)(G), shall be treated as a waived Tax Loan or a Pro-Rata Excess Redemption or shall otherwise reduce such Member’s (or former Member’s) Common Excess Cumulative Tax Liability under any clause of this Section 5.4(a)(i)(C). For the avoidance of doubt, the Common Excess Cumulative Tax Liability amount shall not be reduced by any amount that is treated as a short-term loan that is issued pursuant to Section 5.4(b)(ii)(G) and is repaid prior to converting to a Tax Loan pursuant to Section 5.4(b)(ii)(G)(II).

“Common Per Unit Excess Cumulative Tax Liability” means, as of a given date, with respect to each Member (or former Member who held units during the relevant period), at any given time, the quotient of (a) such Member’s (or former Member’s) Common Excess Cumulative Tax Liability, divided by (b) the weighted average number of Common Units held by such Member (or former Member) from (x) the first day of the relevant Fiscal Year until the last day of the month prior to the immediately preceding month (e.g., April 30th with respect to a Tax Distribution for the second Fiscal Quarter) with respect to determinations under Section 5.4(b)(i)(A) and (y) the last day of the Fiscal Year with respect to determinations under Section 5.4(b)(i)(B).

“Common Per Unit Tax Distribution Amount” means, for each Fiscal Year (or portion thereof), the highest Common Per Unit Excess Cumulative Tax Liability of any Member (or former Member) that held Common Units during such Fiscal Year (or portion thereof), as of the end of such Fiscal Year (or portion thereof).

“Common Tax Distribution” means the aggregate amount of any distribution made to any Member (or former Member) in respect of such Member’s (or former Member’s) Common Units, pursuant to Section 5.4(b)(i).

“Common Units” means the Class A Common Units, the Class B Common Units and the Class C Common Units.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the same meaning as “partnership minimum gain” set forth in Regulations Sections 1.704-2(b)(2) and 1.704-2(d).  A Member’s share of Company Minimum Gain shall be computed in accordance with the provisions of Regulations Section 1.704-2(g).

“Company ROFO Acceptance Notice” has the meaning set forth in Section 6.5(b)(ii).

“Conversion Date” means, with respect to any Convertible Preferred Units to be converted pursuant to Section 3.3(a), Section 3.4(a) or automatically converted pursuant to Section 3.5(a), the date on which such Convertible Preferred Units and a duly signed and completed Conversion Notice is received by the Company or a Conversion Notice is deemed given by the holder of the Convertible Preferred Units.

“Conversion Notice” has the meaning set forth in Section 3.3(a).

“Conversion Price” means, as of any given time, the quotient of $100 divided by the Conversion Rate.

“Conversion Rate” means 0.209464, subject to adjustment as set forth in Section 3.3(c).

“Conversion Rate Adjustment Event” has the meaning set forth in Section 3.3(c)(xi).

“Convertible Preferred Annual Adjusted Taxable Income” means, with respect to each Member (or former Member) for each Fiscal Year (or portion thereof), the difference (but not less than zero) of (a) the total U.S. federal taxable income allocated to such Member (or former Member) with respect to its Convertible Preferred Units for such Fiscal Year (or portion thereof), minus (b) the cumulative U.S. federal taxable losses allocated on IRS Schedule K-1s (or as otherwise finally determined) to the Member (or former Member) with respect to such Convertible Preferred Units to the extent such prior losses are of a character that would permit such losses to be deducted against the U.S. federal taxable income of the Members (or former Members) for the current Fiscal Year and are not taken into account in a prior Fiscal Year pursuant to this clause (b); provided that, for the avoidance of doubt, such U.S. federal taxable income shall be computed taking into account any allocations of items of income, gain, loss or deduction under Section 704(c) of the Code (excluding adjustments to the amount of depreciation or amortization allocable to the Members (or former Members) under Section 704(c)(1)(C) of the Code resulting from a contribution to the Company), but without taking into account any special basis adjustment under Section 743 of the Code.

“Convertible Preferred Cumulative Assumed Tax Liability” means, with respect to each Member (or former Member) at any given time, the sum, over all Fiscal Years (or the portion of the Fiscal Year) up to such time, of the product of (a) the Convertible Preferred Annual Adjusted Taxable Income for such Fiscal Year or portion thereof, multiplied by (b) the Assumed Tax Rate for such Fiscal Year or portion thereof (applying, in each case, the tax rate applicable to the character of the net taxable income).  Each Member’s (or former Member’s) Convertible Preferred Cumulative Assumed Tax Liability shall be appropriately adjusted by the Manager if at any time there is an audit adjustment or an amended return is filed by the Company, to reflect any adjustment to assumed taxes due, based on the Assumed Tax Rate for the affected periods.

“Convertible Preferred Excess Cumulative Tax Liability” means, with respect to each Member (of former Member) at any given time, the difference (but not less than zero) of (a) such Member’s (or former Member’s) Convertible Preferred Cumulative Assumed Tax Liability as of such time, minus (b) the total amount of all prior distributions made to such Member (or former Member) in respect of such Convertible Preferred Units (including Preferred Tax Distributions).

“Convertible Preferred Per Unit Excess Cumulative Tax Liability” means, with respect to each Member holding (or former Member that held) Convertible Preferred Units at any given time, the quotient of (a) such Member’s (or former Member’s) Convertible Preferred Excess Cumulative Tax Liability, divided by (b) the weighted average number of Convertible Preferred Units held by such Member (or former Member) during the relevant Fiscal Year (or portion thereof).

“Convertible Preferred Per Unit Tax Distribution Amount” means, for each Fiscal Year (or portion thereof), the highest Convertible Preferred Per Unit Excess Cumulative Tax Liability of any Member (or former Member) that held Convertible Preferred Units during such Fiscal Year (or portion thereof), as of the end of such Fiscal Year (or portion thereof).

“Convertible Preferred Unallocated Yield” means, for any Taxable Period and with respect to any Convertible Preferred Unit, the amount equal to (a) the aggregate Convertible Preferred Yield accrued on such Convertible Preferred Unit through the last day of such Taxable Period, less (b) the cumulative amount of items of Company income or gain previously allocated by the Company pursuant to Section 5.3(c)(i)(H) with respect to such Convertible Preferred Unit.

“Convertible Preferred Unit(s)” has the meaning set forth in Section 3.1(a).

“Convertible Preferred Unit Certificate” means a certificate representing Convertible Preferred Units substantially in the form set forth in Exhibit B.

“Convertible Preferred Unit Distribution Payment Date” has the meaning set forth in Section 5.4(a)(i)(A).

“Convertible Preferred Unitholders” means the holders of record of the Convertible Preferred Units.

“Convertible Preferred Yield” means, with respect to any Convertible Preferred Unit, an amount equal to 6.875% per annum on an amount equal to the Liquidation Preference of such Convertible Preferred Unit (equivalent to $6.875 per annum on each Convertible Preferred Unit).  Such amount shall be determined on a daily basis computed on the basis of a 360-day year of twelve 30-day months (or actual days elapsed in a month in which a calculation is made if such calculation is made prior to the last day of such month), cumulative from the date hereof to the extent not distributed for any given distribution period pursuant to Section 5.4.  Notwithstanding the foregoing, distributions on the Convertible Preferred Units will accrue whether or not the terms and provisions of any agreement of the Company at any time prohibit the current payment of distributions, whether or not the Company has earnings, whether or not there are funds legally available for the payment of such distributions and whether or not such distributions are authorized or otherwise declared.  Accrued but unpaid distributions on the Convertible Preferred Units will accumulate as of the Convertible Preferred Unit Distribution Payment Date on which they first become payable or shall have been deemed to become due pursuant to Section 5.4(a)(i)(A).

“Covered Claim” has the meaning set forth in Section 4.6(a).

“Covered Person” means any past, present or future officer, director or employee of the Charter Member, the Company or its Subsidiaries or the Manager, Tax Matters Member, or any Affiliate of any of the foregoing (each, in their capacity as such).

“Covered Proceeding” has the meaning set forth in Section 4.6(b).

“Cox” has the meaning set forth in the preamble.

“Cox Enterprises” has the meaning set forth in the recitals.

“Cox Party” has the meaning set forth in the Stockholders Agreement.

“Cox Repurchase Letter Agreement” means that certain letter agreement, dated as of August 19, 2026, by and among Charter, the Company and Cox Enterprises.

“Creditor” has the meaning set forth in Section 4.8(b)(iii).

“Current Period Converted Units” has the meaning set forth in Section 5.3(c)(i)(I).

“Debt Instrument” means any note, bond, debenture, indenture, guarantee or other instrument or agreement evidencing any Indebtedness, whether existing at the date of this Agreement or thereafter created, incurred, assumed or guaranteed.

“Declined Pro-Rata Excess Redemption Amount” has the meaning set forth in Section 5.4(b)(ii)(F).

“Delisting Event” means the Class A Common Stock ceasing to be Publicly Traded for ninety (90) consecutive days or longer, other than as a result of an Insolvency Event or a Change of Control.

“Depreciation” means, for each Fiscal Year or other period for tax purposes, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such Fiscal Year or other period, except that (i) if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, and which difference is being eliminated by use of the “remedial allocation method” defined by Regulations Section 1.704-3(d), Depreciation with respect to such asset or portion thereof subject to such method for such Fiscal Year or other period shall be the amount of book basis recovered for such Fiscal Year or other period under the rules prescribed by Regulations Section 1.704-3(d)(2), and (ii) with respect to any other asset whose Gross Asset Value differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that, in the case of clause (ii) above, if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

“Distributed Property” has the meaning set forth in Section 3.3(c)(v).

“Electing Member” has the meaning set forth in Section 5.4(b)(ix).

“Equity Interest” has the meaning set forth in the Stockholders Agreement.

“Equity Linked Financing” has the meaning set forth in the Stockholders Agreement.

“ETD Repurchase Price” has the meaning set forth in Section 3.2(b)(iv).

“ETD Repurchase Shares” has the meaning set forth in Section 3.2(b)(iv).

“Exceeding Member” has the meaning set forth in Section 3.2(b)(iii).

“Excess Cash Contribution Transaction” has the meaning set forth in Section 4.8(b)(v).

“Excess Tax Distribution Amount” has the meaning set forth in Section 5.4(b)(ii).

“Exchange” has the meaning set forth in the Exchange Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, as amended, or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

“Exchange Agreement” means the Amended and Restated Exchange Agreement, dated as of the date hereof, among Charter, CCH II, the Company, A/N, Cox Enterprises, Cox, and such other holders of Class B Common Units and Class C Common Units of the Company from time to time party thereto, as such agreement may be amended from time to time in accordance with its terms.

“Expenses” has the meaning set forth in Section 4.6(a).

“Expiration Date” has the meaning set forth in Section 3.3(c)(vi).

“Expiration Time” has the meaning set forth in Section 3.3(c)(vi).

“Filing Date” has the meaning set forth in the recitals.

“Fiscal Quarter” means any fiscal quarter of a Fiscal Year.

“Fiscal Year” has the meaning set forth in Section 7.3.

“Fundamental Change” means a Change of Control, Delisting Event or Insolvency Event.

“Fundamental Change Class A Common Stock Price” means, (i) in connection with any Change of Control, the cash amount paid per share of Class A Common Stock if the holders of Class A Common Stock receive only cash in such Change of Control; or (ii) in connection with any other Fundamental Change, the VWAP of the Class A Common Stock over the three (3) Trading Days immediately preceding, but excluding, the effective date of such Fundamental Change.

“Government Entity” means any federal, state, local or foreign government, governmental subdivision, administrative body or other governmental or quasi-governmental agency, tribunal, court or other entity of competent jurisdiction.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

1.            The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of the contribution, as reasonably determined by the Manager.

2.            The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as reasonably determined by the Manager, as of the following times:

(i)           the acquisition of an additional Membership Interest in the Company after the date of this Agreement by an existing Member or new Member in exchange for more than a de minimis Capital Contribution, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(ii)          the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for a Membership Interest in the Company, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(iii)        the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)         the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a Member capacity, or by a new Member acting in a Member capacity or in anticipation of being a Member if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(v)          upon the conversion of Convertible Preferred Units pursuant to Section 3.3(a) or Section 3.4(a) applying Regulations Section 1.704-1(b)(2)(iv)(f), taking into account Regulations Section 1.704-1(b)(2)(iv)(s); and

(vi)         such other times as the Manager shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

3.            The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as reasonably determined by the Manager.

4.            The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Section 734(b) or 743(b) of the Code, but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (4) to the extent that the Manager reasonably determines that an adjustment pursuant to subparagraph (2) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (4).

5.            The Gross Asset Value of a Company asset shall be adjusted by the Depreciation, if any, taken into account by the Company with respect to computing Net Income or Net Loss.

For the purposes of this definition of “Gross Asset Value,” a determination by the Manager with respect to property contributed on the date hereof shall only be considered reasonable if and to the extent it is (a) consistent with the “Allocation” to such property as finally determined in accordance with Section 5.21(g) of the Transaction Agreement, or (b) if there is no such “Allocation” to such property, if (i) the Manager provides the determination in draft form and in sufficient detail (including any supporting documentation) to Cox reasonably in advance of any applicable filing or reporting due date (taking into account any applicable extensions) for Cox’s review and (ii) the Manager considers in good faith any of Cox’s or its tax advisor’s comments thereon; it being understood that in the case of the foregoing clause (ii), if the Manager and Cox are unable to reach agreement with respect to such determination, the Manager’s determination shall control.

“Group” means “group” within the meaning of Section 13(d)(3) of the Exchange Act.

“Hunter” has the meaning set forth in the preamble.

“Indebtedness” has the meaning assigned to such term in the Certificate of Designations.

“Initial Estimated Quarterly Tax Statement” has the meaning set forth in Section 7.2(a).

“Insight Blocker” has the meaning set forth in the preamble.

“Insolvency Event” means any of the following:

1.            an involuntary case shall be commenced against Charter, the Company or any of their respective Subsidiaries that accounts for all or substantially all of Charter’s or the Company’s consolidated revenues at that time (any such Subsidiary, a “Primary Subsidiary”) under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar Law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, trustee, custodian or other official having similar powers over Charter, the Company or any Primary Subsidiary shall have been entered; or there shall have occurred the involuntary appointment of an interim receiver, trustee or other custodian of Charter, the Company or any Primary Subsidiary, for all or substantially all of its property; and any such event described in this clause (a) shall continue for sixty (60) consecutive days without having been dismissed, vacated, bonded, discharged or pending appeal;

2.            Charter, the Company or any Primary Subsidiary shall commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar Law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such Law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or substantially all of its property; or

3.            Charter, the Company or any Primary Subsidiary shall make a general assignment for the benefit of creditors.

“Investor Party” has the meaning set forth in the Stockholders Agreement.

“IRS” means the United States Internal Revenue Service.

“Joinder Agreement” means a Joinder Agreement in the form attached as Exhibit C.

“Junior Units” means the Common Units and any other Units now existing, or authorized after, the date of this Agreement, other than the Series A Preferred Units, the Convertible Preferred Units, any Parity Units and any Senior Units.

“Law” means any applicable law, statute, ordinance, rule, regulation, code, Order, judgment, injunction or decree enacted, issued, promulgated, enforced or entered by a Government Entity or Self-Regulatory Organization (including, for the sake of clarity, any policy statement or interpretation that has the force of law with respect to any of the foregoing, and including common law).

“LBRD” means Liberty Broadband Corporation, a corporation incorporated in the State of Delaware on June 26, 2014 (which, for the avoidance of doubt, was merged with and into Fusion Merger Sub 1, LLC, a Delaware limited liability company, pursuant to the LBRD Merger Agreement).

“LBRD Certificate of Designations” means the Certificate of Designations of LBRD in respect of the LBRD Series A Preferred Stock filed with the Secretary of State of the State of Delaware on December 18, 2020.

“LBRD Dividend Payment Date” means any Dividend Payment Date (as defined, for purposes of this definition, in the LBRD Certificate of Designations) in respect of the LBRD Series A Preferred Stock.

“LBRD Merger” means the merger of Fusion Merger Sub 2, Inc., a Delaware corporation, with and into LBRD pursuant to the LBRD Merger Agreement.

“LBRD Merger Agreement” means that certain Agreement and Plan of Merger, dated as of November 12, 2024, by and among Charter and LBRD (among others), as may be amended from time to time.

“LBRD Merger Effective Time” means the effective time of the Certificate of Merger filed with the Secretary of State of the State of Delaware in connection with the LBRD Merger.

“LBRD Series A Preferred Stock” means the Series A Cumulative Redeemable Preferred Stock of LBRD authorized by the LBRD Certificate of Designations.

“LBRD Unpaid Dividends” means dividends accrued and unpaid on a share of LBRD Series A Preferred Stock prior to and as of the Series A Preferred Dividend Accrual Commencement Date that, in accordance with the provisions of the LBRD Certificate of Designations, have been added to the “Liquidation Price” (as defined, for purposes of this definition, in the LBRD Certificate of Designations) of a share of the LBRD Series A Preferred Stock, and which remained unpaid and a part of the “Liquidation Price” as of the LBRD Merger Effective Time.

“Liquidating Distribution” has the meaning set forth in Section 3.3(c)(v).

“Liquidation Preference” means $100 per Convertible Preferred Unit.

“Make-Whole Amount” means a number of shares of Class A Common Stock determined by reference to the table in Exhibit F, based upon the effective date of the Fundamental Change and the Fundamental Change Class A Common Stock Price.

If the exact Fundamental Change Class A Common Stock Price and effective date is not set forth in the table in Exhibit F, then:

(a)          if the Fundamental Change Class A Common Stock Price is between two Fundamental Change Class A Common Stock Prices in the table in Exhibit F and/or the effective date of the Fundamental Change is between two effective dates set forth in the table in Exhibit F, the Make-Whole Amount shall be determined by straight-line interpolation between the Make-Whole Amounts set forth for the higher and lower Fundamental Change Class A Common Stock Price and/or the earlier and later effective dates set forth in the table, as applicable, based on a 365-day year.

(b)          If the Fundamental Change Class A Common Stock Price is in excess of $2,000 (subject to adjustment at the same time and in the same manner as the Fundamental Change Class A Common Stock Prices pursuant to clause (d) of this definition of Make-Whole Amount) the Make-Whole Amount shall be zero.

(c)          If the Fundamental Change Class A Common Stock Price is less than $353.64 (subject to adjustment at the same time and in the same manner as the Fundamental Change Class A Common Stock Prices pursuant to clause (d) of this definition of Make-Whole Amount) the Make-Whole Amount shall be zero.

(d)          The Fundamental Change Class A Common Stock Prices set forth in the table in Exhibit F shall be adjusted as of any date on which the Conversion Rate is adjusted pursuant to Section 3.3(c).  The adjusted Fundamental Change Class A Common Stock Prices shall equal the Fundamental Change Class A Common Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately before the adjustment and the denominator of which is the adjusted Conversion Rate.  Each Make-Whole Amount set forth in the table shall be adjusted at the same time, in the same manner in which and for the same events for which the Conversion Rate is adjusted pursuant to Section 3.3(c).

“Manager” means Charter or any of its successors or permitted assigns, or any subsequent successor or permitted assign, in its capacity as the Manager.

“Member” means the Charter Member, A/N, Cox, and each other Person who is admitted hereafter as a Member in accordance with the terms of this Agreement, but only to the extent such Person has not ceased to be a Member pursuant to Section 6.1.  The Members shall comprise the “members” (as that term is defined and used in the Act) of the Company.  The Members shall constitute a single class or group of members for purposes of the Act.

“Member Initiated Tax Loan” has the meaning set forth in Section 5.4(b)(ii)(F).

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” set forth in Regulations Section 1.704-2(b)(4).

“Member Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” set forth in Regulations Sections 1.704-2(i)(1) and 1.704-2(i)(2).

“Membership Interest” means a Member’s ownership interest in the Company at the relevant time.

“Minimum Ownership Threshold” has the meaning set forth in Section 5.4(b)(ii)(F).

“Minimum Ownership Threshold Distribution Amount” has the meaning set forth in Section 5.4(b)(ii)(F).

“Minimum Tax Pool Amount” has the meaning set forth in Section 5.4(b)(ii).

“Minimum Tax Pool Redemption” has the meaning set forth in Section 5.4(b)(ii).

“Minimum Tax Pool Repurchase Suspension” has the meaning set forth in Section 5.4(b)(ii).

“NASDAQ” means the NASDAQ Global Select Market or any successor thereto.

“Net Income” and “Net Loss” means, for each Fiscal Year or other period, an amount equal to the Company’s taxable income or loss for such Fiscal Year or period, determined in accordance with Section 703(a) of the Code (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included in taxable income or loss) with the following adjustments:

1.            Any income of the Company that is exempt from federal income tax and to the extent not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss, shall be added to such income or loss;

2.            Any expenditures of the Company described in Section 705(a)(2)(B) of the Code or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and to the extent not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss, shall be subtracted from such taxable income or loss;

3.            In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (2) or (3) of the definition of Gross Asset Value in this Agreement, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

4.            Gain or loss resulting from any disposition of Company property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

5.            In lieu of depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year;

6.            To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

7.            Any items that are specially allocated pursuant to the provisions of Section 5.3(c) shall not be taken into account in computing Net Income or Net Loss.

“NewCo 2” has the meaning set forth in the preamble.

“NewCo 3” has the meaning set forth in the preamble.

“NewCo 4” has the meaning set forth in the preamble.

“NewCo 5” has the meaning set forth in the preamble.

“NewCo Contributed Property” has the meaning set forth in Section 7.4(e)(i).

“NewCo Contribution Agreement” means the Contribution Agreement, dated as of August 17, 2026, by and among the Company, Charter, NewCo 2, NewCo 3, NewCo 4 and NewCo 5.

“NewCo Contribution Closing Date” means the date of the closing of the contributions by NewCo 2, NewCo 3, NewCo 4 and NewCo 5 to the Company pursuant to the NewCo Contribution Agreement.

“NewCo Contributions” means the contributions by NewCo 2, NewCo 3, NewCo 4 and NewCo 5 to the Company pursuant to the NewCo Contribution Agreement.

“NewCo Subsidiaries” has the meaning set forth in Section 7.4(e)(i).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1) and 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Section 1.752-1(a)(2).

“Notice of Foreclosure” means a notice of foreclosure in a form agreed among the Company, A/N or Cox (as applicable) and the applicable financial institution to whom Class B Common Units, Class C Common Units or Convertible Preferred Units (as applicable) have been pledged in accordance with Section 3.5(c) or 3.5(d) of the Stockholders Agreement.

“NYSE” means The New York Stock Exchange and any successor thereto.

“Offered Preferred Units” has the meaning set forth in Section 6.5(b)(i).

“Officer” means each Person designated as an officer of the Company or of any of its Subsidiaries pursuant to and in accordance with the provisions of Section 4.3, subject to the determination of the Manager appointing such Person as an officer or relating to such appointment.

“Order” means any order, injunction, judgment, decree, writ or other enforcement action of a Government Entity.

“Original Agreement” has the meaning set forth in the recitals.

“Other Event” has the meaning set forth in Section 3.4(c)(ii).

“Other Jurisdiction” has the meaning set forth in Section 3.1(c)(i).

“Parity Units” means any Units (including the Convertible Preferred Units and the Series A Preferred Units) that expressly rank on a parity basis with the Series A Preferred Units or the Convertible Preferred Units, as applicable, as to the dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Pending Dividend Payment Date” has the meaning set forth in the definition of “Series A Preferred Dividend Accrual Commencement Date.”

“Per Unit Amount” has the meaning set forth in Section 3.3(b).

“Percentage Interest” means, with respect to any Member, the percentage obtained by dividing (a) the number of Common Units held by such Member by (b) the total number of Common Units of all classes then outstanding.  The initial Percentage Interest of each Member as of the date of this Agreement is as set forth on Schedule I, which may be amended from time to time.

“Person” means an individual, a corporation, a partnership, an association, a limited liability company, a joint venture, a Government Entity, a trust or other entity or organization.

“Pre-Amendment Code” has the meaning set forth in Section 7.4(c)(i).

“Preferred Accrued Distribution Amount” means, with respect to each Convertible Preferred Unit, the sum of: (i) the amount of the Convertible Preferred Yield on such Convertible Preferred Unit that has accumulated as described in the definition of Convertible Preferred Yield but has not yet been paid, plus (ii) with respect to each distribution to be paid or deemed to have become due pursuant to Section 5.4 on each Convertible Preferred Unit Distribution Payment Date, if such distribution is not paid by the next following Convertible Preferred Unit Distribution Payment Date, additional interest accruing at 8.875% per annum on the amount of such distribution for the period from and after such following Convertible Preferred Unit Distribution Payment Date until such time as such distribution has been paid.

“Preferred At the Market Offer” has the meaning set forth in Section 6.5(c)(iii).

“Preferred Other Offer” has the meaning set forth in Section 6.5(c)(iii).

“Preferred Private Placement Notice” has the meaning set forth in Section 6.5(c)(i).

“Preferred Private Placement Offering” means any widely distributed private placement offering of Convertible Preferred Units permitted by the Stockholders Agreement to qualified institutional buyers, including any such offering that includes a Shelf Registration (as defined in the Registration Rights Agreement) requested by Cox Enterprises of the shares of Class A Common Stock into which such Convertible Preferred Units are convertible following their Transfer to a third party.

“Preferred Private Placement Offering Period” has the meaning set forth in Section 6.5(c)(v).

“Preferred Private Placement ROFO Period” has the meaning set forth in Section 6.5(c)(ii).

“Preferred ROFO” has the meaning set forth in Section 6.5(a).

“Preferred ROFO Notice” has the meaning set forth in Section 6.5(b)(i).

“Preferred Tax Distribution” means any Tax Distribution made to any Member (or former Member) in respect of such Member’s (or former Member’s) Convertible Preferred Units or Series A Preferred Units, pursuant to Section 5.4(b)(i).

“Preferred Transferor” has the meaning set forth in Section 6.5(a).

“Preferred Updated Valuation” has the meaning set forth in Section 6.5(c)(ii).

“President” has the meaning set forth in Section 4.3(d).

“Primary Subsidiary” has the meaning set forth in the definition of “Insolvency Event.”

“Private Placement Preferred Units” has the meaning set forth in Section 6.5(c)(i).

“Pro-Rata Excess Redemption” has the meaning set forth in Section 5.4(b)(ii)(F).

“Proceeding” has the meaning set forth in Section 4.6(b).

“Publicly Traded” means (a) with respect to shares of Class A Common Stock, that such shares are traded on a U.S. national securities exchange or U.S. national securities market and (b) with respect to shares of Series A Preferred Stock, that such shares are traded on a U.S. national securities exchange or U.S. national securities market or quoted on the over-the-counter market.

“Quarterly Asset Notice” has the meaning set forth in Section 4.8(a).

“Rating Agency Condition” has the meaning set forth in the definition of “Waiver Limitation Conditions.”

“Recapitalization” has the meaning set forth in Section 3.3(c)(xiii)(A).

“Recapitalization Amendment” has the meaning set forth in Section 3.3(c)(xiii)(A).

“Record Date” means, with respect to any dividend, distribution or other transaction or event in which the holders of Class A Common Stock have the right to receive any cash, securities or other property or in which the Class A Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Reference Property” has the meaning set forth in Section 3.3(c)(xiii)(A).

“Registration Rights Agreement” means the Amended and Restated Registration Rights Agreement, dated as of the date hereof, by and among Charter, Cox Enterprises, Cox, A/N and the other parties from time to time party thereto, as such agreement may be amended from time to time in accordance with its terms.

“Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 5.3(c)(i)(J).

“Repurchase Suspension” has the meaning set forth in Section 5.4(b)(ii)(G).

“Repurchase Suspension Outside Date” has the meaning set forth in Section 5.4(b)(ii)(G).

“Response Deadline” has the meaning set forth in Section 5.4(b)(ii)(F).

“Response Notice” has the meaning set forth in Section 5.4(b)(ii)(G).

“ROFO Closing” has the meaning set forth in Section 6.5(b)(iii).

“ROFO Covered Transfer” has the meaning set forth in Section 6.5(a).

“ROFO Specified Price” has the meaning set forth in Section 6.5(b)(i).

“Rule 16b-3” has the meaning set forth in the Stockholders Agreement.

“Secretary” has the meaning set forth in Section 4.3(g)(i).

“Self-Regulatory Organization” means NASDAQ, the NYSE, any national securities exchange (as defined in the Exchange Act), any other securities exchange, futures exchange, contract market, or other exchange or similar self-regulatory body or organization.

“Senior Units” means any Units that expressly rank senior to the Series A Preferred Units and have preference or priority over the Series A Preferred Units as to dividend rights, rights of redemption and rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company.

“Series A Preferred Annual Adjusted Taxable Income” means, with respect to each Member (or former Member) for each Fiscal Year (or portion thereof), the difference (but not less than zero) of (a) the total U.S. federal taxable income allocated to such Member (or former Member) with respect to its Series A Preferred Units for such Fiscal Year (or portion thereof), minus (b) the cumulative U.S. federal taxable losses allocated on IRS Schedule K-1s (or as otherwise finally determined) to the Member (or former Member) with respect to such Series A Preferred Units to the extent such prior losses are of a character that would permit such losses to be deducted against the U.S. federal taxable income of the Members (or former Members) for the current Fiscal Year and are not taken into account in a prior Fiscal Year pursuant to this clause (b); provided that, for the avoidance of doubt, such U.S. federal taxable income shall be computed taking into account any allocations of items of income, gain, loss or deduction under Section 704(c) of the Code (excluding adjustments to the amount of depreciation or amortization allocable to the Members (or former Members) under Section 704(c)(1)(C) of the Code resulting from a contribution to the Company), but without taking into account any special basis adjustment under Section 743 of the Code.

“Series A Preferred Cumulative Assumed Tax Liability” means, with respect to each Member (or former Member) at any given time, the sum, over all Fiscal Years (or the portion of the Fiscal Year) up to such time, of the product of (a) the Series A Preferred Annual Adjusted Taxable Income for such Fiscal Year or portion thereof, multiplied by (b) the Assumed Tax Rate for such Fiscal Year or portion thereof (applying, in each case, the tax rate applicable to the character of the net taxable income).  Each Member’s (or former Member’s) Series A Preferred Cumulative Assumed Tax Liability shall be appropriately adjusted by the Manager if at any time there is an audit adjustment or an amended return is filed by the Company, to reflect any adjustment to assumed taxes due, based on the Assumed Tax Rate for the affected periods.

“Series A Preferred Dividend Accrual Commencement Date” means the LBRD Dividend Payment Date immediately preceding the LBRD Merger Effective Time; provided, however, that in the event that the board of directors of LBRD shall have declared a dividend payable on the LBRD Series A Preferred Stock in accordance with Section 2 of the LBRD Certificate of Designations and the LBRD Dividend Payment Date therefor (the “Pending Dividend Payment Date”) shall not have occurred prior to the LBRD Merger Effective Time and the record date therefor shall have occurred prior to the LBRD Merger Effective Time, then the Series A Preferred Dividend Accrual Commencement Date shall mean the Pending Dividend Payment Date.  The date that is the Series A Preferred Dividend Accrual Commencement Date shall be filed with the books and records of the Company.

“Series A Preferred Dividend Amount” means, for any Series A Preferred Dividend Payment Date, the amount accrued and payable by the Company as a dividend per Series A Preferred Unit, as determined pursuant to Section 5.4(a)(i)(B)(I) (and as such amount is subject to adjustment from time to time pursuant to Section 5.4(a)(i)(B)(II) and Section 5.4(a)(i)(B)(III)).

“Series A Preferred Dividend Default” has the meaning set forth in Section 5.4(a)(i)(B)(II).

“Series A Preferred Dividend Payment Date” means January 15, April 15, July 15 and October 15 of each year, commencing on the first such date following the Series A Preferred Dividend Accrual Commencement Date.

“Series A Preferred Dividend Period” means the period from and including the Series A Preferred Dividend Accrual Commencement Date to (but not including) the first Series A Preferred Dividend Payment Date and each three (3) month period from and including the Series A Preferred Dividend Payment Date for the preceding Series A Preferred Dividend Period to (but not including) the Series A Preferred Dividend Payment Date for such Series A Preferred Dividend Period.

“Series A Preferred Dividend Rate” means the dividend rate accruing on the Series A Preferred Units, as applicable from time to time pursuant to Section 5.4(a)(i)(B).

“Series A Preferred Excess Cumulative Tax Liability” means, with respect to each Member holding (or former Member who held) Series A Preferred Units at any given time, the difference (but not less than zero) of (a) such Member’s (or former Member’s) Series A Preferred Cumulative Assumed Tax Liability as of such time, minus (b) the total amount of all prior distributions made to such Member (or former Member) in respect of such Series A Preferred Units (including Preferred Tax Distributions).

“Series A Preferred Liquidation Price” measured per Series A Preferred Unit as of any date of determination means the sum of (i) $25, plus (ii) an amount equal to any unpaid dividends (whether or not declared) accrued with respect to such Series A Preferred Unit which pursuant to Section 5.4(a)(i)(B)(V) have been added to and then remain part of the Series A Preferred Liquidation Price as of such date plus (iii) an amount equal to any LBRD Unpaid Dividends which remain part of the Series A Preferred Liquidation Price as of such date.

“Series A Preferred Listing Default” has the meaning set forth in Section 5.4(a)(i)(B)(III).

“Series A Preferred Penalty Rate” means the Series A Preferred Stated Rate plus two percent (2.00%) per annum of the Series A Preferred Liquidation Price of each share of Series A Preferred Stock.

“Series A Preferred Per Unit Excess Cumulative Tax Liability” means, with respect to each Member holding (or former Member who held) Series A Preferred Units at any given time, the quotient of (a) such Member’s (or former Member’s) Series A Preferred Excess Cumulative Tax Liability, divided by (b) the weighted average number of Series A Preferred Units held by such Member (or former Member) during the relevant Fiscal Year (or portion thereof).

“Series A Preferred Per Unit Tax Distribution Amount” means, for each Fiscal Year (or portion thereof), the highest Series A Preferred Per Unit Excess Cumulative Tax Liability of any Member (or former Member) who held Series A Preferred Units during such Fiscal Year (or portion thereof), as of the end of such Fiscal Year (or portion thereof).

“Series A Preferred Record Date” for the dividends payable on any Series A Preferred Dividend Payment Date means the date fifteen (15) days immediately preceding such Series A Preferred Dividend Payment Date; provided that, if such date is not a Business Day, the record date shall be the next succeeding Business Day after such date.

“Series A Preferred Redemption Date” as to all Series A Preferred Units means (i) the Series A Preferred Scheduled Redemption Date and (ii) any date following the Series A Preferred Scheduled Redemption Date on which Series A Preferred Units are redeemed pursuant to Section 3.6(b).

“Series A Preferred Redemption Price” means the Series A Preferred Liquidation Price plus all unpaid dividends (whether or not declared) accrued from the most recent Series A Preferred Dividend Payment Date through the Series A Preferred Redemption Date.

“Series A Preferred Scheduled Redemption Date” means the first (1st) Business Day following March 8, 2039.

“Series A Preferred Stated Rate” means seven percent (7.00%) per annum of the Series A Preferred Liquidation Price of each Series A Preferred Unit.

“Series A Preferred Stock” means the Series A cumulative redeemable preferred stock, par value $0.001 per share, of Charter, or the preferred stock or other equity securities of a successor corporation or entity for which such preferred stock has been converted or exchanged in a manner that is not inconsistent with this Agreement.

“Series A Preferred Unit(s)” has the meaning set forth in Section 3.1(a).

“Shortfall Amount” has the meaning set forth in Section 5.4(b)(ii)(A).

“Specified Documents” means this Agreement, the Exchange Agreement, the Stockholders Agreement, the A/N Repurchase Letter Agreement, the Cox Repurchase Letter Agreement, the Registration Rights Agreement, the Tax Receivables Agreement and the Charter Certificate.

“Spin-Off” has the meaning set forth in Section 3.3(c)(iii).

“Stand Alone Margin Loan” has the meaning set forth in the Stockholders Agreement.

“Stockholders Agreement” means the Third Amended and Restated Stockholders Agreement, dated as of the date hereof, by and among Charter, A/N, Cox Enterprises and Cox, as such agreement may be amended from time to time in accordance with its terms.

“Subsidiary” means, with respect to any Person, any other Person of which (i) a majority of the outstanding share capital, voting securities or other equity interests are owned, directly or indirectly, by such first Person and/or any other Subsidiary of such first Person or (ii) such first Person and/or any other Subsidiary of such first Person is entitled, directly or indirectly, to appoint a majority of the board of directors or comparable body of such Person.

“Target Capital Account” means, for each Member, the amount that would be distributed to such Member if, on the last day of the Taxable Period, (a) the assets of the Company, including cash, were sold for cash equal to their respective Gross Asset Values, taking into account any adjustments thereto for such Taxable Period, (b) all Company liabilities were satisfied according to their terms (limited, with respect to any nonrecourse liability, to the Gross Asset Value of the property securing such nonrecourse liability), and (c) the Company were to distribute the remaining proceeds from the sale pursuant to Section 6.2(c)(ii) and (iii), minus the sum of (1) the Member’s share of Company Minimum Gain and Member Minimum Gain, and (2) the amount, if any, that such Member is obligated (or deemed obligated) to contribute, in its capacity as a Member, to the Company; computed immediately prior to the hypothetical sale of assets.

“Tax Distribution” means the aggregate amount of any distribution made to any Member (or former Member) pursuant to Section 5.4(b)(i).

“Tax Distribution Conditions” means, with respect to any Tax Distribution or Tax Loan, that (i) the Company and its Subsidiaries, taken as a whole, have access to funds readily available to them therefor (for the avoidance of doubt, without having to incur any indebtedness, other than under the revolving credit facility under the Charter Credit Agreement), (ii) such Tax Distribution or Tax Loan would not materially impair the ability of Charter and its Subsidiaries, taken as a whole, to maintain sufficient funds for working capital, capital expenditures, debt service, and the establishment of reasonable reserves (as reasonably determined by Charter in good faith), (iii) such Tax Distribution or Tax Loan, and any intercompany loan or distribution reasonably necessary to facilitate such Tax Distribution or Tax Loan (as reasonably determined by Charter in good faith), would not be prohibited by any credit facility or other agreement governing indebtedness for which Charter or any of its Subsidiaries are liable (including as a guarantor) or that is secured by any of their assets, provided that, Charter or its applicable Subsidiaries shall have used commercially reasonable efforts to obtain terms under such credit facility or other agreement at the time such agreement was initially entered into (and thereafter at the time of any material written amendment, modification or waiver thereto) that would (A) permit the payment of all Tax Distributions and Tax Loans provided for under this Agreement and (B) if permitting all Tax Distributions and Tax Loans was not available, maximize the amount of Tax Distributions or Tax Loans provided for under this Agreement that would be permissible, (iv) such Tax Distribution or Tax Loan would not reasonably be expected to have a material adverse effect on the financial condition, operations, business or property of Charter or any of its Subsidiaries, any applicable law, rule or regulation, and (v) there shall not have been any change in Law that would cause the making of such Tax Distribution or Tax Loan to result in any materially adverse tax consequence for Charter and its Subsidiaries, taken as a whole (as reasonably determined by Charter in good faith).

“Tax Distribution Repurchased Units” has the meaning set forth in Section 3.2(b)(iv).

“Tax Loan” has the meaning set forth in Section 5.4(b)(ii)(B).

“Tax Loan Agreement” has the meaning set forth in Section 5.4(b)(ii)(C).

“Tax Loan Borrower” has the meaning set forth in Section 5.4(b)(ii)(B).

“Tax Loan Lender” has the meaning set forth in Section 5.4(b)(ii)(B).

“Tax Matters Member” has the meaning set forth in Section 7.4(c)(i).

“Tax Receivables Agreement” means the Amended and Restated Tax Receivables Agreement, dated as of the date hereof, by and among A/N, Cox, Charter and CCH II, as such agreement may be amended from time to time in accordance with its terms.

“Taxable Period” means (i) the period commencing on January 1, 2026 and ending on December 31, 2026, (ii) any Fiscal Year commencing after December 31, 2026, or (iii) any portion of the period described in the foregoing clause (i) or (ii) for which the Company is required to allocate Net Income, Net Losses and other items of Company income, gain, loss or deduction pursuant to Section 5.3.

“Term SOFR” has the meaning assigned to such term in the Charter Credit Agreement and, for the avoidance of doubt, shall include any successor or replacement rate determined in accordance with the terms thereof.

“Trading Day” means any Business Day on which the Class A Common Stock is traded, or able to be traded, on the principal national securities exchange on which the Class A Common Stock is listed or admitted to trading.

“Transaction Agreement” means the Transaction Agreement, dated as of May 16, 2025, by and among the Company, Charter, Cox Enterprises and the other parties thereto (as amended from time to time in accordance with its terms).

“Transfer” means, with respect to any Units, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Units or any participation or interest therein, whether directly or indirectly, or, when used in Section 6.5, enter into any binding agreement to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation or other transfer of such Units or any participation or interest therein, or, when used in Section 6.5, any binding agreement to do any of the foregoing, including in each case through the Transfer of any interest in any Person holding such Units or any interest in such Person.  Notwithstanding anything to the contrary in this Agreement, no Transfer of Class A Common Stock or any other interest in Charter shall be deemed to constitute a Transfer of Class A Common Units. For the avoidance of doubt, (a) an assignment or sale of participations by a financial institution party to an Equity Linked Financing or Stand Alone Margin Loan shall, whether or not consented to by Cox or A/N, constitute a Transfer permitted by Cox or A/N, as applicable, and (b) a pledge of any Common Units or Convertible Preferred Unit by an A/N Party or Cox Party to Charter or any of its Subsidiaries as Collateral for a Tax Loan Agreement or any redemption thereof in the exercise of remedies of the Tax Loan Lender pursuant to such Tax Loan Agreement will not be deemed a Transfer.

“Transfer Agent” means the bank, trust company or other Person that may be appointed from time to time by the Company to act as registrar and transfer agent for the Convertible Preferred Units.

“Trigger Event” has the meaning set forth in Section 3.3(c)(vii).

“Units” has the meaning set forth in Section 3.1(a).

“Unused Common Tax Distribution” has the meaning set forth in Section 5.4(b)(ii)(G).

“VWAP” means, for any specified period, with respect to any class of stock, a price per share equal to the volume-weighted average of the trading prices of such class of stock, as reported by Bloomberg L.P. (with respect to the Class A Common Stock, on the screen entitled “CHTR <EQUITY> AQR SEC” or its equivalent successor if such page is not available) for such period (without regard to pre-open or after hours trading outside of any regular trading session during such period).

“Waiver Limitation Conditions” means, with respect to any Tax Distribution or Tax Loan, that (i) the payment of such Tax Distribution or making of such Tax Loan would not reasonably be expected to cause Charter or any of its Subsidiaries to suffer a negative ratings action (i.e., change in outlook, ratings watch or change in rating) with respect to itself or any of its Indebtedness, as determined by Charter in its sole discretion (this clause (i), the “Rating Agency Condition”), and (ii) Charter shall not be in possession of any material non-public information or subject to any other limitation under law that would prevent it or its Subsidiaries from repurchasing Class A Common Stock in the open market at or immediately following the time of such proposed Tax Distribution or Tax Loan, as determined by Charter in its sole discretion.

SECTION 1.2       Terms Generally.

(a)          Numbers.  The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined.

(b)          Gender.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(c)          Including.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”

(d)          Exclusivity. The terms “either” and “or” are not exclusive.

(e)          Extent.  The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if.”

(f)           Calculation of Time Period.  When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.  If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

(g)          Dollars.  Any reference in this Agreement to “dollars” or “$” shall mean the lawful currency of the United States of America.

(h)          Headings.  The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement.  All references to “Sections” and “Articles” shall refer to Sections and Articles of this Agreement unless otherwise specified.

(i)           Exhibits.  The exhibits to this Agreement are hereby incorporated and made a part of this Agreement and are an integral part of this Agreement.  All exhibits annexed hereto or referred to in this Agreement are hereby incorporated in and made a part of this Agreement as if set forth in full in this Agreement.  Any capitalized terms used in any exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

(j)           Negotiation.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(k)          Financial Institution.  A reference to “financial institution” includes, but is not limited to, any bank, savings and loan association, savings bank, thrift institution, credit union, insurance company, reinsurance company, broker-dealer, investment bank, securities firm, mutual fund, hedge fund, private equity fund, private credit fund, pension fund, sovereign wealth fund, registered investment company, swap dealer, major swap participant, security-based swap dealer, major security-based swap participant, government-sponsored enterprise, finance company, financial holding company, bank holding company, any other entity primarily engaged in the business of banking, lending, investing, underwriting, brokerage, asset management, custody, payment processing, money transmission, financial advisory, financial data services, factoring, leasing or insurance, any Government Entity or instrumentality thereof acting in a financial or monetary capacity, or any other Person that is organized, chartered, licensed, registered or regulated as a financial institution under the Laws of any jurisdiction, in each case, whether domestic or foreign.

ARTICLE II – GENERAL PROVISIONS

SECTION 2.1      Formation.  The Company was organized as a Delaware limited liability company by the execution and filing of a Certificate of Formation on the Filing Date with the Secretary of State of the State of Delaware (as amended from time to time, the “Certificate”), under and pursuant to the Act by an “authorized person” within the meaning of the Act, which filing is hereby authorized, approved, ratified and confirmed in all respects.  The rights, powers, duties, obligations and liabilities of the Members shall be determined pursuant to the Act and this Agreement.  To the extent that the rights, powers, duties, obligations and liabilities of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

SECTION 2.2      Name.  The name of the Company is “Charter Communications Holdings, LLC,” and all Company business shall be conducted in that name or in such other names that comply with applicable Law as the Manager may select from time to time.

SECTION 2.3      Term.  The term of the Company commenced on the Filing Date and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Section 6.2.

SECTION 2.4       Purpose; Powers.

(a)          General Powers.  The nature of the business or purposes to be conducted or promoted by the Company is to engage in any act or activity which may be lawfully conducted by a limited liability company under the Act.  The Company may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing, subject to the foregoing.  Notwithstanding anything in this Agreement to the contrary, nothing set forth in this Agreement shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by Law to a limited liability company organized under the Laws of the State of Delaware.

(b)          Company Action.  Subject to the provisions of this Agreement, except as prohibited by applicable Law, (i) the Company may, with the approval of the Manager, enter into and perform any and all documents, agreements and instruments contemplated by such approval, all without any further act, vote or approval of any other Member and (ii) the Manager may authorize any Person (including any other Member or Officer) to enter into and perform any document on behalf of the Company.

SECTION 2.5      Registered Office; Registered Agent; Principal Office; Other Offices.  The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by Law.  The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Manager may designate from time to time in the manner provided by Law.  The principal office of the Company shall be at such place as the Manager may designate from time to time, which need not be in the State of Delaware, and the Company shall maintain records at such place.  The Company may have such other offices as the Manager may designate from time to time.

SECTION 2.6      No State-Law Partnership.  The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Officer shall be a partner or joint venturer of any other Member or Officer by virtue of this Agreement, for any purposes other than as set forth in the following sentence, and this Agreement shall not be construed to the contrary.  The Members intend that the Company shall be treated as a partnership for federal, state or local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment.

ARTICLE III – UNITS

SECTION 3.1      Authorized Units; Certificates; Article 8 Opt-in.

(a)           Authorized Units.  The only interests in the Company shall be units (“Units”).  The total number of Units that the Company shall have authority to issue shall be determined by the Manager.  The Units shall be initially designated as (a) Class A Common Units having the rights, preferences, privileges and restrictions set forth in this Agreement (each, a “Class A Common Unit,” and collectively, the “Class A Common Units”), (b) Class B Common Units having the rights, preferences, privileges and restrictions set forth in this Agreement (each, a “Class B Common Unit,” and collectively, the “Class B Common Units”), (c) Class C Common Units having the rights, preferences, privileges and restrictions set forth in this Agreement (each, a “Class C Common Unit,” and collectively, the “Class C Common Units”), (d) Series A Preferred Units having the rights, preferences, privileges and restrictions set forth in this Agreement (each, a “Series A Preferred Unit,” and collectively, the “Series A Preferred Units”), and (e) Convertible Preferred Units having the rights, preferences, privileges and restrictions (which, subject to Section 4.2(b) and without prejudice to Cox Enterprises’ rights under the Stockholders Agreement, may be junior to, equivalent to or senior to any existing or future class or series of Units) set forth in this Agreement (each, a “Convertible Preferred Unit,” and collectively, the “Convertible Preferred Units”).  In addition to the foregoing, but subject to the third sentence of Section 4.2(b) of this Agreement and, subject to Section 4.8, Section 2.3(a) of the Exchange Agreement and without prejudice to A/N’s and Cox Enterprises’ rights under the Stockholders Agreement, the Manager is hereby expressly authorized to take any action to create any class of Units that was not previously outstanding, designated or authorized, each having such relative rights, preferences, privileges, restrictions, and interests in profits, losses, allocations and distributions of the Company, including Units to be issued to directors and/or employees of Charter, the Company or their respective Subsidiaries for compensation purposes, as may be determined by the Manager with no further action required by the Members. This Agreement shall be amended by the Manager in order to document such new classes of Units and their rights, preferences, privileges and restrictions and interests in profits, losses, allocations and distributions of the Company, in each case, with no further action required by the Members.   Class B Common Units and Class C Common Units automatically shall be convertible only into Class A Common Units on a one-for-one basis as specified in Section 3.2. The Company may only issue Class A Common Units and Series A Preferred Units to members of the Charter Group. The initial holdings of Units shall be as set forth on Schedule I.

(b)          Convertible Preferred Unit Certificates.

(i)          At the request of a Convertible Preferred Unitholder, the Company shall issue or cause to be issued to such Convertible Preferred Unitholder one or more duly executed Convertible Preferred Unit Certificates duly countersigned by and registered on the books of the Company, in the form attached hereto as Exhibit B in the name of and in such denominations requested by the requesting Convertible Preferred Unitholder evidencing the Convertible Preferred Units held by such Convertible Preferred Unitholder.

(ii)         If any mutilated original Convertible Preferred Unit Certificate is surrendered to the Transfer Agent, the appropriate Officers on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver in exchange therefor, a new Convertible Preferred Unit Certificate evidencing the same number of such Convertible Preferred Units so surrendered. In addition, the Transfer Agent and the appropriate Officers on behalf of the Company shall execute and the Transfer Agent shall countersign and deliver, a new Convertible Preferred Unit Certificate in place of any Convertible Preferred Unit Certificate previously issued if the record holder of the Units evidenced by the Convertible Preferred Unit Certificate (i) provides proof by affidavit, in form and substance satisfactory to the Company and the Transfer Agent (if any), that a previously issued Convertible Preferred Unit Certificate has been lost, destroyed or stolen; (ii) requests the issuance of a new Convertible Preferred Unit Certificate before the Company has notice that the Convertible Preferred Unit Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim; (iii) if requested by the Company or the Transfer Agent (if any), delivers to the Company a bond, in form and substance satisfactory to the Company and the Transfer Agent (if any) with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of Convertible Preferred Unit Certificate; and (iv) satisfies any other reasonable requirements imposed by the Company or the Transfer Agent (if any).  If a transfer of Convertible Preferred Units evidenced by a lost, stolen or destroyed Convertible Preferred Unit Certificate is registered before the Transfer Agent receives notification in writing from the record holder of such loss, destruction or theft, the record holder shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Convertible Preferred Unit Certificate.

(c)           Article 8 Opt-in; Certificates.

(i)          Each Unit shall constitute a “security” within the meaning of, and be governed by, (A) Article 8 of the Uniform Commercial Code (including Section 8-102(a)(15) thereof) as in effect from time to time in the State of Delaware, and (B) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction (an “Other Jurisdiction”) that now or hereafter substantially includes the 1994 revisions to Article 8 thereof as adopted by the American Law Institute and the National Conference of Commissioners on Uniform State Laws and approved by the American Bar Association on February 14, 1995 and the Company hereby “opts-in” to such provisions for the purpose of the Uniform Commercial Code.

(ii)         The Company shall maintain books for the purposes of registering the transfer of Units.

(iii)        Each Unit will be uncertificated and the delivery thereof shall be made by book entry; provided that at a Convertible Preferred Unitholder’s option, its Convertible Preferred Units shall be as set forth in Section 3.1(b) of this Agreement.

(iv)        To the extent any provision of this Agreement is inconsistent with any non-waivable provision of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware or any Other Jurisdiction, the provisions of Article 8 of the Uniform Commercial Code as in effect in the State of Delaware or such Other Jurisdiction, as applicable, shall control.

SECTION 3.2      Capital Structure of the Company and Charter.

(a)          Issuance of Class A Common Units.  If upon the issuance by Charter of any shares of Class A Common Stock, Charter and one or both of A/N and/or Cox agree that Charter shall transfer the net proceeds of such issuance directly to A/N, Cox or both (as applicable) in exchange for a number of Class B Common Units and/or Class C Common Units (as applicable) equal in the aggregate to the number of shares of Class A Common Stock to which such net proceeds relate, as provided in Section 2.3(b) of the Exchange Agreement, the Class B Common Units and/or Class C Common Units (as applicable) so acquired by Charter automatically shall be converted, without any action on the part of any Person, including the holder thereof, into an equal number of Class A Common Units, and the Class B Common Units and/or Class C Common Units (as applicable) so exchanged shall thereby cease to exist.  If Charter and each of A/N and Cox have agreed for A/N and Cox to receive the net proceeds of such issuance directly, Charter shall transfer such net proceeds to A/N and Cox pro rata in accordance with their respective Percentage Interests at the time of such issuance, unless otherwise agreed between Charter, A/N and Cox.  In such event, subject to Section 4.8, Charter and the Company shall take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and the Company.

(b)          Redemption of Common Units.  Notwithstanding anything to the contrary herein or in the Exchange Agreement:

(i)           Subject to Section 4.8, the Manager, in its sole discretion, may (A) cause the Company to distribute to any member of the Charter Group all of the stock of any wholly owned Subsidiary of the Company, in redemption of Class A Common Units held by the Charter Member, provided that, as soon as reasonably practicable following such transfer, a member of the Charter Group shall contribute all of the assets and liabilities of such Subsidiary to the Company in consideration of the issuance of an equal number of Class A Common Units to such contributing member of the Charter Group; or (B) cause the Company to distribute to any member of the Charter Group an amount of cash in redemption of Class A Common Units held by the Charter Member in order to finance acquisitions by the Charter Group, provided that, as soon as reasonably practicable following such distribution (but subject to Section 4.8), a member of the Charter Group shall contribute the acquired assets and related liabilities (or, alternatively, the assets and related liabilities of an acquired entity) to the Company in consideration of the issuance of an equal number of Class A Common Units to such contributing member of the Charter Group.  Subject to Section 4.8, Charter and the Company shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and the Company.

(ii)          Subject to Section 3.2(b)(iii) and Section 4.8(a), in connection with any repurchase, redemption or other acquisition of shares of Class A Common Stock by any member of the Charter Group, the Manager shall cause the Company to make a distribution to the Charter Member in redemption of a number of Class A Common Units held by such member of the Charter Group equal to the number of shares of Class A Common Stock to be repurchased, redeemed or otherwise acquired and at the price per Class A Common Unit equal to the price that will be or is required to be paid per share of Class A Common Stock in such repurchase, redemption or other acquisition; provided that, immediately following repurchase, redemption or other acquisition, neither A/N’s nor Cox Enterprises’ respective Equity Interest shall exceed the applicable Cap.  In such event, subject to Section 4.8, Charter and the Company shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and the Company.

(iii)         To the extent A/N’s or Cox Enterprises’ respective Equity Interest would equal or exceed the applicable Cap (as applicable, the “Exceeding Member”) as a result of any repurchase of shares of Class A Common Stock by any member of the Charter Group, then in lieu of such repurchase, the Manager shall cause the Company to make a distribution to the Charter Member and a distribution to the Exceeding Member(s), pro rata according to the number of Common Units held by the Charter Member and the number of Common Units held by such Exceeding Member(s) (including any Common Units into which Convertible Preferred Units held by Cox are convertible), respectively, compared to the aggregate number of Common Units outstanding (including any Common Units into which Convertible Preferred Units are convertible), in the case of each of the Charter Member and Exceeding Member(s) in redemption of a number of Common Units held by such Person (or Convertible Preferred Units convertible into a number of Common Units) such that the number of Class A Common Units so redeemed from the Charter Member is equal to the number of shares of Class A Common Stock to be repurchased and at the price per Class A Common Unit equal to the price that will be or is required to be paid per share of Class A Common Stock in such repurchase(s); provided that if the repurchase of Common Units pursuant to this Section 3.2(b)(iii) would cause A/N’s or Cox Enterprises’ respective Equity Interest to equal or exceed the applicable Cap such Member shall participate in the repurchase pursuant to this Section 3.2(b)(iii) as an Exceeding Member subject to the Board of Directors adopting resolutions exempting under Rule 16b-3 any such sale by A/N or Cox Enterprises (as applicable) to Charter or the Company (as applicable) required by this Section 3.2(b)(iii).  In the event that A/N or Cox participates in such distribution and redemption in accordance with this Section 3.2(b)(iii), such Member shall be entitled to elect to surrender its pro rata amount for redemption in the form of Class B Common Units, Class C Common Units, Convertible Preferred Units, Class A Common Stock (including Class A Common Stock issuable in connection with an Exchange) or any combination thereof, as applicable, that it determines in its sole discretion. For the avoidance of doubt, to the extent that A/N or Cox has elected to surrender a number of shares of Class A Common Stock for redemption, such shares of Class A Common Stock shall be redeemed by Charter for cash, and the Company shall redeem the corresponding Class A Common Units from the Charter Member such that the number of Class A Common Units redeemed from the Charter Member is equal to the number of shares of Class A Common Stock to be redeemed from A/N or Cox, as applicable. Any Convertible Preferred Units so surrendered by Cox shall be converted into Class C Common Units immediately prior to the redemption at the applicable Per Unit Amount. In the event of any redemption of Convertible Preferred Units or Class A Common Stock, subject to Section 4.8, Charter and the Company shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and the Company. Each of the Charter Group, A/N and Cox agree to treat and report, for U.S. federal income and applicable state tax purposes, any redemption of Common Units pursuant to this Section 3.2(b)(iii) as a distribution from the Company to the relevant Member pursuant to Section 731 of the Code.

(iv)         Notwithstanding and without limiting the foregoing and subject to Section 5.4(b)(ii)(F) and Section 5.4(b)(ii)(G), the A/N Repurchase Letter Agreement, and the Cox Repurchase Letter Agreement, Charter may (and, with respect to a Minimum Tax Pool Redemption pursuant to Section 5.4(b)(ii), shall use its commercially reasonable efforts in respect of the corresponding Excess Tax Distribution Amount to) repurchase shares of Class A Common Stock using the Excess Tax Distribution Amount, in which case the corresponding Common Tax Distributions made to each Member shall be in redemption of Common Units, pro rata according to the number of Common Units held by each Member, such that (A) the number of Class A Common Units redeemed from the Charter Member is equal to the number of shares of Class A Common Stock to be repurchased (the “ETD Repurchase Shares”), and at the price per Class A Common Unit equal to the price that is actually paid per share of Class A Common Stock in such repurchase(s) and (B) the number of Common Units to be repurchased from each Member other than the Charter Member shall be determined using the volume-weighted average price at which the corresponding ETD Repurchase Shares were actually repurchased (the “ETD Repurchase Price”). For the avoidance of doubt, (A) no Common Units shall be repurchased from A/N or Cox until the corresponding number of shares of Class A Common Stock have been repurchased by Charter, (B) if any Common Units have been repurchased from A/N or Cox and Charter does not repurchase the corresponding number of shares of Class A Common Stock, the Common Units so repurchased shall be reinstated as if there had been no repurchase, with no liability to A/N or Cox and (C) if Charter receives an Excess Tax Distribution Amount, A/N and Cox shall receive their full Common Tax Distribution regardless of whether Charter repurchases the full amount of ETD Repurchase Shares or corresponding Common Units and, upon a Repurchase Suspension, such Common Tax Distribution shall be treated as described in Section 5.4(b)(ii)(G).   In the event of a repurchase pursuant to this Section 3.2(b)(iv) and subject to Section 4.8, Charter and the Company shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and the Company.  Each of the Charter Group, A/N and Cox agree to treat and report for U.S. federal income and applicable state tax purposes any redemption of Common Units pursuant to this Section 3.2(b)(iv) as a distribution from the Company to the relevant Member pursuant to Section 731 of the Code unless such amount is treated as a Tax Loan during the same taxable year pursuant to Section 5.4(b)(ii)(F).  Each of the Charter Group, A/N and Cox acknowledge and agree that the redemptions by Charter of Common Units from A/N and Cox pursuant to this Section 3.2(b)(iv) shall be in lieu of, and not in addition to, repurchases or redemptions pursuant to the A/N Repurchase Letter Agreement and the Cox Repurchase Letter Agreement, respectively; therefore, to the extent Charter redeems Common Units from A/N or Cox pursuant to this Section 3.2(b)(iv) in any Repurchase Period (as defined in the A/N Repurchase Letter Agreement and the Cox Repurchase Letter Agreement, as applicable), the number of Common Units so redeemed from A/N or Cox, as applicable (the “Tax Distribution Repurchased Units”) shall be deducted from the number of Potential Repurchase Shares (as defined in the A/N Repurchase Letter Agreement and the Cox Repurchase Letter Agreement, respectively) of A/N or Cox, as applicable, in respect of such Repurchase Period (but shall not cause the number of such Potential Repurchase Shares to be less than zero; provided that any excess Tax Distribution Repurchased Units that would have reduced the number of Potential Repurchase Shares of A/N or Cox, as applicable, to less than zero shall instead reduce the number of Potential Repurchase Shares of A/N or Cox, as applicable, in the succeeding Repurchase Period).  Subject to Section 5.4(b)(ii)(G), if a Repurchase Period ends without Charter having completed the repurchase of all ETD Repurchase Shares in respect of the Excess Tax Distribution Amount distributed to the Charter Member, Charter shall utilize any remaining Excess Tax Distribution Amount to repurchase ETD Repurchase Shares in a succeeding Repurchase Period and the number of Tax Distribution Repurchased Units to be repurchased during such succeeding Repurchase Period shall be determined using the ETD Repurchase Price.

(v)         Notice of every redemption pursuant to Section 3.2(b) (other than Section 3.2(b)(i)) shall be given in writing in accordance with Section 8.6 and addressed to the holders of record of the Units to be redeemed at their respective last addresses appearing on the books of the Company.  Any such notice given in accordance with Section 8.6 shall be conclusively presumed to have been duly given, whether or not the holder receives such notice.  Each notice of redemption given to a holder shall state: (i) the redemption date; (ii) the amount of the Class B Common Units or Class C Common Units, as applicable, to be redeemed and (iii) the redemption price.

(c)          Redemption of Series A Preferred Units.  Subject to Section 4.8(a), in connection with any repurchase, redemption or other acquisition of shares of Series A Preferred Stock by any member of the Charter Group, the Manager shall cause the Company to make a distribution to the Charter Member in redemption of a number of Series A Preferred Units held by such member of the Charter Group equal to the number of shares of Series A Preferred Stock to be repurchased, redeemed or otherwise acquired and at the price per Series A Preferred Unit equal to the price that will be or is required to be paid per share of Series A Preferred Stock in such repurchase, redemption or other acquisition.  In such event, subject to Section 4.8, Charter and the Company shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and the Company.

(d)          Guiding Principles.

(i)           In furtherance and not in limitation of the foregoing, but without prejudice to A/N’s and Cox Enterprises’ rights under the Stockholders Agreement, it is the intent of the parties hereto that the Company shall be a dynamic institution, and, subject to Section 3.3(c)(xiv) and 4.2(b) of this Agreement and Section 2.2(b) of the Exchange Agreement, nothing herein shall prevent the Company from participating in the capital markets at such times and upon such terms as the Manager shall reasonably determine.

(ii)         Subject to Section 4.8, it is the intent of the parties hereto that Charter and the Company shall maintain a 1:1 Up-C structure (except with respect to Class B Common Units, Class C Common Units and Convertible Preferred Units), as set forth in Section 2.3(a) of the Exchange Agreement.

SECTION 3.3       Optional Conversion of Convertible Preferred Units.

(a)          Conversion Mechanics.  Subject to any restrictions on the acquisition of Common Units or shares of Class A Common Stock set forth in the Specified Documents and subject to the Exchange Agreement, the right of conversion attaching to any Convertible Preferred Units may be exercised at any time, from time to time, at the option of the holders thereof by delivering to the office of the General Counsel of the Company a duly signed and completed notice of conversion (a “Conversion Notice”) substantially in the form attached hereto as Exhibit D, together with the Convertible Preferred Unit Certificates (if any such Convertible Preferred Unit Certificates have been issued) representing the Convertible Preferred Units to be converted.  The Person entitled to receive the Class C Common Units or shares of Class A Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Class C Common Units or shares of Class A Common Stock, as applicable, as of the Conversion Date and such Person or Persons shall cease to be a record holder of the Convertible Preferred Units so converted on such date.  As promptly as practicable on or after the Conversion Date (and in any event no later than three (3) Business Days thereafter), the Company shall issue the number of Class C Common Units or Charter shall issue the number of shares of Class A Common Stock, as applicable, issuable upon conversion, with any fractional shares (after aggregating all Convertible Preferred Units being converted on such date) rounded down to the nearest whole number, or the Company or Charter shall deliver or cause to be delivered such other consideration as the converting Convertible Preferred Unitholder is entitled to hereunder.  The delivery of Class C Common Units upon such conversion shall be delivered in such form as set forth in Section 3.1(c)(iii). The delivery of Class A Common Stock upon such conversion shall be made by book entry or, at the option of the Company or Charter and subject to the consent of A/N and Cox (in each case, not to be unreasonably withheld), in certificated form.  Any such certificate or certificates shall be delivered by the Company or Charter, as applicable, to the appropriate holder on a book-entry basis or by mailing certificates evidencing the shares to the holders at their respective addresses as set forth in the Conversion Notice (or, with respect to a deemed Conversion Notice pursuant to Section 3.4(a), to the last address for such holder appearing on the books of the Company).  Upon each conversion of Convertible Preferred Units held by a Person other than Cox, as of the effective date of such conversion, the Company shall issue to the Charter Member that number of Class A Common Units equal to the number of shares of Class A Common Stock to be issued to such Person in such conversion and, in such event, subject to Section 4.8, Charter and the Company shall take such other steps as may be necessary to preserve the 1:1 Up-C structure as set forth in Section 2.3(a) of the Exchange Agreement. In the event that the Class A Common Stock or Class C Common Units issuable upon a conversion of Convertible Preferred Units are not delivered or the other consideration payable upon a conversion of Convertible Preferred Units is not paid to (or as directed by) the converting Convertible Preferred Unitholder within three (3) Business Days of the Conversion Date as provided herein, in addition to any other remedies provided herein or available at law or in equity, the converting Convertible Preferred Unitholder shall be entitled to receive the Convertible Preferred Yield as if such holder still held the Convertible Preferred Units surrendered for conversion and shall have the right to rescind such Conversion Notice until the date that the shares of Class A Common Stock and Class C Common Units are delivered and other consideration payable upon a conversion of Convertible Preferred Units is paid in the manner set forth herein.

(b)          Number of Class C Common Units or Shares of Class A Common Stock.  In connection with any conversion pursuant to Section 3.3(a), Section 3.4(a) or Section 3.5, each Convertible Preferred Unit held by Cox or any Cox Party shall be convertible into that number of Class C Common Units, and each Convertible Preferred Unit held by a Person other than Cox or any Cox Party (including in connection with a foreclosure sale to which Section 3.5 applies) shall be convertible into that number of shares of Class A Common Stock (as applicable, the “Per Unit Amount”) equal to the product of (i) the Conversion Rate in effect at such time, multiplied by (ii) the quotient of (A) the sum of (I) the Liquidation Preference plus (II) an amount per share equal to the Preferred Accrued Distribution Amount on such Convertible Preferred Unit up to but excluding the Conversion Date divided by (B) the Liquidation Preference.

(c)           Adjustments to Conversion Rate.

(i)           If Charter shall, at any time or from time to time while any of the Convertible Preferred Units are outstanding, issue shares of Class A Common Stock as a dividend or distribution on shares of the Class A Common Stock, or if Charter effects a share split or share combination in respect of the Class A Common Stock, then the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the effectiveness of such share split or combination, as applicable;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the effectiveness of such share split or combination, as applicable;

OS0	=	the number of shares of Class A Common Stock outstanding at the Close of Business on the Record Date for such dividend or distribution, or at the effectiveness of such share split or share combination, as applicable, without giving effect to such dividend, distribution, share split or combination; and

OS1	=	the number of shares of Class A Common Stock outstanding at the Close of Business on the Record Date for such dividend or distribution, or at the effectiveness of such share split or share combination, as applicable, after giving effect to such dividend, distribution, share split or combination.

Any adjustment made under this Section 3.3(c)(i) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution, or immediately after the effectiveness of such share split or share combination, as applicable.  If any adjustment is made under this Section 3.3(c)(i) due to a dividend or distribution that is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(ii)         If Charter shall, at any time or from time to time while any of the Convertible Preferred Units are outstanding, distribute to all or substantially all holders of the outstanding shares of Class A Common Stock any options, rights or warrants entitling them for a period of not more than sixty (60) calendar days from the Record Date of such distribution to subscribe for or purchase shares of Class A Common Stock at a price per share less than the VWAP for the Class A Common Stock for the ten (10) consecutive Trading Days ending on and including the date immediately preceding the Record Date of such distribution, the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the Close of Business on the Record Date for such distribution;

X	=	the total number of shares of Class A Common Stock issuable pursuant to such options, rights or warrants; and

Y	=	the number of shares of Class A Common Stock equal to the quotient of (a) the aggregate price payable to exercise such options, rights or warrants divided by (b) the VWAP for the Class A Common Stock for the ten (10) consecutive Trading Days ending on and including the Trading Day preceding the Record Date of such distribution.

Any increase made under this Section 3.3(c)(ii) shall be made successively whenever any such rights, options or warrants are issued and shall become effective immediately after the Close of Business on the Record Date for such distribution.  To the extent that shares of Class A Common Stock are not delivered pursuant to any such options, rights or warrants prior to the expiration or termination of such options, rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect had the adjustments made upon the distribution of such options, rights or warrants been made on the basis of the delivery of only the number of shares of Class A Common Stock actually delivered. In determining the aggregate price payable to exercise such options, rights or warrants, there shall be taken into account any amount payable on exercise thereof, with the value of such consideration, if other than cash, to be determined by the Board of Directors in good faith.

(iii)        If Charter, at any time or from time to time while any of the Convertible Preferred Units are outstanding, shall pay or make a dividend or other distribution on the Class A Common Stock consisting of shares of Capital Stock of any class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company that are, or when issued will be, listed or admitted for trading on a U.S. national securities exchange (a “Spin-Off”), the Conversion Rate shall be increased based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day following the effective date of the Spin-Off;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the tenth (10th) Trading Day immediately following, and including, the Trading Day following the effective date of the Spin-Off;

FMV	=	the VWAP of the Capital Stock or similar equity interest distributed to holders of Class A Common Stock for the ten (10) consecutive Trading Days commencing on and including the Trading Day following the effective date of the Spin-Off, multiplied by the number of shares of such Capital Stock or similar equity interest applicable to one such share of Class A Common Stock; and

SP1	=	the VWAP of the Class A Common Stock for the ten (10) consecutive Trading Days commencing on and including the Trading Day following the effective date of the Spin-Off.

The adjustment to the Conversion Rate under the preceding paragraph shall occur on the 10th Trading Day immediately following, and including, the Trading Day following the effective date of the Spin-Off; provided that, in respect of any conversion of Convertible Preferred Units between the effective date of the Spin-Off and the date of adjustment, references in this Section 3.3(c)(iii) to ten (10) consecutive Trading Days shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day following the effective date of the Spin-Off to, and including, the relevant Conversion Date.

(iv)          If Charter, at any time or from time to time while any of the Convertible Preferred Units are outstanding, shall distribute to all or substantially all holders of Class A Common Stock any dividends payable exclusively in cash (other than dividends distributed in connection with any Common Tax Distributions), the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the VWAP of the Class A Common Stock for the ten (10) consecutive Trading Days ending on and including the Trading Day immediately preceding the Record Date for such distribution; and

C	=	the amount in cash per share of Class A Common Stock that Charter distributes to holders of the Class A Common Stock.

Any adjustment made under this Section 3.3(c)(iv) shall become effective immediately after the Close of Business on the Record Date for such dividend or distribution.  If any dividend or distribution of the type described in this Section 3.3(c)(iv) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.  Notwithstanding the foregoing, if C as set forth above is equal to or greater than SP0 as set forth above, then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Convertible Preferred Units, in respect of each Convertible Preferred Unit held by such holder, on the date cash is distributed to holders of Class A Common Stock, but without requiring such holder to convert its Convertible Preferred Units, the amount of cash such holder would have received had such holder owned a number of shares of Class A Common Stock equal to the Per Unit Amount on the Record Date fixed for determination for stockholders entitled to receive such cash distribution.

(v)          If Charter, at any time or from time to time while any of the Convertible Preferred Units are outstanding, shall distribute to all or substantially all holders of the Class A Common Stock shares of any class of Capital Stock of Charter, evidences of its indebtedness, assets, property or rights or warrants to acquire Capital Stock or other securities, but excluding (A) dividends or distributions as to which an adjustment under Section 3.3(c)(i) or Section 3.3(c)(ii) shall apply, (B) dividends or distributions paid exclusively in cash (as to which the provisions set forth in Section 3.3(c)(iv) shall apply), (C) Spin-Offs (as to which the provisions set forth in Section 3.3(c)(iii) shall apply) and (D) dividends distributed in connection with any Common Tax Distributions (any of such shares of Capital Stock, indebtedness, assets, property or rights or warrants to acquire Capital Stock or other securities, hereinafter in this Section 3.3(c)(v) called the “Distributed Property”), then, in each such case the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=	the Conversion Rate in effect immediately prior to the Close of Business on the Record Date for such distribution;

CR1	=	the new Conversion Rate in effect immediately after the Close of Business on the Record Date for such distribution;

SP0	=	the VWAP of the Class A Common Stock for the ten (10) consecutive Trading Days ending on and including the date preceding the Record Date for such distribution; and

FMV	=
(I) for cash dividends or distributions, the amount of cash distributed and (II) for other Distributed Property, the fair market value (as determined by the Board of Directors in good faith) of the portion of Distributed Property, in each case, with respect to each outstanding share of Class A Common Stock on the Record Date for such distribution.

Any increase made under this Section 3.3(c)(v) shall become effective immediately after the close of business on the Record Date for such distribution.  If such distribution is not so paid or made, the Conversion Rate shall be decreased to the Conversion Rate that would then be in effect if such distribution had not been declared.   Notwithstanding the foregoing, if FMV as set forth above is equal to or greater than SP0 as set forth above (a “Liquidating Distribution”), then in lieu of the foregoing adjustment, the Company shall distribute to each holder of Convertible Preferred Units, in respect of each Convertible Preferred Unit held by such holder, on the date such Distributed Property is distributed to holders of Class A Common Stock, but without requiring such holder to convert its Convertible Preferred Units, the amount of Distributed Property such holder would have received had such holder owned a number of shares of Class A Common Stock equal to the Per Unit Amount on the Record Date fixed for determination for stockholders entitled to receive such Liquidating Distribution.  If the Board of Directors determines the fair market value of any distribution for purposes of this Section 3.3(c)(v) by reference to the actual or when issued trading market for any securities, it shall in doing so consider the prices in such market over the same period used in calculating SP0 in the formula in this Section 3.3(c)(v).

Any dividend or distribution to which this Section 3.3(c)(v) is applicable that also includes shares of Class A Common Stock, or options, rights or warrants to subscribe for or purchase shares of Class A Common Stock to which Section 3.3(c)(i) or Section 3.3(c)(ii) applies (or both) shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, assets or shares of Capital Stock other than such shares of Class A Common Stock or options, rights or warrants to which Section 3.3(c)(i) or Section 3.3(c)(ii) applies (and any Conversion Rate adjustment required by this Section 3.3(c)(v) with respect to such dividend or distribution shall then be made) immediately followed by (B) a dividend or distribution of such shares of Class A Common Stock or such options, rights or warrants to which Section 3.3(c)(i) or Section 3.3(c)(ii) applies (and any further Conversion Rate adjustment required by Section 3.3(c)(i) or Section 3.3(c)(ii) with respect to such dividend or distribution shall then be made), except (I) the Close of Business on the Record Date for the distribution under this Section 3.3(c)(v) shall be substituted for “the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the effectiveness of such share split or share combination,” “the Close of Business on the Record Date for such dividend or distribution, or immediately after the effectiveness of such share split or share combination” and “the Close of Business on the Record Date for such distribution” within the meaning of Section 3.3(c)(i) and Section 3.3(c)(ii) hereof, respectively, and (II) any shares of Class A Common Stock included in such dividend or distribution shall not be deemed “outstanding immediately prior to the Close of Business on the Record Date for such dividend or distribution, or immediately prior to the effectiveness of such share split or combination” within the meaning of Section 3.3(c)(i) or “outstanding immediately prior to the Close of Business on the Record Date for such distribution” within the meaning of Section 3.3(c)(ii).

(vi)         If Charter or any of its Subsidiaries, at any time or from time to time while any of the Convertible Preferred Units are outstanding, shall make a payment to holders of Class A Common Stock in respect of a tender or exchange offer by Charter for shares of Class A Common Stock, to the extent that the cash and value (as determined by the Board of Directors in good faith) of any other consideration included in the payment per share of Class A Common Stock exceeds the VWAP of the Class A Common Stock for the ten (10) consecutive Trading Days commencing on the Trading Day immediately following the last date on which tenders or exchanges could be validly made pursuant to such tender or exchange offer (such last date, the “Expiration Date”), the Conversion Rate shall be adjusted based on the following formula:

where:

CR0	=
the Conversion Rate in effect immediately prior to the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date;

CR1	=
the new Conversion Rate in effect immediately after the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date;

FMV	=
the fair market value (as determined by the Board of Directors in good faith) of the aggregate consideration paid or payable in such tender or exchange offer (up to any maximum amount specified in the terms of the tender or exchange offer) for all shares of Class A Common Stock that Charter purchases in such tender or exchange offer, such fair market value to be measured as of the expiration time of the tender or exchange offer (“Expiration Time”);

OS0	=	the number of shares of Class A Common Stock outstanding immediately prior to the Expiration Time;

OS1	=	the number of shares of Class A Common Stock outstanding immediately after the Expiration Time (after giving effect to such tender offer or exchange offer); and

SP1	=	the VWAP of the Class A Common Stock for the ten (10) consecutive Trading Days commencing on and including the Trading Day immediately following the Expiration Date.

The adjustment to the Conversion Rate under this Section 3.3(c)(vi) shall occur at the Close of Business on the last Trading Day of the ten (10) consecutive Trading Day period commencing on, and including, the Trading Day immediately following the Expiration Date; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the ten (10) Trading Days immediately following, but excluding, the Expiration Date, references in this Section 3.3(c)(vi) to ten (10) consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date from and immediately following the Expiration Date and the relevant Conversion Date.  Except as set forth in the following sentence, no adjustment to the Conversion Rate under this Section 3.3(c)(vi) shall be made if such adjustment would decrease the Conversion Rate.   If the Company or one of its Subsidiaries is obligated to purchase the Class A Common Stock pursuant to any such tender or exchange offer but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the Conversion Rate shall be immediately readjusted to the Conversion Rate that would be in effect if such tender or exchange offer had not been made.

(vii)        If Charter shall, at any time or from time to time while any of the Convertible Preferred Units are outstanding, distribute options, rights or warrants to all or substantially all holders of Class A Common Stock entitling the holders thereof to subscribe for, purchase or convert into shares of Capital Stock (either initially or under certain circumstances), only upon or after the occurrence of a specified event or events (“Trigger Event”) and (i) such options, rights or warrants are deemed to be transferred with such Class A Common Stock, (ii) are not exercisable and (iii) are also issued in respect of future issuances of Class A Common Stock, then such options, rights or warrants shall be deemed not to have been distributed for purposes of Section 3.3(c)(i), Section 3.3(c)(ii), Section 3.3(c)(iii) or Section 3.3(c)(v) (and no adjustment to the Conversion Rate under Section 3.3(c)(i), Section 3.3(c)(ii), Section 3.3(c)(iii) or Section 3.3(c)(v) shall be required) until the occurrence of the earliest Trigger Event and a distribution or deemed distribution under the terms of such options, rights or warrants at which time an appropriate adjustment (if any is required) to the Conversion Rate shall be made in the same manner as provided for under Section 3.3(c)(i), Section 3.3(c)(ii), Section 3.3(c)(iii) or Section 3.3(c)(v), as applicable; provided that, notwithstanding anything herein to the contrary, no adjustment to the Conversion Rate shall be made with respect to a Trigger Event that relates to the separation of rights pursuant to a rights plan of Charter if Cox or any of its Affiliates (including any of its or their lenders to which any Units have been pledged) is an “acquiring person” or similar person for which such rights would not be exercisable pursuant to such rights plan.  If any such options, rights or warrants, including any existing rights, options or warrants distributed prior to the date of this Agreement, are subject to events, upon the occurrence of which such options, rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and Record Date with respect to new options, rights or warrants for purposes of Section 3.3(c)(i), Section 3.3(c)(ii), Section 3.3(c)(iii) or Section 3.3(c)(v), as applicable (and shall be deemed to be the date of termination or expiration of the existing rights or warrants without exercise by any of the holders thereof).  In addition, in the event of any distribution (or deemed distribution) of options, rights or warrants or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under Section 3.3(c)(i), Section 3.3(c)(ii), Section 3.3(c)(iii) or Section 3.3(c)(v) was made, (I) in the case of any such options, rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, upon such final redemption or repurchase (x) the Conversion Rate shall be readjusted as if such rights, options or warrants had not been issued and (y) the Conversion Rate shall then be readjusted upon such final redemption or repurchase to give effect to such distribution, deemed distribution or Trigger Event, as the case may be, as though it were a distribution under Section 3.3(c)(i), Section 3.3(c)(ii), Section 3.3(c)(iii) or Section 3.3(c)(v), equal to the per share redemption or repurchase price received by a holder or holders of Class A Common Stock with respect to such options, rights or warrants (assuming such holder had retained such options, rights or warrants), made to all holders of Class A Common Stock as of the date of such redemption or repurchase, and (II) in the case of such options, rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such options, rights or warrants had not been issued.

(viii)       Whenever the Conversion Rate is adjusted as provided in this Section 3.3(c), the Manager shall promptly prepare a notice of such adjustment, signed by a duly authorized officer of Manager, setting forth the reason for the adjustment, the adjusted Conversion Rate, the calculation thereof and the date on which the adjustment becomes effective and shall provide such notice of adjustment to the Convertible Preferred Unitholders in accordance with Section 8.6.

(ix)         To the extent that Charter has a rights plan in effect upon any conversion of Convertible Preferred Units, each share of Class A Common Stock delivered upon conversion shall be entitled to receive the appropriate number of rights, if any, and the certificates (if any) representing the Class A Common Stock delivered upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any such stockholder rights plan, as the same may be amended from time to time.

(x)          For the purposes of this Section 3.3(c), the number of Class A Common Stock outstanding shall not include Class A Common Stock held in the treasury of Charter so long as Charter does not pay any dividend or make any distribution to the Class A Common Stock held in the treasury of Charter, but shall include Class A Common Stock in respect of scrip certificates (if any) issued in lieu of fractions of such shares.

(xi)         If a Conversion Date occurs before the effective time of a Conversion Rate adjustment under this Section 3.3(c) and (A) in the case that such Conversion Date relates to a conversion into Class A Common Stock, the Class A Common Stock received in such conversion would not be entitled to participate in the dividend, distribution, split, combination, tender offer, exchange offer, or other event that gave rise to such Conversion Rate adjustment (each such event, a “Conversion Rate Adjustment Event”), or (B) in the case that such Conversion Date relates to a conversion into Class C Common Units, the Class C Common Units received in such conversion would not be entitled to participate in any pro rata distribution or dividend or other event to be made with respect to the Common Units in connection with such Conversion Rate Adjustment Event, then notwithstanding the provisions of subsections (i) through (vi) of Section 3.3(c), the effective time of such Conversion Rate Adjustment shall be accelerated to immediately prior to the Conversion Date.  For the avoidance of doubt, if a Conversion Date occurs before the effective time of a Conversion Rate adjustment under this Section 3.3(c) and the conditions set forth in clause (A) or (B) above, as applicable, are not met, the Conversion Rate in effect for purposes of calculating the Per Unit Amount under Section 3.3(b) shall not give effect to such Conversion Rate Adjustment Event.

(xii)        If a Conversion Date occurs after the effective time (as may be modified by operation of Section 3.3(c)(xi)) of a Conversion Rate increase under this Section 3.3(c) that is subject to readjustment, then notwithstanding Section 3.3(a) and Section 3.3(b), the Company shall issue (A) as promptly as practicable on or after the Conversion Date (and in any event no later than three (3) Business Days thereafter) such number of Class C Common Units or shares of Class A Common Stock, as applicable, as would have been issued under Section 3.3(a) if such Conversion Rate adjustment had not been given effect, and (B) as promptly as practicable on or after the final readjustment or first date on which the adjustment is no longer subject to readjustment (and in any event no later than three (3) Business Days thereafter) a number of Class C Common Units or shares of Class A Common Stock, as applicable, equal to the excess of (1) the amount that would be issued under Section 3.3(a) after giving effect to such Conversion Rate adjustment and any readjustments less (2) the amount issued pursuant to the foregoing clause (A).

(xiii)       Recapitalizations, Reclassifications and other Transactions

(A)         In the case of any recapitalization, reclassification or similar change of the Class A Common Stock or Class C Common Units (other than changes resulting from a share split or share combination described in Section 3.3(c)(i) or any other event for which an adjustment to the Conversion Rate is required pursuant to the other provisions of this Section 3.3(c)), a consolidation, merger or combination involving Charter or the Company, a sale, lease or other transfer to a third party of all or substantially all of the assets of Charter or the Company (or Charter or the Company and their respective Subsidiaries on a consolidated basis), or any statutory share exchange, in each case, as a result of which the Class A Common Stock or Class C Common Units would be converted into, or exchanged for, stock, other securities or other property or assets (including cash or a combination thereof) (but, in each case, excluding a Change of Control (to which Section 3.4(b) will apply)) (any of the foregoing, a “Recapitalization”), then, prior to the effective time of such Recapitalization, the Manager (or the successor or purchasing Person, as the case may be) shall effect an amendment to this Agreement (a “Recapitalization Amendment”) providing that at the effective time of the Recapitalization, the right to convert each Convertible Preferred Unit will be changed into a right to convert such Convertible Preferred Unit into the kind and amount of shares of stock, other securities or other property or assets (including cash or a combination thereof) (the “Reference Property”) that a holder would have received in respect of the shares of Class A Common Stock or Class C Common Units, as applicable, issuable upon conversion of such Convertible Preferred Units immediately prior to the consummation of such Recapitalization.  In the event that holders of Class A Common Stock or Class C Common Units, as applicable, have the opportunity to elect the form of consideration to be received in the Recapitalization, then the Reference Property into which the Convertible Preferred Units shall be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Class A Common Stock or Class C Common Units, as applicable.  The Company shall provide written notice to the Convertible Preferred Unitholders of such weighted average as soon as practicable after such determination is made.

(B)         Any Recapitalization Amendment shall provide for anti-dilution and other adjustments that shall be as nearly equivalent as is practicable to the adjustments provided for in this Section 3.3(c), it being understood that no such adjustments shall be required with respect to any portion of the Reference Property that does not consist of equity interests, partnership interests or membership units.

(C)         If, in the case of any Recapitalization, the Reference Property includes shares of stock, other securities or other property or assets (including cash or a combination thereof) of a Person other than Charter, the Company or the successor or purchasing Person, as the case may be, then such Recapitalization Amendment shall contain additional provisions as nearly equivalent as is practicable to the provisions of this Agreement to protect the interests of the Convertible Preferred Unitholders, including those set forth in Section 3.4(b).

(D)         If, as a result of any Recapitalization, the Company is dissolved or otherwise ceases to continue in existence, then the term “Recapitalization Amendment” shall refer to such documentation as is necessary to provide Convertible Preferred Unitholders with a convertible preferred security that is substantially equivalent in all respects to the Convertible Preferred Units, including with respect to coupon, penalty interest, make-whole upon a Change of Control and consent rights over the issuance of pari passu and senior equity interests in addition to the other rights to be provided for in such Recapitalization Amendment set forth in this Section 3.3(c)(xiii).

(E)         The provisions of this Section 3.3(c)(xiii) shall apply to successive Recapitalizations and neither Charter nor the Company shall become a party to any Recapitalization unless its terms are consistent with the foregoing.  Nothing in this Section 3.3(c)(xiii) shall affect the ability of a Convertible Preferred Unitholder to convert a Convertible Preferred Unit prior to the effective date of a Recapitalization.

(xiv)      Charter shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock such number of shares of Class A Common Stock necessary to satisfy its obligations under Section 3.3(a). Charter shall be permitted to take any and all actions necessary or desirable to give effect to the foregoing.

(xv)       The Company shall bear its and the Charter Group’s expenses and each converting holder, or, in the event of an automatic conversion of Convertible Preferred Units pursuant to Section 3.5, the applicable financial institution(s) shall bear its own expenses in connection with the consummation of any conversion of Convertible Preferred Units, whether or not any such conversion is ultimately consummated, except that the Company shall bear any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, any conversion; provided that, if any shares of Class A Common Stock or Class C Common Units are to be delivered in a name other than that of the Convertible Preferred Unitholder that requested the conversion or was the holder of record at the time of the conversion, then such converting holder or the Person in whose name such shares or Units are to be delivered shall pay to the Company the amount of any transfer taxes, stamp taxes or duties or other similar taxes in connection with, or arising by reason of, such conversion (to the extent the amount of any such taxes are in excess of what would be required to be paid by Charter or the Company in connection with, or arising by reason of, such conversion if the shares of Class A Common Stock or Class C Common Units were to be delivered in the name of the Convertible Preferred Unitholder that requested the conversion or was the holder of record at the time of the conversion) or shall establish to the reasonable satisfaction of Charter and the Company that such tax has been paid or is not payable.  For the avoidance of doubt, each converting Convertible Preferred Unitholder shall bear any and all income or gains taxes imposed on gain realized by such converting Convertible Preferred Unitholder as a result of any such conversion.

(xvi)       Any shares of Class A Common Stock and/or Class C Common Units, as applicable, issued upon conversion of Convertible Preferred Units shall be validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, rights of first refusal and similar restrictions and all taxes and charges with respect to the issue thereof, in each case subject to the Specified Documents.  Charter, the Company and each converting holder of Convertible Preferred Units shall use their respective reasonable best efforts to obtain the approval of any Government Entity required under any Law prior to and comply with all federal and state securities laws in connection with the issuance of the shares of Class A Common Stock and/or Class C Common Units upon conversion of Convertible Preferred Units as provided herein.  In addition, Charter shall use its reasonable best efforts to have authorized for listing the shares of Class A Common Stock issuable upon conversion of the Convertible Preferred Units on NASDAQ (or such other national securities exchange upon which the Class A Common Stock of Charter may be listed at such time, if any) prior to the delivery thereof to the converting holder.

SECTION 3.4      Other Conversion or Redemption of Convertible Preferred Units.

(a)          Forced Conversion by the Company.  From and after the fifth (5th) anniversary of the date hereof, if the Closing Price exceeds an amount equal to 1.3 times the then-applicable Conversion Price (i) for at least twenty (20) days (which need not be consecutive) during any thirty (30) consecutive-day period and (ii) on the date on which the forced conversion notice is sent pursuant to this Section 3.4(a), the Manager may elect, in its sole discretion, to require that the Convertible Preferred Units held by any or all Cox Parties be converted into Class C Common Units and/or the Convertible Preferred Units held by a Person other than a Cox Party be converted into Class A Common Stock, in each case in whole or in part, by notice of forced conversion at any time within ten (10) Business Days after the last day of such thirty (30) consecutive-day period.  Such forced conversion notice shall be deemed to be, and shall have the same effect as, a Conversion Notice; provided, however, that any accrued and unpaid Preferred Accrued Distribution Amounts on all Convertible Preferred Units being so converted shall be paid in cash simultaneously with, and as a condition to, the effectiveness of such forced conversion.

(b)          Make-Whole Redemption in Connection with a Fundamental Change.  On the effective date of a Fundamental Change, unless otherwise agreed in writing by the Charter Member and Cox, each Convertible Preferred Unit shall be redeemed for the consideration that would have been payable in respect of a number of shares of Class A Common Stock equal to the greater of (i) the sum of (A) the Per Unit Amount determined as if the conversion occurred immediately prior to the effective date of the Fundamental Change plus (B) the Make-Whole Amount and (ii) $100 divided by the greater of (A) the Fundamental Change Class A Common Stock Price and (B) $176.82 per share, subject to adjustment at the times of, and in a manner inverse to, adjustments to the Conversion Rate, plus, in the case of the foregoing clause (ii), all accrued and unpaid Preferred Accrued Distribution Amounts on the Units being redeemed.  Any such redemption pursuant to this Section 3.4(b) shall be effective as of the consummation of the Fundamental Change (or, in the case of a Fundamental Change occurring as a result of an Insolvency Event, upon consummation of the applicable plan of reorganization, liquidation or similar event) (and, for the avoidance of doubt, shall not be effective if such Fundamental Change is not consummated).

(c)          Notice for Certain Actions.

(i)          Forced Conversion or Redemption.  Notice of every forced conversion or redemption of Convertible Preferred Units pursuant to Section 3.4(a) or Section 3.4(b) shall be given by first class mail, postage prepaid, addressed to the holders of record of the Units to be converted or redeemed at their respective last addresses appearing on the books of the Company and a copy of such notice shall be sent by e-mail on the date of mailing to the respective e-mail addresses of such holders. Any such notice in connection with a redemption pursuant to Section 3.4(b) shall be given as provided above at least fifteen (15) calendar days prior to the effective date of such Fundamental Change.  Each notice of a forced conversion of Convertible Preferred Units pursuant to Section 3.4(a) shall state (A) the number of Convertible Preferred Units to be converted and, if less than all the Convertible Preferred Units held by such holder are to be converted, the number of such Convertible Preferred Units to be converted that are held by such holder; and (B) the place or places where certificates for such Convertible Preferred Units are to be surrendered for conversion.  Each notice of redemption of Convertible Preferred Units pursuant to Section 3.4(b) shall state (A) the events constituting the Fundamental Change, (B) the anticipated effective date of the Fundamental Change, (C) the Conversion Rate, and, if applicable, the Make-Whole Amount, (D) the consideration to be received upon conversion of Convertible Preferred Units in connection with such Fundamental Change, and (E) the name and address of the paying agent and the conversion agent.

(ii)          Other Events.  Notice of every event that would require an adjustment to the Conversion Rate pursuant to Section 3.3(c), a Recapitalization or a voluntary or involuntary dissolution, liquidation or winding-up of Charter or the Company (each, an “Other Event”) shall be given by first class mail, postage prepaid, addressed to the holders of record of the Convertible Preferred Units at their respective last addresses appearing on the books of the Company at least fifteen (15) calendar days prior to the date of the consummation of such event, or, if later, the date of the first public disclosure by Charter or the Company of such event and a copy of such notice shall be sent by e-mail on the date of mailing to the respective e-mail addresses of such holders.   Each notice delivered pursuant to this Section 3.4(c)(ii) shall state (A) the events giving rise to the Other Event, (B) the anticipated Record Date or effective date, as applicable, of the Other Event, (C) the Conversion Rate following adjustment (if any) for the Other Event, and (D) if the Other Event constitutes a Recapitalization, whether any Reference Property will be received in connection therewith, and if so, specifying such Reference Property.

(iii)          Any notice mailed and e-mailed as provided in this Section 3.4(c) shall be conclusively presumed to have been duly given, whether or not the holder receives such notice, but failure to give such notice by mail or e-mail, or any defect in such notice or in the mailing or e-mailing thereof, to any holder of Convertible Preferred Units designated for conversion or redemption shall not affect the validity of the proceedings for the conversion or redemption of Convertible Preferred Units of any other holder.  Failure to deliver notice as provided in this Section 3.4(c) shall not affect the legality or validity of the corporate event which required notice pursuant to this Section 3.4(c).  The Company shall provide to any Convertible Preferred Unitholder such additional information as such Convertible Preferred Unitholder may reasonably request in connection with the circumstances giving rise to an obligation for the Company to provide notice pursuant to this Section 3.4(c).

(d)          Partial Conversion.  In case of any conversion pursuant to Section 3.4(a) of part of the Convertible Preferred Units at the time outstanding, the units to be converted shall be selected by the Company in its sole discretion.  In all other cases of conversion of part of the Convertible Preferred Units at the time outstanding, the Convertible Preferred Unitholder shall be entitled to select the Convertible Preferred Units held by such Convertible Preferred Unitholder which shall be converted by making the appropriate indication in its Conversion Notice.

(e)          Effectiveness of Redemption.  If notice of redemption of Convertible Preferred Units pursuant to Section 3.4(b) has been duly given pursuant to Section 3.4(c) and if on or before the redemption date all funds necessary for the redemption have been deposited by the Company, in trust for the pro rata benefit of the holders of the Convertible Preferred Units called for redemption, with a bank or trust company doing business in the Borough of Manhattan, The City of New York, and having a capital and surplus of at least $100 million and selected by the Board of Directors, so as to be and continue to be available solely therefor, then, notwithstanding that any certificate for any Convertible Preferred Unit so called for redemption has not been surrendered for cancellation, on and after the date of redemption, dividends shall cease to accrue on all Convertible Preferred Units so called for redemption, all Convertible Preferred Units so called for redemption shall no longer be deemed outstanding and all rights with respect to such Convertible Preferred Units shall forthwith on such date of redemption cease and terminate, except only the right of the holders thereof to receive the amount payable on such redemption from such bank or trust company, without interest.  Any funds unclaimed at the end of three years from the date of redemption shall, to the extent permitted by law, be released to the Company, after which time the holders of the Convertible Preferred Units so called for redemption shall look only to the Company for payment of the redemption price of such Convertible Preferred Units.

(f)          Effectiveness of Conversion.  If notice of forced conversion of Convertible Preferred Units has been given by the Company, then, notwithstanding that any certificate for any Convertible Preferred Unit so called for conversion has not been surrendered for conversion, on and after the Conversion Date, dividends shall cease to accrue on all Convertible Preferred Units so called for conversion, all Convertible Preferred Units so called for conversion shall no longer be deemed outstanding and all rights with respect to such Convertible Preferred Units shall forthwith on such Conversion Date cease and terminate, except only the right of the holders thereof to receive Class C Common Units or Class A Common Stock, as applicable.

SECTION 3.5      Automatic Exchange/Conversion of Units Pursuant to a Foreclosure.

(a)          Notwithstanding any other provision of this Agreement or the Exchange Agreement, in the event of (x) a consummation of a foreclosure sale by a financial institution in respect of the Class A Common Stock underlying any Class B Common Units, Class C Common Units or Convertible Preferred Units pledged by A/N or Cox, as applicable, under a Stand Alone Margin Loan pursuant to Section 3.5(c) of the Stockholders Agreement or in connection with an Equity Linked Financing pursuant to Section 3.5(d) of the Stockholders Agreement (unless such relevant pledged Units have been previously exchanged into Class A Common Stock), (y) an acquisition of any Class B Common Units, Class C Common Units or Convertible Preferred Units pledged by A/N or Cox, as applicable, under a Stand Alone Margin Loan pursuant to Section 3.5(c) of the Stockholders Agreement or in connection with an Equity Linked Financing pursuant to Section 3.5(d) of the Stockholders Agreement, by any Person in a foreclosure in full or partial satisfaction of the debt under such financing or (z) exercise of remedies by any Tax Loan Lender in respect of any Class B Common Units or Class C Common Units pledged by A/N or Cox, as applicable, in accordance with any Tax Loan Agreement, then, whether or not a Notice of Foreclosure is received by Charter or the Company, as applicable, (i) such Class B Common Units shall be deemed to be automatically surrendered in exchange for the Cash Exchange Payment and/or, at Charter’s election, shares of Class A Common Stock, as set forth in Section 2.1(a)(ii) of the Exchange Agreement, (ii) such Class C Common Units shall be deemed to be automatically surrendered in exchange for the Cash Exchange Payment and/or, at Charter’s election, shares of Class A Common Stock, as set forth in Section 2.1(a)(ii) of the Exchange Agreement, and (iii) such Convertible Preferred Units shall be deemed to be automatically converted into shares of Class A Common Stock of Charter (for the avoidance of doubt, the number of the Units automatically exchanged pursuant to this Section 3.5 shall correspond to the number of shares of Class A Common Stock subject to the foreclosure sale or redemption in exercise of remedies, as applicable).  Unless otherwise agreed between Charter and the applicable financial institution(s), Charter shall deliver such cash and/or shares of Class A Common Stock to the order of the applicable financial institution(s) as soon as reasonably practicable, but in any event within five (5) Business Days following the date of receipt of the applicable Notice of Foreclosure.  For the avoidance of doubt, no such financial institution(s) shall be deemed to have received Class B Common Units, Class C Common Units or Convertible Preferred Units or to become a Member through any such act of foreclosure pursuant to this Section 3.5(a).

(b)          In the event of an automatic conversion of Convertible Preferred Units as set forth in Section 3.5(a), the Convertible Preferred Unitholder that pledged such Units shall be treated for all purposes as the record holder of such shares of Class A Common Stock as of the time the foreclosure sale is consummated and the Convertible Preferred Units so converted shall be automatically deemed cancelled as of such time.  Unless otherwise agreed between Charter and the applicable financial institution(s), within three (3) Business Days of the Conversion Date, Charter shall issue shares of Class A Common Stock issuable upon conversion (together with any dividend or distribution to which a holder of Class A Common Stock may be entitled at such time).  The delivery of Class A Common Stock pursuant to this Section 3.5 shall be made by book-entry pursuant to instructions received from the financial institution(s).

(c)          Charter and the Company shall be entitled to conclusively rely on, and are authorized and protected in acting upon, any executed Notice of Foreclosure received pursuant to this Section 3.5 or the absence of any Notice of Foreclosure, and none of Charter, the Manager or the Company shall have any duty to investigate or otherwise determine the authenticity, validity, enforceability or legality of any Notice of Foreclosure, including any signatory thereto, or whether any foreclosure is valid, binding, proper, enforceable or otherwise; provided, however, notwithstanding anything herein to the contrary, following A/N’s or Cox’s, as applicable, written notice to the Company, which is received by the Company within one (1) Business Day after receiving such Notice of Foreclosure, that the Company should disregard such Notice of Foreclosure, the Company, Charter and the Manager shall not be required to take any action hereunder or under the Exchange Agreement with respect to such Notice of Foreclosure or any foreclosure sale related thereto and such Notice of Foreclosure shall be deemed to never have been delivered for all purposes of this Agreement and the Exchange Agreement.  The A/N Parties, the Cox Parties, each lender that exercises any rights upon a foreclosure and each holder of Convertible Preferred Units hereby releases and discharges all claims, liabilities or other obligations arising out of Charter’s or the Company’s compliance with this Section 3.5 or the Exchange Agreement as a result of any foreclosure sale or in response to any Notice of Foreclosure.

SECTION 3.6      Mandatory Redemption of Series A Preferred Units.

(a)          Redemption.  On the Series A Preferred Scheduled Redemption Date, the Company shall redeem all outstanding Series A Preferred Units out of funds legally available therefor at the Series A Preferred Redemption Price per Series A Preferred Unit, in cash.  For the avoidance of doubt, any Series A Preferred Units that remain outstanding after the Series A Preferred Scheduled Redemption Date shall continue to accrue dividends in accordance with the provisions in Section 5.4(a)(i)(B) for so long as such Series A Preferred Units remain outstanding.  The Company shall not redeem any Series A Preferred Units except as expressly authorized in this Section 3.6.

(b)          Partial Redemption.  If on the Series A Preferred Scheduled Redemption Date, the Company, pursuant to applicable Law or the terms of any Debt Instrument or Senior Units, shall not have funds legally available to redeem or shall otherwise be prohibited or restricted from redeeming all Series A Preferred Units, those funds that are legally available and not so restricted or prohibited will be used to redeem the maximum possible number of such Series A Preferred Units.  At any time and from time to time thereafter when additional funds of the Company are legally available and not so restricted for such purpose, such funds shall be used in their entirety to redeem the Series A Preferred Units that the Company failed to redeem on the Series A Preferred Scheduled Redemption Date until the balance of such Series A Preferred Units has been redeemed.  The Series A Preferred Units to be redeemed in accordance with this Section 3.6 shall be redeemed pro rata from among the holders of the outstanding Series A Preferred Units.

(c)          Deposit of Redemption Price.  If on or before the Series A Preferred Redemption Date, the consideration necessary for such redemption shall have been set aside so as to be available therefor and only therefor, then on and after the close of business on the Series A Preferred Redemption Date, the Series A Preferred Units called for redemption shall automatically be redeemed and no longer be deemed outstanding, and all rights with respect to such Series A Preferred Units shall forthwith cease and terminate, except the right of the holders thereof to receive the consideration payable upon redemption thereof.

(d)          Status of Redeemed Series A Preferred Units.  Any Series A Preferred Units that are redeemed, purchased or otherwise acquired by the Company shall not be reissued as Series A Preferred Units.

(e)          Certain Restrictions.  If and so long as the Company shall fail to redeem on the Series A Preferred Scheduled Redemption Date all Series A Preferred Units required to be redeemed on such date, the Company shall not redeem, or discharge any sinking fund obligation with respect to, any Parity Units or Junior Units, and shall not purchase or otherwise acquire any Series A Preferred Units, Parity Units or Junior Units, unless and until all then outstanding Series A Preferred Units are redeemed pursuant to the terms hereof.  Nothing contained in this Section 3.6(e) shall prevent (i) the purchase or acquisition by the Company of Series A Preferred Units and Parity Units pursuant to a purchase or exchange offer or offers made to holders of all outstanding Series A Preferred Units and Parity Units, provided that (A) as to holders of all outstanding Series A Preferred Units, the terms of the purchase or exchange offer for all such Units are identical, (B) as to holders of all outstanding Units of a particular series or class of Parity Units, the terms of the purchase or exchange offer for all such Units are identical, and (C) as among holders of all outstanding Series A Preferred Units and Parity Units, the terms of each purchase or exchange offer or offers are substantially identical relative to the liquidation price of the Series A Preferred Units and each series or class of Parity Units, (ii) the purchase or acquisition by the Company of Series A Preferred Units, Parity Units or Junior Units in exchange for (together with a cash adjustment for fractional Units, if any), or through the application of the proceeds of the sale of, Junior Units, or (iii) the redemption, purchase or other acquisition of Junior Units solely in exchange for Junior Units.

SECTION 3.7      General.  Except as otherwise expressly provided in this Agreement, all Common Units shall have identical rights and privileges in every respect.

SECTION 3.8      Voting.  Holders of Units shall not be entitled to vote or consent with respect to any matter except as expressly provided in Section 4.2(b) notwithstanding any provisions in the Act.  Each Member shall be entitled to one vote per Class A Common Unit, one vote per Class B Common Unit and one vote per Class C Common Unit that it holds with respect to any matter as to which the Members holding such Units are entitled to vote.

ARTICLE IV – MANAGEMENT

SECTION 4.1      Manager.

(a)          Management of the Company.  The business and affairs of the Company shall be managed by the Manager consistent with the Specified Documents.  Subject to the express limitations contained in any provision of the Specified Documents, the Manager shall have complete and absolute control of the affairs and business of the Company, and shall possess all powers necessary, convenient or appropriate to carrying out the purposes and business of the Company, including, without limitation, doing all things and taking all actions necessary to carry out the terms and provisions of this Agreement.  Subject to the rights and powers of the Manager and the limitations thereon contained in the Specified Documents, the Manager may delegate to any Person any or all of its powers, rights and obligations under this Agreement and may appoint, contract or otherwise deal with any Person to perform any acts or services for the Company as the Manager may reasonably determine.  The Manager is specifically authorized to execute, sign, seal and deliver in the name of and on behalf of the Company any and all agreements, certificates, instruments or other documents requisite to carrying out the intentions and purposes of this Agreement and of the Company.

(b)          Necessary Approvals.  Any action taken by the Manager pursuant to this Agreement shall be subject to the necessary approval of the Board of Directors as and to the extent required by the Specified Documents.  All matters material to the affairs and business of the Company shall be determined by the Board of Directors.  Notwithstanding anything in this Agreement to the contrary, but subject to Section 4.2(b), the Company and the Manager are expressly permitted to take any action in furtherance of, or to give effect to, any action or transaction that is duly approved by the Board of Directors or the stockholders of Charter, and this Agreement may be amended to give effect to any such action or transaction by a writing executed by the Manager on behalf of the Company, with no further action required by the Members.

(c)          Fiduciary Duties.  This Agreement is not intended to, and does not, create or impose any fiduciary duty on any Covered Person.  Furthermore, each of the Members and the Company hereby waives, to the fullest extent permitted by Law, any and all fiduciary duties that, absent such waiver, may be implied by the Act or other applicable Law, and in doing so, acknowledges and agrees that the duties and obligations of each Covered Person and each Member to each other and to the Company are only as expressly set forth in this Agreement.  The provisions of this Agreement, to the extent that they restrict or eliminate the duties (including fiduciary duties) and liabilities of a Covered Person otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities of such Covered Person.  Whenever in this Agreement a Covered Person is permitted or required to make a decision (including a decision that is in such Covered Person’s “discretion” or under a grant of similar authority or latitude), the Covered Person shall be entitled to consider only such interests and factors as such Covered Person desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest of or factors affecting the Company or any other Person.  For the avoidance of doubt, this Agreement neither creates nor limits any fiduciary duties of Charter’s directors or officers to its stockholders in their respective capacities as such.

SECTION 4.2      Members.

(a)          Meetings.  No meetings of the Members shall be held.

(b)          Actions Requiring Certain Member Approval.  The prior written consent of (i) Charter and A/N shall be required for any amendment to this Agreement that adversely affects the rights of the Class B Common Units as compared to the Class A Common Units or the Class C Common Units or relates to any provision of this Agreement that expressly references any A/N Party and adversely affects such A/N Party’s rights pursuant to such provision, (ii) Charter and Cox shall be required for any amendment to this Agreement that adversely affects the rights of the Class C Common Units as compared to the Class A Common Units or Class B Common Units or relates to any provision of this Agreement that expressly references any Cox Party and adversely affects such Cox Party’s rights pursuant to such provision and (iii) Charter and each former Member shall be required for any amendment to this Agreement that that expressly references a former Member and adversely affects such former Member’s rights pursuant to such provision.  The prior written consent of the holders of Convertible Preferred Units holding a majority of the Convertible Preferred Units then outstanding shall be required for any amendment to this Section 4.2 and Sections 3.3, 3.4, 3.5, 4.5, 5.4 and 6.2 that adversely affects the rights of the Convertible Preferred Units.  So long as the Cox Parties maintain fifty percent (50%) of the Convertible Preferred Units issued to Cox on the Closing Date, the prior written consent of Cox shall be required for any issuance of Units that have a liquidation preference senior to, or pari passu with, the Convertible Preferred Units (other than, for the avoidance of doubt, the Series A Preferred Units).  Notwithstanding anything herein to the contrary, no consent of any Person shall be required for the issuance of Units (including Units that have a liquidation preference senior to, or pari passu with, the Convertible Preferred Units), if such Units are issued to a member of the Charter Group with an aggregate liquidation preference and dividend rate approximately equal to, and intended to provide funds to service, indebtedness incurred by the Charter Group; provided that any such Units shall not be transferrable to any party that is not a member of the Charter Group and any member of the Charter Group that holds such Units shall transfer such Units to a member of the Charter Group prior to such entity’s ceasing to be a member of the Charter Group.

SECTION 4.3      Officers.

(a)          Designation and Appointment.  The Manager may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s and its Subsidiaries’ business (subject to the supervision and control of the Manager), including employees, agents and other Persons (any of whom may be a Member or any of its Affiliates, or any of their respective employees, directors or officers) who may be designated as Officers of the Company or of one or more of the Company’s Subsidiaries, with titles as and to the extent authorized by the Manager.  Any number of offices may be held by the same Person.  In its discretion, the Manager may choose not to fill any office for any period as it may deem advisable.  Officers need not be residents of the State of Delaware or Members.  Any Officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them.  The Manager may assign titles to particular Officers.  Each Officer shall hold office at the pleasure of the Manager.

(b)          Resignation/Removal.  Any Officer may resign his or her office at any time.  Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Manager.  The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.  Any Officer may be removed as such, either with or without cause at any time by the Manager.  Designation of an Officer shall not of itself create any contractual or employment rights.

(c)          Chief Executive Officer.  The Manager shall appoint a Chief Executive Officer of the Company and its Subsidiaries (the “CEO”).  The CEO (i) shall be in general and active charge of the entire business and affairs of the Company and (ii) shall, subject to the powers of the Manager, have the power and authority to cause the Company to enter into and perform contracts and agreements in the ordinary course of business without action of the Manager.

(d)          President.  If at any time a president of the Company (the “President”) is appointed, the President shall, subject to the powers of the Manager and the limitations set forth in Section 4.1 and, in the event that the President and the CEO are not the same person, the CEO, have responsibility for the general and active management of the business of the Company, and shall see that all orders and resolutions of the Manager are carried into effect.  The President shall have such other powers and perform such other duties as may be prescribed by the Manager and, in the event that the President and the CEO are not the same person, the CEO.

(e)          Chief Financial Officer.  The chief financial officer of the Company (the “Chief Financial Officer”) shall have responsibility for keeping and maintaining, or for causing to be kept and maintained, adequate and correct books and records of accounts of the properties and business transactions of the Company, including accounts of its assets, liabilities, receipts, disbursements, gains, losses and capital.  The Chief Financial Officer shall have the custody of the funds and securities of the Company, and shall have responsibility for keeping full and accurate accounts of receipts and disbursements in books belonging to the Company, and for depositing all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager.  The Chief Financial Officer shall have such other powers and perform such other duties as may from time to time be prescribed by the CEO or the Manager.

(f)           Vice President(s).  The vice president(s) of the Company shall have such duties and such other powers as the Manager may from time to time prescribe.

(g)          Secretary.

(i)           The secretary of the Company (the “Secretary”) shall have responsibility for keeping all documents described in Article VII and such other documents as may be required under the Act.  The Secretary shall have such other duties and such other authority as may be prescribed elsewhere in this Agreement or from time to time by the CEO or the Manager.  The Secretary shall have the general duties, powers and responsibilities of a secretary of a corporation.

(ii)          If the Manager chooses to appoint an assistant secretary or assistant secretaries, the assistant secretaries, in the order of their seniority, in the absence, disability or inability to act of the Secretary, shall have the duties and the powers of the Secretary, and shall have such other duties as the CEO or the Manager may from time to time prescribe.

(h)          Treasurer.  The Treasurer shall have custody of the Company funds and securities and shall have responsibility for keeping or causing to be kept full and accurate accounts of receipts and disbursements in books of the Company to be maintained for such purpose; depositing all moneys and other valuable effects of the Company in the name and to the credit of the Company in depositories designated by the Manager or the CEO; and disbursing the funds of the Company as may be ordered by the Manager or the CEO.

SECTION 4.4      Management Matters.  The Manager shall take all action which may be necessary or appropriate for the continuation of the Company’s valid existence as a limited liability company under the Laws of the State of Delaware (and of each other jurisdiction in which such existence is necessary to enable the Company to conduct the business in which it is engaged) in accordance with the provisions of this Agreement and the Exchange Agreement and applicable Laws and regulations.  The Manager shall file or cause to be filed for recordation in the office of the appropriate authorities of the State of Delaware, and in the proper office or offices in each other jurisdiction in which the Company or any Subsidiary of the Company is formed or qualified, such certificates (including certificates of limited liability companies and fictitious name certificates) and other documents as are required by the applicable Laws of any such jurisdiction or as are required to reflect the identity of the Members and the amounts of their respective Capital Accounts.

SECTION 4.5      Liability of Members.

(a)          No Liability.  Except as otherwise required by applicable Law or as expressly set forth in this Agreement, no Member or Manager shall have any liability whatsoever in such Person’s capacity as a Member or Manager (as applicable), whether to the Company, to any of the other Members, to the creditors of the Company or any Subsidiary of the Company or to any other third party, for the debts, liabilities, commitments or any other obligations of the Company or any Subsidiary of the Company or for any losses of the Company or any Subsidiary of the Company; provided that nothing contained in this Section 4.5(a) is intended to release or limit a Member’s liability for a breach by a Member or the Manager of its obligations hereunder.

(b)          Limited Liability of the Member.  Without limiting Section 4.5(a), the liability of each Member, in its capacity as such, cannot exceed (i) the amount of its Capital Contributions, if any, (ii) its share of any assets and undistributed profits of the Company and (iii) the amount of any distributions wrongfully distributed to it to the extent set forth in the Act, except to the extent such Member has breached this Agreement.

(c)          Return of Distributions.  In accordance with the Act and the Laws of the State of Delaware, a member of a limited liability company may, under certain circumstances, be required to return amounts previously distributed to such member.  It is the intent of the Members that no distribution to any Member pursuant to Article V of this Agreement shall be deemed a return of money or other property paid or distributed in violation of the Act.  The payment of any such money or distribution of any such property to a Member shall be deemed to be a compromise within the meaning of the Act, and the Member receiving any such money or property shall not be required to return to any Person any such money or property, except to the extent such Member has breached this Agreement.  However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of any other Member.

SECTION 4.6      Exculpation; Indemnification by the Company.

(a)          Exculpation.  To the fullest extent permitted by Law, no Covered Person shall be liable to the Company or its Subsidiaries or any other Person who is bound by this Agreement for any or all losses, damages, claims, judgments, penalties (including excise and similar taxes and punitive damages), fines, settlements and reasonable expenses (including reasonable attorneys’ fees and expenses) (collectively, “Expenses”) actually incurred by reason of any act or omission performed or omitted by such Covered Person on behalf of the Company or its Subsidiaries and in a manner reasonably believed to be within the scope of the authority conferred on such Covered Person in accordance with this Agreement, except to the extent such Expenses are due to the gross negligence or willful misconduct of, or bad faith breach of this Agreement by, such Covered Person (each, a “Covered Claim”). The provisions of this Agreement, to the extent that they restrict, limit or eliminate the duties and liabilities of a Covered Person to the Company or any Subsidiary of the Company or the Members otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities at law or in equity of such Covered Person, and each Member to the fullest extent permitted by applicable Law, hereby waives any right to make any claim, bring any action or seek any recovery based on such other duties or liabilities for breach thereof.

(b)          Indemnification.  Subject to the limitations and conditions provided in this Section 4.6, each Covered Person who was or is made a party or is threatened to be made a party to, or is involved in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or arbitrative, with respect to a Covered Claim (a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding (a “Covered Proceeding”), by reason of the fact that he, she or it, or a Person of which he, she or it is or was a Covered Person shall be indemnified by the Company or to the extent applicable a Subsidiary of the Company to the fullest extent permitted by applicable Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such Law permitted the Company to provide prior to such amendment) against all Expenses actually incurred by such Person in connection with such Covered Proceeding, and indemnification under this Section 4.6 shall continue as to a Covered Person who has ceased to serve in the capacity which initially entitled such Covered Person to indemnity under this Agreement.  The indemnification provided in this Section 4.6 is recoverable only out of the assets of the Company and/or its Subsidiaries, and no Member, director or Officer or employee of the Company or any of its Subsidiaries has any personal liability, or obligation to make a capital contribution, on account thereof.

(c)          Reliance.  A Covered Person shall be fully protected in relying in good faith upon the records of the Company and its Subsidiaries and upon such information, opinions, reports or statements presented to the Company or its Subsidiaries by any person as to matters the Covered Person reasonably believes are within such other person’s professional or expert competence, including information, opinions, reports or statements as to the value and amount of the assets, liabilities, Net Income or Net Losses of the Company and its Subsidiaries, or the value and amount of assets or reserves or contracts, agreements or other undertakings that would be sufficient to pay claims and obligations of the Company and its Subsidiaries or to make reasonable provision to pay such claims and obligations, or any other facts pertinent to the existence and amount of assets from which distributions to the Members or creditors of the Company and its Subsidiaries might properly be paid.

(d)          Advancement of Expenses.  The Company shall advance reasonable expenses (including reasonable attorneys’ fees) incurred by or on behalf of a Covered Person in connection with a Covered Proceeding (ignoring for purposes of this clause (d) the exception contained therein relating to gross negligence or willful misconduct or bad faith breach of this Agreement) within twenty (20) days after receipt by the Company from such Covered Person of a statement requesting such advances from time to time; provided such statement provides reasonable documentary evidence of such expenses and provides a written undertaking by the Covered Person to repay any and all advanced expenses in the event such Covered Person is ultimately determined not to be entitled hereunder to indemnification by the Company.

(e)          Indemnification Agreements and D&O Insurance.  The Company may enter into agreements with the Manager or any Officer to provide for indemnification consistent with the terms and conditions set forth in this Section 4.6.  Charter, the Company and/or its Subsidiaries, as deemed appropriate by the Manager, will purchase and maintain director and officer liability insurance at appropriate levels of coverage as determined by the Manager.  Charter, the Company and/or its Subsidiaries may, as deemed appropriate by the Manager, in lieu of or in addition to the policy referred to in the prior sentence, purchase a tail insurance policy with respect to its director and officer liability insurance with appropriate levels of coverage (as determined by the Manager) for past periods.

(f)          Nature of Rights.  The rights granted pursuant to this Section 4.6 shall be deemed contract rights, and no amendment, modification or repeal of this Section 4.6 shall have the effect of limiting or denying any such rights with respect to actions taken or Covered Proceedings arising prior to any amendment, modification or repeal.

(g)          Third-Party Beneficiaries.  Notwithstanding anything to the contrary in this Agreement, each of the Members and the Company acknowledges and agrees that the Covered Persons have relied on this Section 4.6 and are express third-party beneficiaries of this Section 4.6 with the express right and ability to enforce the Company’s obligations under this Section 4.6 directly against the Company to the full extent of such obligations.  The Company and each Member shall not in any way hinder, compromise or delay the rights and ability of the Covered Persons to enforce any of the Company’s obligations under this Section 4.6 directly against the Company to the full extent of such obligations.  Notwithstanding anything to the contrary in this Agreement, (i) this Section 4.6 may not be amended, modified, supplemented or waived in any manner, and (ii) the other provisions of this Agreement may not be amended, modified, supplemented or waived in any manner that adversely affects any Covered Person’s rights to enforce any of the Company’s obligations under this Section 4.6 directly against the Company without the prior written consent of such Covered Person, which consent may be withheld, conditioned or delayed for any reason in their sole discretion.

(h)          Survival.  This Section 4.6 shall survive any termination or restatement of this Agreement.  It is expressly acknowledged that the indemnification provided in this Section 4.6 could involve indemnification for negligence or under theories of strict liability.

SECTION 4.7      Manager Expenses.  All liabilities, costs and expenses incurred by Charter in connection with or relating to its activities as the Manager hereunder, incurred by the Charter Group in connection with the management of its business or the maintenance and continuity of its continued corporate existence, or incurred or suffered by the Charter Group shall be paid (or reimbursed to the Charter Group, if paid by the Charter Group) by the Company, and the Company shall indemnify, defend and hold harmless the Charter Group (and their respective directors, officers, personnel, advisors, agents and other representatives) for the same to the fullest extent permitted by Law; the foregoing shall include for the avoidance of doubt the costs and expenses of compensation for the directors, officers, personnel, advisors, agents and other representatives of the Charter Group.

SECTION 4.8      Exclusivity of Business.

(a)          For so long as the Exchange Agreement is in effect, Charter may not hold assets or liabilities outside of the Company and its Subsidiaries, other than any assets and liabilities that the Manager reasonably determines should be held outside the Company and its Subsidiaries for financing, tax, regulatory or similar or related reasons, and only if (i) such assets and liabilities (excluding deferred taxes), in the aggregate, together with all other assets and liabilities held outside of the Company and its Subsidiaries have a combined net value less than or equal to three percent (3%) of the total consolidated assets of Charter and its Subsidiaries at the time of such determination and (ii) the amount of cash and cash equivalents held outside of the Company and its Subsidiaries does not exceed the amount of cash and cash equivalents reasonably necessary to satisfy the ordinary needs of the business associated with the assets and liabilities held outside of the Company and its Subsidiaries or to comply with applicable Law, in each case, excluding cash or cash equivalents funded (or previously funded) by a Common Tax Distribution or other pro rata distribution or redemption by the Company on the Common Units.  At the end of each Fiscal Quarter, the Manager shall deliver to Cox and A/N a statement of the combined net value of any and all assets and liabilities (excluding deferred taxes) held outside the Company and its Subsidiaries as of the end of such Fiscal Quarter (the “Quarterly Asset Notice”). In addition to, and without limiting the foregoing, the Manager shall promptly deliver to Cox and A/N a statement of any and all new assets and liabilities to be held outside the Company and its Subsidiaries (the “Additional Asset Notice”) and shall provide such Additional Asset Notice to A/N and Cox at least five (5) Business Days prior to the completion thereof, if such new assets and liabilities (excluding deferred taxes), in the aggregate, together with all other assets and liabilities held outside of the Company and its Subsidiaries, would have a combined net value in excess of one percent (1%) of the total consolidated assets of Charter and its Subsidiaries at the time of such determination; and, thereafter, the Manager shall promptly provide an Additional Asset Notice to A/N and Cox at least five (5) Business Days prior to the completion of any other transaction or series of transactions that would result in (x) the combined net value of the total assets and liabilities (excluding deferred taxes) to be held outside of the Company and its Subsidiaries exceeding any whole number percentage equal to or greater than two percent (2%) of the total consolidated assets of Charter and its Subsidiaries at the time of such determination or (y) a change since the last Additional Asset Notice or Quarterly Asset Notice (whichever is later) in the combined net value of the total assets and liabilities (excluding deferred taxes) to be held outside of the Company and its Subsidiaries by more than one percent (1%) of the total consolidated assets of Charter and its Subsidiaries at the time of such determination.  For the avoidance of doubt, the fact that assets or liabilities are held by Charter outside of the Company and its Subsidiaries shall not affect the number of shares of Class A Common Stock to be delivered to any A/N Party or any Cox Party under the Exchange Agreement.

(b)          Notwithstanding anything in this Agreement to the contrary, but subject to Section 4.2(b) and Section 4.8(a), and without prejudice to A/N’s and Cox Enterprises’ rights under the Stockholders Agreement, it is the intent of the parties hereto that (i) the Company shall be a dynamic institution and may engage in such transactions as the Manager shall reasonably determine are advisable to and in the best interests of the Company and (ii) any actions taken by the Company or Charter that are necessary to preserve the 1:1 Up-C structure between Charter and the Company pursuant to this Agreement shall be undertaken by Charter and the Company in good faith and in a manner that (A) is fair and reasonable to the equityholders of Charter and to the Members and (B) preserves the intended economic effect of this Agreement.  In furtherance and not in limitation of the foregoing, but subject to Section 4.2(b):

(i)           The Manager may, in its sole discretion, cause the Company to lend cash to any member of the Charter Group to finance the acquisition, by merger, consolidation, acquisition of stock or assets, or otherwise, of any Person or business (an “Acquisition Loan”); provided that (A) the interest rate on any Acquisition Loan shall not be less than that which would apply to any concurrent Charter Initiated Tax Loan (for the avoidance of doubt, inclusive of the applicable benchmark rate in respect thereof) and (B) as soon as reasonably practicable following such acquisition, such member of the Charter Group shall contribute all of the assets and liabilities of such Person or business to the Company, such contribution to be deemed in full satisfaction of such Acquisition Loan.

(ii)          The Charter Group may issue shares of capital stock in consideration of the acquisition, by merger, consolidation, acquisition of stock or assets, or otherwise, of any Person or business; provided that, as soon as reasonably practicable following such acquisition, the Charter Group shall contribute all of the assets and liabilities of such Person or business to the Company in exchange for the Charter Member’s receipt of an equivalent number of Class A Common Units.  In such event, subject to Section 4.8, Charter and the Company shall, in addition, take such other action as is necessary to preserve the 1:1 Up-C structure between Charter and the Company.

(iii)          The Charter Group may issue debt to any Person (a “Creditor”); provided that, as soon as reasonably practicable following such debt issuance, the Charter Group shall either (1) contribute all of the net proceeds of such debt issuance to the Company, which contribution may be in exchange for units of a new class of Units with such rights, preferences, privileges and restrictions as the Manager shall designate in order that the obligations of the Company to the Charter Group resulting from the Charter Group’s ownership of such Units shall match, to the extent reasonably practicable, the obligations of the Charter Group to the Creditor resulting from such debt issuance, or (2) lend the net proceeds of such debt issuance to the Company or its Subsidiaries on terms designed to mirror such debt.

(iv)          Notwithstanding clauses (i)-(iii) above, but subject to the requirements of Section 4.8(a), the Manager may withhold from contribution to the Company any assets and liabilities that the Manager reasonably determines should be withheld for financing, tax, regulatory or similar or related reasons.  The Manager shall promptly prepare and provide to A/N and Cox a notice of any such withheld contribution, setting out, in reasonable detail, the assets and liabilities to be withheld and the reasons for their withholding.

(v)          With the unanimous consent of A/N and Cox, each in their sole discretion, the Charter Group may purchase additional Class A Common Units from the Company for cash at the Closing Price of Class A Common Stock on any day after Close of Business on such day, and the Manager shall subsequently effect a reverse unit split of the Units such that the Company shall maintain a 1:1 Up-C structure (except with respect to Class B Common Units, Class C Common Units and Convertible Preferred Units), and the Manager shall make a corresponding adjustment to the Conversion Rate of the Convertible Preferred Units pursuant to Section 3.3(c) (collectively, an “Excess Cash Contribution Transaction”); provided that in no event shall the Charter Group effect an Excess Cash Contribution Transaction prior to January 1, 2028.

(A)         The Company shall give written notice (a “Capital Contribution Notice”) to each Member (other than the Charter Member) of any proposed Excess Cash Contribution Transaction no later than three (3) Business Days prior to such Excess Cash Contribution Transaction (or, if the Company has determined to propose to effect such an Excess Cash Contribution Transaction within less than three (3) Business Days, as promptly as practicable after the Company has determined to propose to effect such Excess Cash Contribution Transaction, but no later than one (1) Business Day prior to such Excess Cash Contribution Transaction).  The Capital Contribution Notice shall set forth the material terms and conditions of the proposed Excess Cash Contribution Transaction , including (A) the number or, if such number has not yet been determined, the basis on which the number of Class A Common Units to be purchased will be determined, (B) the anticipated date or range of dates of the purchases, (C) any conditions to the Charter Group making such purchases and (D) the anticipated impact on each Member’s Percentage Interest.

(B)         The Company shall give written notice (a “Capital Contribution Closing Notice”) to each Member (other than the Charter Member) of any closing of an Excess Cash Contribution Transaction no later than one (1) Business Day after such closing.  The Capital Contribution Closing Notice shall set forth the material terms and conditions of the Excess Cash Contribution Transaction, including (A) the number of Class A Common Units issued, (B) the applicable price per Class A Common Units and (C) the impact on each Member’s Percentage Interest.

(C)         Each Member (other than the Charter Member) shall have the right to purchase, in whole or in part, a number of Class B Common Units (in the case of A/N) or Class C Common Units (in the case of Cox) that would permit A/N or Cox, as the case may be, to maintain its Percentage Interest (assuming the other party exercised its rights hereunder in full) at an all-cash purchase price per Common Unit equal to the price paid per Class A Common Unit by the Charter Group in such Excess Cash Contribution Transaction as adjusted pursuant to the unit split effected in connection with such Excess Cash Contribution Transaction.  A Member’s rights under this clause (C) shall be exercisable by delivery of written notice to the Company no later than the third (3rd) Business Day following its receipt of the Capital Contribution Closing Notice specifying the number of applicable Common Units to be purchased by such Member.  The closing of such purchase shall be consummated as promptly as practicable following delivery of the notice and the Company and each member of the Charter Group shall use reasonable best efforts not to set a record date (for voting, distributions or otherwise) until such transaction is consummated.

(D)          Section 4.2 and Section 4.3 of the Stockholders Agreement shall apply to the transactions described in this Section 4.8(b)(v) mutatis mutandis.

(vi)         In furtherance and not in limitation of the foregoing, and subject to this Section 4.8, it is the intent of the parties hereto that Charter and the Company shall maintain a 1:1 Up-C structure (except with respect to Class B Common Units, Class C Common Units and Convertible Preferred Units), as set forth in Section 2.3(a) of the Exchange Agreement.

ARTICLE V – ALLOCATIONS; DISTRIBUTIONS

SECTION 5.1      Capital Account Creation.  There shall be established for each Member on the books of the Company a Capital Account, which shall be increased or decreased in the manner set forth in this Agreement.  Each Member’s Capital Account shall be divided into components corresponding with such Member’s Common Units, Series A Preferred Units and Convertible Preferred Units, respectively, and all adjustments hereunder to Capital Accounts shall be made to the appropriate component, as the case may be.

SECTION 5.2      Capital Account Negative Balance.  A Member shall not have any obligation to the Company or to any other Member to restore any negative balance in the Capital Account of such Member.  The Company shall not request any additional capital contribution from A/N, Cox or their respective Affiliates or their transferees in its or their capacity as a Member.

SECTION 5.3      Allocations of Net Income and Net Loss.

(a)          Allocations of Net Income and Net Loss.  After giving effect to the special allocations set forth in Section 5.3(c) for the Taxable Period and all capital contributions by and distributions to the Members for the Taxable Period, the Company shall allocate Net Income and Net Loss (and, if necessary, individual items of gross income or gross deduction) for the Taxable Period to the Members in a manner such that, after such allocations have been made, the balance of each Member’s Capital Account shall, to the extent possible, be equal to each Member’s Target Capital Account.

(b)          Tax Allocations.

(i)           In accordance with Section 704(c) of the Code and the Regulations promulgated thereunder, but subject to Section 5.3(b)(iii), each item of income, gain, loss and deduction with respect to any property or liability contributed to the capital of the Company through the date hereof shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property or liability to the Company for U.S. federal income tax purposes and its initial Gross Asset Value using the “traditional method” pursuant to Regulations Section 1.704-3(b), provided that, to the extent permitted under the Code and Regulations, with respect to any such Company asset or liability that was contributed to the Company through the date hereof, the remaining amount of contributed tax basis in such asset or liability shall be allocated entirely to the forward Section 704(c) layer, if any, that is attributable to such contributed asset or liability and no portion of such tax basis shall be allocated to any reverse Section 704(c) layer that is attributable to such contributed asset or liability in the event the Gross Asset Value of such Company asset or liability is subsequently adjusted pursuant to Section 5.3(b)(ii) and Section 5.3(b)(iii).

(ii)          In the event the Gross Asset Value of any Company asset is adjusted pursuant to clause (2) of the definition of “Gross Asset Value,” subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for United States federal income tax purposes and its Gross Asset Value in the same manner as under Section 704(c) of the Code and the Regulations promulgated thereunder using any method permitted under Regulations Section 1.704-3 as reasonably determined by the Manager, subject to Section 5.3(b)(iii).

(iii)        With respect to any Company liability that is interest-bearing indebtedness for money borrowed that has a Gross Asset Value that differs from its adjusted issue price, if and to the extent the Company’s Section 704(c) method of allocating tax items of income, gain, loss or deduction with respect to such differences results in an allocation to Cox of total interest expense with respect to such liabilities that is less than the amount of such interest expense that would have been allocated to Cox if such interest expense were allocated in accordance with Percentage Interests as determined for the relevant tax period (such difference, the “704(c) Shortfall”), the Manager shall use commercially reasonable efforts to apply Section 704(c) methodologies (including the use of limited curative allocations under Regulations Section 1.704-3(c)) to cause the Company to allocate, to the extent legally possible, additional tax items of loss or deduction to Cox in an amount equal to the 704(c) Shortfall.

(iv)         In the event of the exercise of the conversion right of any Convertible Preferred Units pursuant to Section 3.3(a) by any Member or pursuant to Section 3.4(a) and if and to the extent of a corresponding re-allocation of the Members’ Capital Account balances under Regulations Section 1.704-1(b)(2)(iv)(s)(3), the Company shall, beginning with the Taxable Period in which the conversion right is exercised and in all succeeding Taxable Periods until the required allocations are fully taken into account, make corrective allocations of items of income, gain, loss, deduction and credit solely for tax purposes to adjust for such capital account re-allocation, as required under Regulations Section 1.704-1(b)(4)(x).

(v)          Subject to the provisions of Section 5.3(b)(i), (ii) and (iii), items of Company income, gain, loss, deduction and credit to be allocated for tax purposes shall, for each Taxable Period, be allocated among the Members in the same manner and in the same proportion as such items are allocated among the Members’ respective Adjusted Capital Accounts.

(vi)          Allocations pursuant to this Section 5.3(b) are solely for U.S. federal, state and local income tax purposes, and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, other items, or distributions pursuant to any provision of this Agreement.

(c)          Special Allocations.

(i)           Certain Special Allocations.  Notwithstanding anything to the contrary set forth in this Agreement, the following special allocations, if applicable, shall be made in the order set forth below.

(A)          Company Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding any other provision of this Section 5.3, if there is a net decrease in Company Minimum Gain during any Taxable Period, each Member shall be specially allocated items of Company income and gain for such Taxable Period (and, if necessary, subsequent Taxable Periods) in an amount equal to such Member’s share of such net decrease in Company Minimum Gain during such Taxable Period, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 5.3(c)(i)(A) is intended to comply with the minimum gain chargeback requirements set forth in Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(B)          Member Minimum Gain Chargeback.  Except as otherwise provided in Regulations Section 1.704-2(i)(4), notwithstanding any other provision of this Section 5.3, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Taxable Period, each Member that has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such Taxable Period (and, if necessary, subsequent Taxable Periods) in an amount equal to such Member’s share of such net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt during such Taxable Period, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Member pursuant thereto.  The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2).  This Section 5.3(c)(i)(B) is intended to comply with the minimum gain chargeback requirement set forth in Regulations Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

(C)         Qualified Income Offset.  In the event any Member unexpectedly receives any adjustments, allocations or distributions described in subparagraphs (4), (5) or (6) of Regulations Section 1.704-1(b)(2)(ii)(d), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by such Regulations, such Member’s Adjusted Capital Account Deficit as quickly as possible; provided that an allocation pursuant to this Section 5.3(c)(i)(C) shall be made only if and to the extent that such Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Section 5.3 have been tentatively made as if this Section 5.3(c)(i)(C) were not in this Agreement.  This Section 5.3(c)(i)(C) is intended to comply with the “qualified income offset” requirements set forth in Regulations Section 1.704-1(b)(2)(ii)(d)(3) and shall be interpreted consistently therewith.

(D)          Gross Income Allocation.  In the event any Member has a deficit Capital Account at the end of any Taxable Period that is in excess of the sum of (i) the amount such Member is obligated to restore, if any, pursuant to any provision of this Agreement, and (ii) the amount such Member is obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be specially allocated items of Company income and gain in the amount of such excess, as quickly as possible; provided that an allocation pursuant to this Section 5.3(c)(i)(D) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Section 5.3 have been tentatively made as if Section 5.3(c)(i)(C) and this Section 5.3(c)(i)(D) were not in this Agreement.

(E)          Nonrecourse Deductions.  Nonrecourse Deductions for any Taxable Period shall be specially allocated among the Members in accordance with a Member’s share of Company profits under Regulations Section 1.752-3(a)(3).

(F)          Member Nonrecourse Deductions.  Any Member Nonrecourse Deductions for any Taxable Period shall be specially allocated to the Member that bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

(G)          Section 754 Adjustments.  To the extent an adjustment to the adjusted tax basis for U.S. federal income tax purposes of any Company asset pursuant to Section 734(b) or 743(b) of the Code is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Member in complete liquidation of such Member’s Membership Interest, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Members pro rata in accordance with the manner in which it would be allocated under Section 5.3(a) in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Member to whom such distribution was made, in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(H)          For each Taxable Period, items of Company gross income and gain shall be allocated (I) to the Members holding Convertible Preferred Units at the beginning of such Taxable Period in an amount equal to the aggregate Convertible Preferred Unallocated Yield with respect to all Convertible Preferred Units held by such Member during the Taxable Period, pro rata in proportion to the aggregate Convertible Preferred Unallocated Yield with respect to the Convertible Preferred Units held by each such Member during the Taxable Period and (II) to the Members holding Series A Preferred Units at the beginning of such Taxable Period in an amount equal to the aggregate Series A Preferred Dividend Amounts for all Series A Preferred Dividend Payment Dates in such Taxable Period with respect to all Series A Preferred Units held by each such Member during the Taxable Period, pro rata in proportion to such aggregate Series A Preferred Dividend Amounts with respect to the Series A Preferred Units held by each such Member during the Taxable Period.  For the avoidance of doubt, any Member whose Convertible Preferred Units are converted pursuant to Section 3.3(a) or pursuant to Section 3.4(a) during the current Taxable Period will be allocated gross income and gain in the current Taxable Period pursuant to the prior sentence with respect to the Convertible Preferred Units so converted.

(I)           In the event of the exercise of the conversion right of any Convertible Preferred Units pursuant to Section 3.3(a) by any Member or pursuant to Section 3.4(a) during the current Taxable Period (“Current Period Converted Units”), after giving effect to the allocations in Section 5.3(c)(i)(A)-(H), the Company shall make allocations in respect of the Current Period Converted Units in accordance with the principles outlined in Regulations Section 1.704-1(b)(2)(iv)(s). For the avoidance of doubt, the portion of a Member’s Capital Account that is attributable to such Member’s Current Period Converted Units will be increased or decreased under this Section 5.3(c)(i)(I) to an amount that represents such Member’s rights to partnership capital in respect of the Units received by such Member in respect of the Current Period Converted Units. If a Member’s Capital Account is to be increased under this Section 5.3(c)(i)(I), such Member shall be specially allocated a pro-rata share of all items of gain attributable to increases in the Gross Asset Values of Company property resulting from adjustments to the Gross Asset Value of Company property for the current Taxable Period in an amount equal to such increase. If a Member’s Capital Account is to be reduced under this Section 5.3(c)(i)(I), such Member shall be specially allocated a pro-rata share of all items of loss attributable to decreases in the Gross Asset Values of Company property resulting from adjustments to the Gross Asset Value of Company property for the current Taxable Period in an amount equal to such decrease. To the extent that there are insufficient items of gain or loss to make the allocations required by this Section 5.3(c)(i)(I), the Company will re-allocate amounts among the Capital Accounts of the Members in the manner outlined in Regulations Section 1.704-1(b)(2)(iv)(s)(3).

(J)           Curative Allocations.  The allocations set forth in Section 5.3(c)(i)(A)–(G) (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations.  It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 5.3(c)(i)(J).  Therefore, notwithstanding any other provision of this Section 5.3 (other than the Regulatory Allocations), the Company shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner it determines appropriate so that, after such offsetting allocations are made, each Member’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Member would have had if the Regulatory Allocations were not part of this Agreement and all Company items were allocated pursuant to Section 5.3(a) and Section 5.3(d) of this Agreement. For the avoidance of doubt, in making allocations pursuant to this Section 5.3(c)(i)(J), the Company shall take into account future Regulatory Allocations under Section 5.3(c)(i)(A) and Section 5.3(c)(i)(B) that, although not yet made, are likely to offset other Regulatory Allocations previously made under Section 5.3(c)(i)(E) and Section 5.3(c)(i)(F) of this Agreement.

(d)          Other Allocation Rules.

(i)           The allocation provisions set forth in this Section 5.3 and other provisions of this Agreement relating to maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b) and shall be interpreted and applied in a manner consistent with such Regulations.

(ii)          For purposes of determining the Net Income, Net Loss or any other items allocable to any period, Net Income, Net Loss and any such other items shall be determined on a daily, monthly or other basis, as determined by the Tax Matters Member using any permissible method under Section 706 of the Code and the Regulations thereunder.

(iii)          If the Percentage Interest of any one or more Members changes or any Convertible Preferred Units or Series A Preferred Units are Transferred during the Fiscal Year, all items of Company income, loss, deduction and credit shall be allocated among the Members for such Fiscal Year in a reasonable manner, as determined by the Manager, that takes into account the varying Percentage Interests of the Members in the Company and/or such Transfer of Convertible Preferred Units or Series A Preferred Units during such Fiscal Year in accordance with Section 706 of the Code; provided that the “interim closing method” and the “calendar day convention” pursuant to Regulations Section 1.706-4 shall be used for such purpose with respect to the Transaction (as defined in the Transaction Agreement) and the Closing Date.

(iv)          The Members are aware of the income tax consequences of the allocations made hereby and hereby agree to be bound by the provisions of this Agreement in reporting their shares of Company income and loss for income tax purposes.

(v)          The Manager shall determine, in its reasonable discretion, the methodology for determining the allocation of “excess nonrecourse liabilities” of the Company (within the meaning of Regulations Section 1.752-3(a)(3)) among the Members and the methodology for allocating “nonrecourse liabilities” among assets of the Company for purposes of Regulations Section 1.752-3(b); provided, however, that in exercising its discretion, the Manager shall act in good faith to make such determinations in a manner that is fair and reasonable with respect to each Member and to the Members as a whole and, without limiting the generality of the foregoing, shall use commercially reasonable efforts to minimize, to the extent possible, (A) the amount of any gain, including Section 731(a) of the Code gains, recognized by a Member due to deemed distributions under Section 752(b) of the Code, and (B) any limitation on the allowance of Company losses under Section 704(d) of the Code due to a Member having insufficient basis in its Units to claim its distributive share of losses of the Company, provided that such efforts do not require the Company to incur additional liabilities. Consistent with the foregoing, if a Member transfers less than all of its Units, the Manager shall use its discretion in determining methodologies for the year of the transfer so that, to the greatest extent reasonably possible, (X) the transferring Member’s share of Company liabilities under Section 752 of the Code immediately after such transfer, divided by such Member’s share of Company liabilities under Section 752 of the Code immediately prior to such transfer, equals (Y) the proportion of the transferring Member’s Capital Account immediately prior to such transfer (determined as if the Members’ Capital Accounts were revalued pursuant to Regulations Section 1.704-1(b)(2)(iv)(f) immediately prior to such transfer) that is attributable to the Units retained by the transferring Member.

SECTION 5.4      Distributions.

(a)          Distributions Generally.

(i)           Subject to and in accordance with this Section 5.4 (including, for the avoidance of doubt, subject to and in accordance with the limitations set forth in Section 5.4(c)), the Company shall make distributions to the Members as follows:

(A)          to the Members holding Convertible Preferred Units, when, as and if declared by the Manager, cumulative preferential cash distributions in an amount equal to the Convertible Preferred Yield per Convertible Preferred Unit.   If declared, such distributions will be payable quarterly in arrears, and, if not declared, shall be deemed to have become due quarterly and in arrears, on the first calendar day of January, April, July and October of each year (each a “Convertible Preferred Unit Distribution Payment Date”), commencing on the first of such payment dates to occur following the original date of issuance of each such Convertible Preferred Unit.  If any date on which distributions are to be made on the Convertible Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.  The Members holding Convertible Preferred Units shall not be entitled to any distributions in respect of such Convertible Preferred Units, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described in this Section 5.4(a)(i)(A), which full cumulative distributions include any unpaid Preferred Accrued Distribution Amounts.  For the avoidance of doubt, all Preferred Tax Distributions shall be considered distributions paid pursuant to this Section 5.4(a)(i)(A) or Section 5.4 (a)(i)(B) (as the case may be) for purposes of this Agreement. Any distribution payment made on the Convertible Preferred Units shall (x) first be credited against the earliest accrued but unpaid Preferred Accrued Distribution Amount due with respect to such Convertible Preferred Units which remain payable and (y) not be treated as proceeds with respect to a “disguised sale” within the meaning of Section 707 of the Code and the Regulations thereunder;

(B)          to the Members holding Series A Preferred Units, when, as and if declared by the Manager, out of funds legally available therefor, preferential dividends that shall accrue and cumulate as provided in this Section 5.4(a)(i)(B):

(I)           Dividends on each Series A Preferred Unit shall accrue on a daily basis at the Series A Preferred Dividend Rate of the Series A Preferred Stated Rate from and including the Series A Preferred Dividend Accrual Commencement Date (which, for the avoidance of doubt, may be prior to the date of this Agreement and prior to the time any Series A Preferred Units have been issued) to and including the date on which the Series A Preferred Liquidation Price or Series A Preferred Redemption Price of such Series A Preferred Unit is paid pursuant to Section 6.2(c)(ii) or Section 3.6, respectively, whether or not such dividends have been declared and whether or not there are any funds of the Company legally available for the payment of dividends, and such dividends shall be cumulative; provided, however, if on the Series A Preferred Dividend Accrual Commencement Date a Series A Preferred Dividend Default exists, then the Series A Preferred Dividend Rate shall accrue in accordance with the terms and subject to the conditions of Section 5.4(a)(i)(B)(II) below, as applicable.  Accrued dividends on the Series A Preferred Units shall be payable, in accordance with the terms and conditions set forth in this Section 5.4(a)(i)(B), quarterly on each Series A Preferred Dividend Payment Date, to the holders of record of the Series A Preferred Units as of the close of business on the applicable Series A Preferred Record Date; provided, however, if any such payment date is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, without any interest or other payment in respect of such delay.  For purposes of determining the amount of dividends “accrued” (i) as of any date that is not a Series A Preferred Dividend Payment Date, such amount shall be calculated on the basis of the foregoing rate per annum for actual days elapsed from the last preceding Series A Preferred Dividend Payment Date (or in the event the first Series A Preferred Dividend Payment Date has not yet occurred, the Series A Preferred Dividend Accrual Commencement Date) to the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Series A Preferred Dividend Payment Date, such amount shall be calculated on the basis of the foregoing rate per annum, based on a 360-day year of twelve 30-day months.

(II)          If the Company fails to pay cash dividends on the Series A Preferred Units in full for any four (4) consecutive or non-consecutive Series A Preferred Dividend Periods, including, without limitation, any failure to pay as a result of Section 5.4(a)(i)(B)(IV) (a “Series A Preferred Dividend Default”), then:

(a)          the Series A Preferred Dividend Rate shall increase to the Series A Preferred Penalty Rate, commencing on the first day after the Series A Preferred Dividend Payment Date on which a Series A Preferred Dividend Default occurs and for each subsequent Series A Preferred Dividend Period thereafter; provided, however, that the Series A Preferred Dividend Rate will revert to the Series A Preferred Stated Rate at such time as the Company has paid all LBRD Unpaid Dividends (if any) and all accrued and unpaid dividends (whether or not declared) which pursuant to Section 5.4(a)(i)(B)(V) have been added to and then remain part of the Series A Preferred Liquidation Price as of such date; and

(b)          when the Series A Preferred Dividend Default is cured and the Series A Preferred Dividend Rate reverts to the Series A Preferred Stated Rate, each subsequent Series A Preferred Dividend Default shall not occur until the Company has an additional four (4) failures to pay cash dividends on the Series A Preferred Units, whether consecutive or non-consecutive after the prior Series A Preferred Dividend Default has been cured.

For purposes of determining whether the first instance of a Series A Preferred Dividend Default (if any) has occurred after the original issuance of the Series A Preferred Units (but not for any subsequent Series A Preferred Dividend Default), any failure to pay cash dividends by LBRD on shares of the LBRD Series A Preferred Stock pursuant to the LBRD Certificate of Designations on any LBRD Dividend Payment Date shall be considered to have been a failure to pay cash dividends on the Series A Preferred Units on a Series A Preferred Dividend Payment Date pursuant to this Section 5.4(a)(i)(B) until such time as any LBRD Unpaid Dividends no longer remain part of the Series A Preferred Liquidation Price when repaid in accordance with this Section 5.4(a)(i)(B).

(III)        If at any time or from time to time the Series A Preferred Stock fails to be Publicly Traded for ninety (90) consecutive days or longer (a “Series A Preferred Listing Default”), then the Series A Preferred Dividend Rate shall increase to the Series A Preferred Penalty Rate, commencing on the day after the Series A Preferred Listing Default and continuing until such time as Charter has cured the Series A Preferred Listing Default by again causing the Series A Preferred Stock to be Publicly Traded, at which time the Series A Preferred Dividend Rate shall revert to the Series A Preferred Stated Rate.

(IV)        If, on any Series A Preferred Dividend Payment Date, the Company, pursuant to applicable Law or the terms of any Debt Instrument or Senior Units, shall not have funds legally available to pay or shall otherwise be prohibited or restricted from paying to the holders of the Series A Preferred Units the full Series A Preferred Dividend Amount to which such holders are entitled and to the holders of any Parity Units then entitled to receive payment of a dividend the full amount to which such holders are entitled, the amount available for such payment pursuant to applicable Law and which is not restricted or prohibited by the terms of any Debt Instrument or Senior Units shall be distributed, when and as declared by the Board of Directors, among the holders of the Series A Preferred Units and any Parity Units to which dividends are then owed ratably in proportion to the full amounts to which they would otherwise be entitled.

(V)         To the extent the Series A Preferred Dividend Amount is not paid in full on a Series A Preferred Dividend Payment Date for any reason, all dividends (whether or not declared) that have accrued on a Series A Preferred Unit during the Series A Preferred Dividend Period ending on such Series A Preferred Dividend Payment Date and which are unpaid will be added to the Series A Preferred Liquidation Price (as provided in the definition thereof) of such Series A Preferred Unit and will remain a part thereof until such dividends are paid, together with all dividends that have accrued to the date of such payment with respect to that portion of the Series A Preferred Liquidation Price which consists of such accrued and unpaid dividends.  Such accrued and unpaid dividends, together with any LBRD Unpaid Dividends, and, collectively, with all unpaid dividends accrued thereon, may be declared and paid at any time (subject to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Units), without reference to any regular Series A Preferred Dividend Payment Date, to holders of record as of the close of business on such date, not more than sixty (60) days preceding the payment date thereof, as may be fixed by the Board of Directors and, to the extent LBRD Unpaid Dividends are so paid, they will no longer be a part of the Series A Preferred Liquidation Price.

(VI)        So long as any Series A Preferred Units or Convertible Preferred Units, as applicable, shall be outstanding, the Company shall not declare or pay any dividend whatsoever with respect to any Junior Units or any other Parity Units, whether in cash, property or otherwise, nor shall the Company declare or make any distribution on any Junior Units or any other Parity Units, or set aside any cash or property for any such purposes, nor shall any Junior Units or other Parity Units be purchased, redeemed or otherwise acquired by the Company or any of its Subsidiaries, nor shall any monies be paid, set aside for payment or made available for a sinking fund for the purchase or redemption of any Junior Units or other Parity Units, unless and until (i) all dividends to which the holders of the Series A Preferred Units or Convertible Preferred Units, as applicable, shall have been entitled for all current and all previous Series A Preferred Dividend Periods and Convertible Preferred Unit Distribution Payment Dates, as applicable, and all LBRD Unpaid Dividends, shall have been paid or declared and the consideration sufficient for the payment thereof set aside so as to be available for the payment thereof and (ii) the Company shall have paid, in full, or set aside the consideration sufficient for the payment thereof, all redemption payments with respect to the Series A Preferred Units or the Convertible Preferred Units that it is then obligated to pay; provided, however, that nothing contained in this Section 5.4(a)(i)(B)(VI) shall prevent (A) purchases, redemptions or other acquisitions of Junior Units in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants; (B) purchases of Junior Units pursuant to a contractually binding requirement to buy Units, provided that such contract or plan was entered into prior to the Company’s failure to pay dividends on the Series A Preferred Units or distributions on the Convertible Preferred Units (or, in the case of LBRD Unpaid Dividends, prior to or on the date upon which LBRD failed to pay dividends on the LBRD Series A Preferred Stock pursuant to and in accordance with the LBRD Certificate of Designations); (C) exchanges or conversions of any class or series of Junior Units, or the securities of another company, for any other class or series of Junior Units; (D) the purchase of fractional interests in Junior Units pursuant to the conversion or exchange provisions of such Junior Units or the security being converted or exchanged; (E) the payment of any dividends in respect of Junior Units where the dividend is in the form of the same Units as that on which the dividend is being paid; (F) distributions of Junior Units or rights to purchase Junior Units; (G) direct or indirect distributions of equity interests of a Subsidiary or other Person (whether by redemption, dividend, share distribution, merger or otherwise) to all or substantially all of the holders of one or more classes or series of Common Units, on a pro rata basis with respect to each such class or series (other than with respect to the payment of cash in lieu of fractional Units), or such equity interests of such Subsidiary or other Person are available to be acquired by such holders of one more classes or series of Common Units (including through any rights offering, exchange offer, exercise of subscription rights or other offer made available to such holders), on a pro rata basis with respect to each such class or series (other than with respect to the payment of cash in lieu of fractional Units), whether voluntary or involuntary; (H) stock splits, stock dividends or other distributions, reclassifications, recapitalizations; (I) the declaration and payment of dividends ratably on the Series A Preferred Units and each series or class of Parity Units as to which dividends are payable or in arrears so that the amount of dividends declared and paid per Series A Preferred Unit and per each series or class of such Parity Units are in proportion to the respective total amounts of accrued and unpaid dividends with respect to the Series A Preferred Units and any LBRD Unpaid Dividends, on the one hand, and all such classes and series of Parity Units, on the other hand; (J) the payment of Tax Distributions or the making of Tax Loans pursuant to Section 5.4(b); or (K) payments made pursuant to Section 5.4(a)(i)(A); and

(C)          to the Members holding Common Units, pro rata in accordance with their respective Percentage Interests, at the times and in the aggregate amounts determined by the Manager; provided that, so long as any Convertible Preferred Units or Series A Preferred Units are outstanding, no distribution of cash or other property shall be authorized, declared, paid or set apart for payment on or with respect to the Common Units, nor shall any Common Units be redeemed, purchased or otherwise acquired for any consideration (or any monies be paid to or made available for a sinking fund for the redemption of any such Common Units) by the Company (except for the Exchange of Class B Common Units or Class C Common Units for shares of Class A Common Stock pursuant to the Exchange Agreement) unless, in each case, all unpaid Preferred Accrued Distribution Amounts with respect to the Convertible Preferred Units pursuant to Section 5.4(a)(i)(A) and all unpaid amounts payable with respect to the Series A Preferred Units pursuant to Section 5.4(a)(i)(B) have been or contemporaneously are authorized and paid.  The foregoing sentence will not prohibit the payment of Tax Distributions or the making of Tax Loans pursuant to Section 5.4(b).

(ii)          The Company may offset damages for a judicially and finally determined breach of this Agreement by a Member whose Membership Interest is liquidated (either upon the resignation of the Member or the liquidation of the Company) against any amount otherwise distributable to the Member.

(iii)         Distributions made upon liquidation of the Company shall be made as provided in Section 6.2(c).

(b)          Tax Distributions.

(i)           Anything to the contrary in this Agreement notwithstanding, subject, in each case, to Section 5.4(c), Section 5.4(b)(ii)(F) and Section 5.4(b)(viii):

(A)          (1) At least five (5) days prior to the due date prescribed by the Code for corporations to pay quarterly installments of estimated tax, the Company shall distribute in cash to each Member (or former Member) who held Common Units during such Fiscal Quarter, (x) the weighted average number of Common Units held by such Member (or former Member) from the beginning of the Fiscal Year until the last day of the month prior to the immediately preceding month (e.g., April 30th for a Tax Distribution made with respect to the second Fiscal Quarter), multiplied by (y) the estimated Common Per Unit Tax Distribution Amount calculated as of the end of the Fiscal Quarter with respect to which such quarterly installments of estimated tax are due, (2) no later than fifteen (15) days after the Convertible Preferred Unit Distribution Payment Date that follows the end of the applicable Fiscal Quarter, to each Member (or former Member) who held Convertible Preferred Units during such Fiscal Quarter, (x) the weighted average number of Convertible Preferred Units held by such Member (or former Member) during such Fiscal Quarter, multiplied by (y) the estimated Convertible Preferred Per Unit Tax Distribution Amount for the Fiscal Quarter with respect to which such quarterly installments of estimated tax are due, and (3) no later than fifteen (15) days after the Series A Preferred Dividend Payment Date that follows the end of the applicable Fiscal Quarter, to each Member (or former Member) who held Series A Preferred Units during such Fiscal Quarter, (x) the weighted average number of Series A Preferred Units held by such Member (or former Member) during such Fiscal Quarter, multiplied by (y) the estimated Series A Preferred Per Unit Tax Distribution Amount for the Fiscal Quarter with respect to which such quarterly installments of estimated tax are due.  Solely for purposes of calculating a Member’s (or former Member’s) estimated Common Per Unit Tax Distribution Amount, any Member (or former Member) that held Common Units as of the date specified in clause (1)(x) of this Section 5.4(b)(i)(A) shall be treated as if such Member (or former Member) continued to hold Common Units as of the end of the relevant Fiscal Quarter. Notwithstanding anything to the contrary herein, with respect to the first Fiscal Quarter in which Cox holds Common Units, for purposes of clause (1)(x) of this Section 5.4(b)(i)(A), the weighted average number of Common Units held by Cox for such Fiscal Quarter shall be calculated from the first day of the Fiscal Quarter through the last day of the Fiscal Quarter, assuming for this purpose that from the Closing Date until the end of the Fiscal Quarter, Cox holds the number of Common Units issued to it on the Closing Date.

(B)          As promptly as practicable after the end of each Fiscal Year, but in no event later than five (5) days prior to the estimated tax due date of the succeeding fiscal quarter (or, if earlier, any date on which taxes are due in connection with an application for an extension of time to file any tax returns) the Company shall distribute in cash (1) to each Member (or former Member) who held Common Units during such Fiscal Year, (x) the weighted average number of Common Units held by such Member (or former Member) during such Fiscal Year multiplied by (y) the Common Per Unit Tax Distribution Amount calculated as of the end of such Fiscal Year, (2) to each Member (or former Member) who held Convertible Preferred Units during such Fiscal Year, (x) the weighted average number of Convertible Preferred Units held by such Member (or former Member) during such Fiscal Year, multiplied by (y) the Convertible Preferred Per Unit Tax Distribution Amount for such Fiscal Year, and (3) to each Member (or former Member) who held Series A Preferred Units during such Fiscal Year, (x) the weighted average number of Series A Preferred Units held by such Member (or former Member) during such Fiscal Year, multiplied by (y) the Series A Preferred Per Unit Tax Distribution Amount for such Fiscal Year.

(C)          Upon the request of a Member (or former Member that is entitled to a Tax Distribution pursuant to Section 5.4(b)(i)(B)) that is subject to CAMT in a Fiscal Year in which Tax Distributions are made pursuant to this Section 5.4(b)(i), the Manager shall calculate such Member’s (or former Member’s) Common Cumulative Assumed Tax Liability, Convertible Preferred Cumulative Assumed Tax Liability and/or Series A Preferred Cumulative Assumed Tax Liability, as applicable, for such Fiscal Year for purposes of making Tax Distributions pursuant to Section 5.4(b)(i)(B) by reference to, and the Manager and such Member (or former Member) shall cooperate in good faith to determine, such Member’s (or former Member’s) tax liability under CAMT rules then in effect with respect to AFSI of the Company for such Fiscal Year (such tax liability, such Member’s (or former Member’s) “CAMT Tax Liability”).  Such Member’s (or former Member’s) Common Cumulative Assumed Tax Liability, Convertible Preferred Cumulative Assumed Tax Liability and/or Series A Preferred Cumulative Assumed Tax Liability, as applicable, shall be equal to such Member’s (or former Member’s) CAMT Tax Liability attributable to such Member’s (or former Member’s) Common Units, Convertible Preferred Units, and/or Series A Preferred Units, as applicable, for such Fiscal Year, including for purposes of determining the Common Per Unit Tax Distribution Amount as of the end of such Fiscal Year, the Convertible Preferred Per Unit Tax Distribution Amount and/or the Series A Preferred Per Unit Tax Distribution Amount, as applicable, payable pursuant to Section 5.4(b)(i)(B) (but not, for the avoidance of doubt, for purposes of calculating any amounts payable pursuant to Section 5.4(b)(i)(A)). If a Member’s (or former Member’s) Common Cumulative Assumed Tax Liability, Convertible Preferred Cumulative Assumed Tax Liability and/or Series A Preferred Cumulative Assumed Tax Liability, as applicable, is so determined, then such Member’s (or former Member’s) Common Cumulative Assumed Tax Liability, Convertible Preferred Cumulative Assumed Tax Liability and/or Series A Preferred Cumulative Assumed Tax Liability, as applicable, for subsequent Fiscal Years shall take into account any credit against such Member’s (or former Member’s) regular tax liability available to such Member (or former Member)  under CAMT in such Fiscal Years.

(ii)          Notwithstanding anything in this Section 5.4(b) to the contrary (other than the immediately following sentence), the Manager may waive, in whole or in part, any or all Common Tax Distributions to which the Charter Member is entitled, provided that such waiver shall be allowed solely to the extent a Common Tax Distribution to the Charter Member would exceed the taxes payable in respect of the Charter Member’s applicable estimated, extension, tax return or other tax liability, including any such tax liability of LBRD or which the Charter Member otherwise inherits or agrees to be responsible for in connection with the LBRD Merger and related transactions, and the obligations of Charter or any other member of the Charter Group under the Tax Receivables Agreement (taking into account cash or cash equivalents available for the paying of any such taxes in accordance with Section 4.8(a), Preferred Tax Distributions and net operating loss carryforwards, tax credits, or other tax attributes available to offset such tax liability) (such excess, the “Excess Tax Distribution Amount”). Notwithstanding anything to the contrary herein, (I) if the Waiver Limitation Conditions are satisfied, (1) in no event shall the Manager waive any portion of the Excess Tax Distribution Amount that would cause the Common Per Unit Tax Distribution Amount for the end of the relevant Fiscal Quarter or Fiscal Year to be lower than the greater of (A) the Common Per Unit Excess Cumulative Tax Liability of Cox and (B) the Common Per Unit Excess Cumulative Tax Liability of A/N, in each case, for the end of the relevant Fiscal Quarter or Fiscal Year (such portion of the Excess Tax Distribution Amount not subject to waiver, the “Minimum Tax Pool Amount”), and (2) in connection therewith, Charter shall invoke a Pro-Rata Excess Redemption in accordance with Section 3.2(b)(iv) and Section 5.4(b)(ii)(F) in respect of, and in an amount not less than, such Minimum Tax Pool Amount (such Pro-Rata Excess Redemption, a “Minimum Tax Pool Redemption”) and (II) if the Rating Agency Condition is not satisfied but the other Waiver Limitation Conditions are satisfied, the Manager shall agree to limit the waiver of the Excess Tax Distribution Amount to the maximum amount of the Minimum Tax Pool Amount such that the Rating Agency Condition is satisfied, and shall invoke a Pro-Rata Excess Redemption in accordance with Section 3.2(b)(iv) and Section 5.4(b)(ii)(F) in an amount not less than such maximum amount (which redemption shall be a Minimum Tax Pool Redemption hereunder); provided, that in each case of clauses (I) and (II), (x) Charter may invoke a Repurchase Suspension with respect to a Minimum Tax Pool Redemption solely to the extent and solely for so long as any Waiver Limitation Condition is not satisfied (such a Repurchase Suspension, a “Minimum Tax Pool Repurchase Suspension”), and (y) if the Tax Distribution Conditions would not be satisfied following a distribution of the Minimum Tax Pool Amount, Section 5.4(b)(v) through Section 5.4(b)(viii) shall apply. To the extent that the Manager elects to waive Common Tax Distributions pursuant to this Section 5.4(b)(ii):

(A)         Such waiver shall reduce the total Common Tax Distribution to the Charter Member under Section 5.4(b)(i) and shall reduce Common Tax Distributions made to all other Members (or former Members) in an amount equal to (x) the reduction to the total Common Tax Distribution to the Charter Member pursuant to this Section 5.4(b)(ii)(A), divided by (y) the weighted average number of Common Units held by the Charter Member during the relevant period, multiplied by (z) the weighted average number of Common Units held by such Member (or former Member) as of the date of such waiver (the aggregate amount of such reduction with respect to each Member (or former Member), the “Shortfall Amount”).

(B)          Subject to Section 5.4(b)(ii)(C) and the terms and conditions of the applicable Tax Loan Agreement, each Member (and former Member) that is not a member of the Charter Group shall have the option, in its discretion, by written notice (which may be by email and which may be substantially in the form of a Notice of Borrowing (as defined in the applicable Tax Loan Agreement) or otherwise in accordance with the applicable Tax Loan Agreement) provided to Charter no later than seven (7) days after receipt of the applicable Initial Estimated Quarterly Tax Statement pursuant to Section 7.2(a), to receive or waive an advance (a “Tax Loan”) from the Company or its applicable Affiliate, as lender (the “Tax Loan Lender”), under the applicable Tax Loan Agreement up to an amount equal to the lesser of (i) such Member’s (or former Member’s) Shortfall Amount or (ii) such Member’s (or former Member’s) Common Excess Cumulative Tax Liability reduced by any Common Tax Distributions to be made to such Member (or former Member) in respect of such period (after any tax distribution waiver by the Manager under Section 5.4(b)(ii) and, for the avoidance of doubt, without duplication of clause (b) of the definition of “Common Excess Cumulative Tax Liability”), it being agreed that the borrower in respect of any such Tax Loan shall be a newly formed special purpose Delaware limited liability company that is a direct or indirect wholly owned subsidiary of such Member (or former Member) (a “Tax Loan Borrower”).  Prior to or substantially concurrently with the incurrence of any Tax Loan, the conditions precedent set forth in Section 8(b) of the applicable Tax Loan Agreement shall be satisfied (or waived by the applicable Tax Loan Lender) to the extent required thereby.

(C)          Notwithstanding anything to the contrary in Section 5.4(b)(ii)(B), (i) the applicable Tax Loan Lender and the applicable Tax Loan Borrower shall, promptly upon the request (which may be by email) of the applicable Member (or former Member), execute and deliver a Tax Loan Agreement, (ii) the applicable Charter Issuers (as defined in the Tax Loan Agreement), the applicable Tax Loan Lender and the applicable Tax Loan Borrower shall, promptly upon the request (which may be by email) of such Member (or former Member), execute and deliver an Issuer Control Agreement (as defined in such Tax Loan Agreement) in connection with such Tax Loan Agreement, (iii) the applicable Tax Loan Lender, the applicable Tax Loan Borrower and the direct parent of such Tax Loan Borrower shall, promptly upon the request (which may be by email) of such Member (or former Member), execute and deliver a Borrower Control Agreement (as defined in such Tax Loan Agreement) in connection with such Tax Loan Agreement and (iv) the applicable Tax Loan Lender shall fund Tax Loans to the applicable Tax Loan Borrower from time to time in accordance with Section 5.4(b)(ii)(B) and in accordance with the applicable Tax Loan Agreement, subject to the terms and conditions set forth herein and therein. All Tax Loans with respect to a given Member (or former Member) shall be governed by definitive documentation signed by the applicable Tax Loan Lender and Tax Loan Borrower (in the capacities set forth therein), in form and substance substantially consistent with Exhibit H (as amended, restated, supplemented or otherwise modified from time to time as permitted thereunder, a “Tax Loan Agreement”).  Notwithstanding anything in this Agreement or the Stockholders Agreement to the contrary, (x) no Collateral shall be deemed to comprise pledged equity for purposes of Section 3.5 of the Stockholders Agreement and (y) no provision of any Tax Loan Agreement or other Loan Document (as defined in the applicable Tax Loan Agreement) shall be construed or deemed to otherwise restrict Cox, A/N, or their respective Affiliates (other than the applicable Tax Loan Borrower, its direct parent party to any Loan Document (as defined in the applicable Tax Loan Agreement) and any of their Subsidiaries, in each case, as specified in the applicable Tax Loan Agreement) from creating, incurring, assuming or permitting to exist any lien on any of their respective assets or property (including stock or other securities).  For the avoidance of doubt, (x) in addition to any pledge in favor of the applicable Tax Loan Lender of Collateral that secures any Tax Loan under a Tax Loan Agreement, Cox, A/N and their respective Subsidiaries and Affiliates (other than any Tax Loan Borrower or its direct parent party to any Loan Document (as defined in the applicable Tax Loan Agreement)) may pledge shares of Company Common Stock (as defined in the Stockholders Agreement) and/or Units (in each case, not constituting Collateral) in respect of any Stand Alone Margin Loan or Equity Linked Financing (each as defined in the Stockholders Agreement), respectively, to the extent of fifty percent (50%) of the Company Equity (as defined in the Stockholders Agreement) beneficially owned or held by Cox and its Subsidiaries, collectively, or A/N and its Subsidiaries, collectively, respectively measured at the time of such initial pledge (and not at the time of any amendment, extension, novation or rollover thereof), together with additional shares of Company Common Stock or Units (in each case, not constituting Collateral) to satisfy or, in a commercially reasonable manner, prevent a subsequent margin call, in accordance with Section 3.5 of the Stockholders Agreement and (y) each Tax Loan Lender shall be subject to those limitations on remedies against Company Common Stock (as defined in the Stockholders Agreement) and/or Units set forth in the applicable Tax Loan Agreement or the other “Loan Documents” as defined therein.

(D)          Without limiting the last sentence of Section 5.4(b)(ii)(B), to the extent that any Tax Loan Borrower owes any Tax Loans (or accrued and unpaid interest thereon) as of the effective date of a dissolution pursuant to Section 6.2, then, subject to Section 5.4(b)(ii)(E), immediately prior to the distribution of the Company’s assets pursuant to such dissolution, an amount of Common Units owned by the applicable Member equal to the lesser of (1) the quotient of (i) the outstanding amount of such Tax Loan Borrower’s Tax Loans (including accrued and unpaid interest thereon) divided by (ii) the VWAP of the Class A Common Stock for the twenty (20) consecutive Trading Days ending on the date preceding the date of the dissolution, and (2) the amount of Class B Common Units or Class C Common Units that such Member holds, shall be automatically cancelled in satisfaction of an amount of such Tax Loan Borrower’s Tax Loans (including accrued and unpaid interest thereon) equal to (x) (i) the number of Common Units so cancelled multiplied by (ii) the VWAP of the Class A Common Stock for the twenty (20) consecutive Trading Days ending on the date preceding the date of the dissolution. Any deemed payment pursuant to this Section 5.4(b)(ii)(D) shall be applied first to the amount of a Tax Loan Borrower’s Tax Loans and second to the accrued interest thereon.  Such cancellation shall not require any action on the part of any Person, including Charter or the Company.

(E)          In the event a Member to which Section 5.4(b)(ii)(D) would otherwise be applicable, Exchanges Class B Common Units or Class C Common Units for shares of Class A Common Stock or cash in connection with an Exchange in connection with, and immediately prior to, a Fundamental Change, then “the VWAP of the Class A Common Stock for the twenty (20) consecutive Trading Days ending on the date preceding the date of the dissolution” shall be replaced with “the fair market value, as determined by the Board of Directors in good faith, of the per share consideration to be received by the holders of the Class A Common Stock in connection with the Fundamental Change.”

(F)          Notwithstanding anything to the contrary in Section 3.2(b)(iv), if, in respect of any applicable period, any or all Common Tax Distributions to which the Charter Member is entitled are not waived pursuant to Section 5.4(b)(ii), then:  if Charter plans to invoke a pro-rata redemption under Section 3.2(b)(iv) using the Excess Tax Distribution Amount (such redemption, a “Pro-Rata Excess Redemption”), then it shall notify each Member that is not a member of the Charter Group in the applicable Initial Estimated Quarterly Tax Statement pursuant to Section 7.2(a), and such Member shall be entitled to determine in its sole discretion, by written notice (which may be by email) provided to Charter no later than seven (7) days after receipt of such Initial Estimated Quarterly Tax Statement, whether to decline to participate in such Pro-Rata Excess Redemption entirely or whether to participate in whole or in part.  To the extent such Member elects not to participate in such Pro-Rata Excess Redemption, the Company shall not distribute to such Member the portion of its Common Tax Distribution corresponding to the waived Pro-Rata Excess Redemption (the “Declined Pro-Rata Excess Redemption Amount”), no Common Units of such Member shall be redeemed and the redemptions otherwise contemplated by Section 3.2(b)(iv) (excluding, for the avoidance of doubt, any redemptions in respect of the Declined Pro-Rata Excess Redemption Amount) shall be consummated as promptly as practicable (and, in any case, prior to the Company making any further distributions).  Further, to the extent a Member elects not to participate in a Pro-Rata Excess Redemption in whole or in part, then at such Member’s option, by written notice (which may be by email and which may be substantially in the form of a Notice of Borrowing (as defined in the applicable Tax Loan Agreement) or otherwise in accordance with the applicable Tax Loan Agreement) provided to Charter no later than seven (7) days after receipt of the applicable Initial Estimated Quarterly Tax Statement pursuant to Section 7.2(a) (the “Response Deadline”), the applicable Tax Loan Lender shall make a Tax Loan under Section 5.4(b)(ii)(B) to such Member in an aggregate principal amount identified by such Member, not to exceed the Declined Pro-Rata Excess Redemption Amount (any such Tax Loan pursuant to this sentence, a “Member Initiated Tax Loan”). Regardless of whether a Member elects to participate in such Pro-Rata Excess Redemption, if the repurchase of Tax Distribution Repurchased Units from such Member pursuant to Section 3.2(b)(iv) in respect of such Pro-Rata Excess Redemption would cause (or would have caused) such Member’s Equity Interest (as defined in the Stockholders Agreement) to be less than twenty point two percent (20.2%), in the case of Cox, or nine point two percent (9.2%), in the case of A/N, as applicable (the “Minimum Ownership Threshold”), then, within ten (10) days following the completion of the repurchase of the ETD Repurchase Shares in respect of the applicable Pro-Rata Excess Redemption and prior to the repurchase of any Tax Distribution Repurchased Units from such Member, Charter shall provide notice to such Member of the portion of its Common Tax Distribution corresponding to the amount of its Pro-Rata Excess Redemption that would cause (or would have caused) such Member’s Equity Interest to be less than the Minimum Ownership Threshold (such amount of the Common Tax Distribution, the “Minimum Ownership Threshold Distribution Amount”) and, at such Member’s option, by written notice  (which may be by email and which may be substantially in the form of a Notice of Borrowing (as defined in the applicable Tax Loan Agreement) or otherwise in accordance with the applicable Tax Loan Agreement) provided to Charter no later than seven (7) days after receipt of Charter’s notice regarding such Minimum Ownership Threshold Distribution Amount, the applicable Tax Loan Lender shall make a Charter Initiated Tax Loan under Section 5.4(b)(ii)(B) to such Member in an aggregate principal amount identified by such Member (not to exceed such Minimum Ownership Threshold Distribution Amount), in lieu of such Member’s participation (if any) in such Pro-Rata Excess Redemption in respect of the Minimum Ownership Threshold Distribution Amount.

(G)          If one or more Members elect to participate in a Pro-Rata Excess Redemption of the type referred to in Section 5.4(b)(ii)(F) and, following such date, Charter provides written notice to all such Members that it has suspended share repurchases for any reason (or, with respect to a Minimum Tax Pool Redemption, solely in connection with a Minimum Tax Pool Repurchase Suspension and for so long as such Minimum Tax Pool Repurchase Suspension is in effect) and as a result will not complete the repurchase of all ETD Repurchase Shares in respect of the Excess Tax Distribution Amount distributed to the Charter Member (a “Repurchase Suspension”), then, Charter and the Company (as applicable) shall repurchase the remaining ETD Repurchase Shares and Common Units from the Charter Member and any other Member after the applicable Repurchase Suspension is lifted at the ETD Repurchase Price, unless the Company and such Member mutually agree on an alternative treatment.  If Charter has not lifted the applicable Repurchase Suspension and completed the repurchase of all ETD Repurchase Shares in respect of any portion of the Excess Tax Distribution Amount distributed to the Charter Member prior to the later of (x) the end of the tax year in which such portion of such Excess Tax Distribution Amount was initially distributed and (y) the end of the sixth (6th) Repurchase Period following the Repurchase Period in which such portion of such Excess Tax Distribution Amount was initially distributed (such date, the “Repurchase Suspension Outside Date”), then (a) the Charter Member shall return such portion of such unused Excess Tax Distribution Amount to the Company, and (b) the Company shall notify the applicable Member in writing (which may be by email) not more than seven (7) days after the Repurchase Suspension Outside Date of such Member’s respective Common Tax Distribution corresponding to the remainder of the Excess Tax Distribution Amount (after giving effect to repurchases of ETD Repurchase Shares and Common Units prior to such Repurchase Suspension) (such amount, the “Unused Common Tax Distribution”), provided that (x) if the Repurchase Suspension Outside Date is expected to occur after the end of the tax year in which such portion of such Excess Tax Distribution Amount was initially distributed, the applicable Member or, at its election, a wholly-owned Subsidiary thereof, shall enter into an unsecured, short-term loan agreement, repayable at any time without penalty with the Company on commercially reasonable terms to reflect such Member’s (or wholly-owned Subsidiary thereof’s) Unused Common Tax Distribution as a short-term non-interest-bearing loan which shall not be due and payable prior to the completion of the transactions contemplated by this Section 5.4(b)(ii)(G) in respect of such Unused Common Tax Distribution and (y) if clause (x) hereof does not apply, then the Unused Common Tax Distribution shall be treated as a contingent advance of the Unused Common Tax Distribution to be paid in accordance with Section 3.2(b)(iv), subject to conversion to a Tax Loan in accordance with Section 5.4(b)(ii)(G)(I) or return to the Company in accordance with Section 5.4(b)(ii)(G)(II), at the applicable Member’s election, to the extent of any Unused Common Tax Distribution remaining as of the Repurchase Suspension Outside Date.  Each applicable Member shall have the option, in its sole discretion, by written notice (which may be by email and which may be substantially in the form of a Notice of Borrowing (as defined in the applicable Tax Loan Agreement) or otherwise in accordance with the applicable Tax Loan Agreement) (the “Response Notice”) provided to the Company no later than three (3) Business Days after receipt of written notice from the Company to:

(I)          convert all or a portion of such Member’s Unused Common Tax Distribution into a Charter Initiated Tax Loan under Section 5.4(b)(ii)(B) (in an aggregate principal amount equal to the amount of such Member’s Unused Common Tax Distribution); provided that the date on which such Tax Loan shall be deemed to be incurred shall in no event be earlier than the Repurchase Suspension Outside Date; or

(II)          return to the Company the applicable portion of the Unused Common Tax Distribution that was not converted into a Charter Initiated Tax Loan pursuant to Section 5.4(b)(ii)(G)(I).

(H)         For the avoidance of doubt, the Common Tax Distribution shall be paid to the applicable Member (or former Member) in full as and when due in accordance with Section 5.4(b)(i), and no portion of the applicable Member’s (or former Member’s) Common Tax Distribution shall be (x) required to be repaid to the Company or any of its Affiliates (except as expressly set forth in Section 5.4(b)(ii)(G)(II)) or (y) delayed until the remaining ETD Repurchase Shares and Common Units are repurchased or as a result of the declaration of any Repurchase Suspension.

(I)           Notwithstanding anything to the contrary in this Agreement, under no circumstances shall Charter or the Company make any repurchases of ETD Repurchase Shares or Common Units in respect of any portion of the Common Tax Distribution that has been treated as a Tax Loan without the prior written consent of the Tax Loan Borrower under such Tax Loan; provided that, if the Tax Loan Borrower under such Tax Loan consents to such repurchase, then the portion of the Tax Loan attributable to such Common Tax Distribution (including any interest accruing thereon) shall be deemed satisfied upon the redemption of such ETD Repurchase Shares and the corresponding Common Units from such Tax Loan Borrower.

(iii)          In the event that the Company pays any Preferred Tax Distribution, the amount treated as distributed shall be deducted from the next succeeding distribution payable pursuant to Section 5.4(a)(i)(A) and Section 5.4(a)(i)(B) with respect to such Member’s (or former Member’s) Convertible Preferred Units or Series A Preferred Units, as applicable (and, if necessary, from any succeeding distributions thereafter), until such amounts have been fully deducted from such distribution(s) pursuant to Section 5.4(a)(i)(A) or Section 5.4(a)(i)(B) (as the case may be).    All Preferred Tax Distributions shall be treated for purposes of this Agreement as having been distributed pursuant to Section 5.4(a)(i)(A) or Section 5.4(a)(i)(B) (as the case may be), whether or not deducted from a succeeding distribution pursuant to this Section 5.4(b)(iii).

(iv)          Common Tax Distributions and Preferred Tax Distributions shall have priority over (and shall be made before) any distributions under Section 5.4(a).  For the avoidance of doubt, rights to Tax Distributions shall apply to all Members holding Units (and former Members) and with respect to all Units.

(v)          If there is insufficient cash to pay the aggregate amount of Tax Distributions that would otherwise be payable in accordance with Section 5.4(b) because, after giving effect to such Tax Distributions, the Tax Distribution Conditions would not be satisfied, then Tax Distributions under Section 5.4(b) shall instead be paid, in the maximum amount such that the Tax Distribution Conditions are satisfied, to all the Members (and former Members) in proportion to their Common Per Unit Excess Cumulative Tax Liability, Series A Preferred Excess Cumulative Tax Liability or Convertible Preferred Excess Cumulative Tax Liability, as applicable.

(vi)          If there is insufficient cash to make the aggregate amount of Tax Loans elected pursuant to Section 5.4(b)(ii)(B), Section 5.4(b)(ii)(F) or Section 5.4(b)(ii)(G) because, after giving effect to such Tax Loans, the Tax Distribution Conditions would not be satisfied, Tax Loans under Section 5.4(b)(ii)(B), Section 5.4(b)(ii)(F) and Section 5.4(b)(ii)(G) shall instead be made, in the maximum amount such that the Tax Distribution Conditions are satisfied to all the Members (and former Members) electing Tax Loans in proportion to their Common Per Unit Excess Cumulative Tax Liability, Series A Preferred Excess Cumulative Tax Liability or Convertible Preferred Excess Cumulative Tax Liability, as applicable.  Any election made by a Member (or former Member) to receive a Tax Loan under Section 5.4(b)(ii)(B), Section 5.4(b)(ii)(F) or Section 5.4(b)(ii)(G) shall be deemed modified as necessary to account for the amount of Tax Loans made to such Member (or former Member) in accordance with this clause (vi).

(vii)        If the Company determines in good faith that, after paying the aggregate amount of Tax Distributions that would otherwise be payable in accordance with Section 5.4(b), there would be insufficient cash to make the aggregate amount of Tax Loans elected pursuant to Section 5.4(b)(ii)(B), Section 5.4(b)(ii)(F) or Section 5.4(b)(ii)(G) because, after giving effect to such Tax Distributions and Tax Loans, the Tax Distribution Conditions would not be satisfied, (x) the Company shall notify the applicable Member (or former Member) in writing as soon as reasonably practicable after making such determination and in any event prior to the applicable Member (or former Member) making an election to receive a Tax Loan under Section 5.4(b)(ii)(B), Section 5.4(b)(ii)(F) or Section 5.4(b)(ii)(G) and (y) Tax Distributions shall be paid in full prior to Charter or the Company making any Tax Loans.  Without limiting the foregoing, if the Company makes such a determination and, for any reason, fails to notify the applicable Member (or former Member) that there will be insufficient cash to pay Tax Loans pursuant to Section 5.4(b)(ii)(B), Section 5.4(b)(ii)(F) or Section 5.4(b)(ii)(G) prior to such Member (or former Member) making an election to receive a Tax Loan under Section 5.4(b)(ii)(B), Section 5.4(b)(ii)(F) or Section 5.4(b)(ii)(G), then such Member (or former Member) shall be entitled to change its election.

(viii)       Notwithstanding anything to the contrary herein, Charter or the Company shall notify each Member (and former Member) in writing as soon as reasonably practicable upon becoming aware that any one or more of the Tax Distribution Conditions would not or would not reasonably be expected to be satisfied, as and when a Tax Distribution is required or permitted to be made in accordance with this Agreement (provided that failure to timely deliver such notice shall not be deemed admission that the Tax Distribution Conditions are satisfied and shall not require the making of a Tax Distribution if any Tax Distribution Condition is not satisfied). The Company and its Subsidiaries shall act in good faith to cause the Tax Distribution Conditions to be satisfied in accordance with the definition thereof, as and when a Tax Distribution is required to be made in accordance with this Agreement.

(ix)         Notwithstanding anything to the contrary herein, upon expiration of the Response Deadline, if a Member (or former Member) (the “Electing Member”) (A) elects to receive a Tax Loan under Section 5.4(b)(ii)(B) and another unaffiliated Member (or former Member) does not elect to receive a Tax Loan, in whole or in part, or (B) elects to participate in a Pro-Rata Excess Redemption, in whole or in part, in each case, pursuant to Section 5.4(b)(ii)(F) and another unaffiliated Member declines to participate in a Pro-Rata Excess Redemption, then the Company shall promptly (and in any event within one (1) Business Day after the Response Deadline) give the Electing Member written notice of such different election (which may be by email) setting forth in reasonable detail the election of the other Members (or former Members), and each Electing Member shall then have one (1) Business Day from its receipt of such notice to change its election (in whole or in part), including by requesting a Tax Loan in accordance with the Tax Loan Agreement or by declining to participate in a Pro-Rata Excess Redemption.  For the avoidance of doubt, if any Member (or former Member) changes its election, the Tax Loan Lender shall not be required to fund any Tax Loan in respect of such Pro-Rata Excess Redemption to such Member (or former Member) until at least three (3) Business Days after the later of the Response Deadline and the Company’s receipt of such Member’s different election, and, in any event, no earlier than the funding date specified in the latest notice of borrowing delivered by the applicable Member (or former Member) in accordance with the Tax Loan Agreement.

(x)          For purposes of (i) this Section 5.4(b), references to “former Member” are limited to former Members that are entitled to Common Tax Distributions or Preferred Tax Distributions for the relevant period pursuant to Section 5.4(b)(i) and (ii) this Section 5.4(b) (other than Section 5.4(b)(ii)(D) through Section 5.4(b)(ii)(G)), any references to “Member” shall be deemed to include a reference to “former Member” who meets the requirements described in the foregoing clause (i), regardless of whether a “former Member” is expressly referenced.

(c)          Limitations on Distributions.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Member (or former Member) on account of its interest in the Company if such distribution would violate the Act or other applicable Law.  A Member (or former Member) that receives a distribution (i) in violation of this Agreement or (ii) that is required to be returned to the Company under the Act shall return such distribution immediately upon demand therefor by the Manager or the Board of Directors.

(d)          Form of Distributions.  Except as otherwise set forth in this Agreement, distributions to the Members (or former Members) may be made in cash or in kind, or partly in cash and partly in kind, as determined by the Manager, provided that the form of any distribution shall be identical for all Members holding Common Units (and former Members who held Common Units and are entitled to a Tax Distribution pursuant to Section 5.4(b)(i)).

(e)          Withholding of Certain Amounts.  The Company may withhold from any distributions otherwise payable to a Member (or former Member) under this Agreement any amount sufficient to satisfy any current or estimated future federal, state, local and foreign withholding tax requirements relating thereto; and any amounts so withheld, and any payment made by the Company or credit received by the Company resulting in items that the Member (or former Member) may use to satisfy the Member’s (or former Member’s) current or estimated future federal state, local and foreign tax liability, shall be treated as if an amount equal to such withheld amounts or items had been distributed to such Member (or former Member).  If such amount is not withheld and the Company is required to pay an amount to any taxing authority, each Member (and former Member) agrees to promptly remit such amount to the Company upon request.

(f)          Distributions Made Solely With Respect to Membership Interests.  Nothing in this Section 5.4 shall be applied to release any Member from its obligations pursuant to any relationship between the Company and such Member acting in a capacity other than as a Member.

(g)          Successors.  For purposes of determining the amount of distributions under this Section 5.4, each Member (or former Member) shall be treated as having received amounts received by its predecessors in respect of any of such Member’s Units (or former Member’s prior Units).  Notwithstanding anything in this Agreement to the contrary, any transferee (other than a member of the Charter Group) that receives Common Units shall be treated as if such transferee had received any Tax Loans previously advanced and currently outstanding with respect to such Common Units for purposes of determining such transferee’s Tax Distributions for and after the first Fiscal Quarter following such Transfer, including for purposes of Section 5.4(b)(ii)(C).

ARTICLE VI– RESIGNATION; DISSOLUTION; TRANSFER OF MEMBERSHIP INTERESTS; ADMISSION OF NEW MEMBERS

SECTION 6.1      Member Withdrawal.  No Member shall have the power or right to withdraw, otherwise resign, or require the repayment of its Capital Contribution (if any) or the redemption of its Units, prior to the dissolution and winding up of the Company, except pursuant to a Transfer of Units permitted under this Agreement as provided in Section 6.3. Notwithstanding the foregoing, the Manager shall not have the power or right to withdraw or otherwise resign without the consent of both (a) the holders of a majority of the Class B Common Units and (b) the holders of a majority of the Class C Common Units (including Class C Common Units issuable upon conversion of the Convertible Preferred Units).

SECTION 6.2      Dissolution.

(a)          Events.  To the fullest extent permitted by Law and subject to Sections 2.12 and 2.13 of the Stockholders Agreement, so long as the Exchange Agreement is in effect, the Company shall not be dissolved.  Following such time and subject to Sections 2.12 and 2.13 of the Stockholders Agreement, the Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i)           the termination of the legal existence or the membership in the Company of the last remaining Member (unless within ninety (90) days, (x) such Member’s personal representative or nominee agrees in writing to continue the Company and to be admitted as a Member, or (y) a Member is otherwise admitted in accordance with this Agreement, in each case, effective as of the occurrence of the event that terminated the continued membership of such Member);

(ii)          any event that makes it unlawful for all or substantially all of the business of the Company and its Subsidiaries to continue; and

(iii)         the entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act, provided, however, that no Member or its Affiliates or agents shall apply for entry of a decree of judicial dissolution of the Company under Section 18-802 of the Act at any time that the Exchange Agreement is in effect.

Except as provided in Section 6.2(a), the death, retirement, resignation, expulsion, bankruptcy or dissolution of a Member or the occurrence of any other event that terminates the continued membership of a Member in the Company shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement. For the avoidance of doubt, nothing contained in this Agreement shall limit the provisions of Sections 2.12 and 2.13 of the Stockholders Agreement, which shall apply as if set forth in this Agreement.

(b)          Actions Upon Dissolution.  When the Company is dissolved, the business and property of the Company and its Subsidiaries shall be wound up and liquidated by the Manager or, in the event of the unavailability of the Manager, such other Member or other liquidating trustee as shall be named by the Manager.  In such event, the Manager (or such other Member or liquidating trustee, as applicable) shall have the full right and discretion to manage such process, including the power to prosecute and defend suits, collect debts, dispose of property, settle and close the business of the Company and its Subsidiaries, discharge the liabilities of the Company and its Subsidiaries, pay reasonable costs and expenses incurred in the winding up, distribute remaining assets to Members in accordance with this Agreement and execute and file a certificate of cancellation under the Act.

(c)          Priority.  After the effective date of dissolution of the Company, the assets of the Company shall be distributed in the following manner and order:

(i)            first, to the satisfaction (whether by payment or the reasonable provision for payment) of the liabilities of the Company to creditors, in the order of priority established by the instruments creating or governing such obligations and to the extent otherwise permitted by Law, including to the establishment of reserves which the Manager or other liquidating trustee as may be selected considers necessary for the reasonable provision for payment for (A) any known contingent, conditional or unmatured contractual claims against the Company, (B) any claim against the Company that is the subject of a pending action, suit or proceeding to which the Company is a party and (C) any claim that is not known to the Company or has not arisen but that, based on the facts known to the Company, is likely to arise or to become known to the Company within ten (10) years after the date of dissolution, which reserves shall be held by the Manager (or other liquidating trustee if applicable) for the purpose of disbursing such reserves in payment in respect of any of the aforementioned claims (provided that at the expiration of such period as the Manager (or other liquidating trustee, if applicable) shall deem advisable, any balance of any such reserves not required to discharge such liabilities or obligations shall be distributed as provided in Section 6.2(c)(ii));

(ii)          second, (A) to the holders of Convertible Preferred Units pro rata according to the number of Convertible Preferred Units held by each such holder until such holder has received the aggregate Liquidation Preference of such Convertible Preferred Units and any unpaid Preferred Accrued Distribution Amounts, after giving effect to all contributions, distributions and allocations for all periods (through the time of such distribution) and (B) to the holders of Series A Preferred Units pro rata according to the number of Series A Preferred Units held by each such holder until such holder has received the aggregate Series A Preferred Liquidation Price of such Series A Preferred Units plus all unpaid dividends (whether or not declared) accrued through the date of distribution of amounts payable to holders of Series A Preferred Units in connection with such dissolution of the Company since the immediately preceding Series A Preferred Dividend Payment Date (or, if such date of distribution occurs prior to the first Series A Preferred Dividend Payment Date, since the Series A Preferred Dividend Accrual Commencement Date); and

(iii)         third, to the Members pro rata in accordance with their respective Percentage Interests as of the effective date of such dissolution.

(d)          No Recourse.  Each Member shall look solely to the assets of the Company for all distributions with respect to the Company and shall have no recourse therefor, upon dissolution or otherwise, against any Member or the Manager, except to the extent otherwise provided in the Act, the Exchange Agreement or in this Agreement, including in the event of the breach of this Agreement by the Manager.  No Member shall have any right to demand or receive property other than cash upon dissolution of the Company; provided that, for the sake of clarity, the Manager shall have the right to cause the Company to make distributions of property other than cash upon dissolution of the Company based upon the fair market value of such property on the date of distribution, as reasonably determined by the Manager.

(e)          Cancellation of Certificate.  On completion of the distribution of the Company assets as provided in this Agreement, the Company shall file a certificate of cancellation with the Secretary of State of the State of Delaware and take such other actions as may be necessary to terminate the Company, and the Company shall at such time be terminated.

SECTION 6.3      Transfer by Members.

(a)          No Member may Transfer any Units (or any part of its Membership Interest), except as expressly provided in this Section 6.3.  A/N and Cox may Transfer Units if and to the extent such Transfer is (i) made in compliance with the Stockholders Agreement and Section 6.3(c), Section 6.3(d), Section 6.3(e) and Section 6.5 of this Agreement, (ii) made in compliance with (x) the Stockholders Agreement and (y) Section 6.3(f) or Section 6.3(g) or (iii) in the case of Common Units, required under the Exchange Agreement.  Any member of the Charter Group may Transfer any Class A Common Units or Series A Preferred Units to any other member of the Charter Group.  All Transfers required by the Exchange Agreement shall be permitted Transfers hereunder.

(b)          Except (i) with respect to the rights of former Members pursuant to Section 4.2(b)(iii) and Section 5.4(b), including the rights to receive Common Tax Distributions or Preferred Tax Distributions pursuant to Section 5.4(b)(i) or Tax Loans pursuant to Section 5.4(b)(ii), as applicable (which shall survive ceasing to be a Member), and (ii) with respect to Transfers of Units allowed under Section 6.3(f) or Section 6.3(g), any Member who Transfers any Units in accordance with this Section 6.3 shall cease to be a Member with respect to the Units so Transferred and shall no longer have any rights or privileges of a Member with respect to the Units so Transferred.

(c)          Except with respect to Transfers of Units allowed under Section 6.3(f) or Section 6.3(g) or required pursuant to the Exchange Agreement, any Person who acquires any Units in accordance with this Section 6.3 that is not an existing Member of the Company shall agree to be subject to, and bound by, all of the terms and conditions of this Agreement to which the predecessor in such Units was subject, and by which such predecessor was bound by executing the Joinder Agreement in the form set forth in Exhibit C.  No Approved A/N Transferee or Approved Cox Transferee (as applicable) that is a party to a Stand Alone Margin Loan or Equity Linked Financing shall be required to sign the Joinder Agreement in connection with a Transfer of Units allowed under Section 6.3(f) or Section 6.3(g) or any exercise of remedies pursuant thereto (provided that such Person may not become a Member by acquiring Units through a foreclosure in full or partial satisfaction of debt). In the event that such Person fails to do so entirely or fails to do so in a timely manner, such Person shall be deemed by its acceptance of the benefits of the acquisition of such Units to have agreed to be subject to, and bound by, all of the terms and conditions of this Agreement to which the predecessor in such Units was subject, and by which such predecessor was bound, and, only with respect to a Transfer to another A/N Party or another Cox Party, for all purposes shall be deemed to be a Member.

(d)          Except with respect to Transfers of Units allowed under Section 6.3(f) or Section 6.3(g) or required pursuant to the Exchange Agreement or Transfers of Units allowed under the third sentence of Section 6.3(a) above, no Transfer shall be given effect and no Member may Transfer any of such Member’s Units unless (in addition to such Transfer being otherwise permitted under this Section 6.3) the transferee delivers to the Company the representations set forth in Exhibit E, and the Manager determines, in its reasonable discretion (including obtaining an opinion of counsel, if deemed appropriate by the Manager), that such Transfer or attempted Transfer would not cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code; it being understood that such determination shall be made reasonably promptly.

(e)          Notwithstanding any provision of this Agreement to the contrary, no Transfer of Units may be made (i) except in compliance with all federal, state and other applicable Laws, including federal and state securities Laws and “blue sky” Laws (other than Transfers to the Company or Charter as required by the Exchange Agreement) and (ii) if such Transfer would cause the Company to become subject to the reporting obligations under the Exchange Act.

(f)          Notwithstanding any provision of this Agreement to the contrary, A/N may Transfer or permit the Transfer of (as applicable) all or a portion of its Units at any time, in each case, to the extent permitted under the Stockholders’ Agreement, (A) to any Approved A/N Transferee, either (x) in connection with any Equity Linked Financing or Stand Alone Margin Loan, provided that such Transfer does not result in a change of beneficial ownership of the Transferred Units for U.S. federal income tax purposes on the date of such Transfer up to and including the date of an automatic exchange pursuant to Section 3.5(a) of this Agreement and Section 3.5(d) of the Stockholders Agreement (or such earlier time when such Units are exchanged into Class A Common Stock in connection with the exercise of any customary default remedies), or (y) other than in connection with any Equity Linked Financing or Stand Alone Margin Loan, so long as (i) A/N retains voting control over such Units and (ii) such Transfer would not reasonably be expected to result in or constitute a default under any other pledge of Units to which A/N is a party (including, for the avoidance of doubt, any Tax Loan Agreement) or (B) as contemplated by or in connection with the applicable Tax Loan Agreement, including any Transfers to or from the applicable Tax Loan Borrower, the direct parent of the applicable Tax Loan Borrower and/or the Company, as the lender thereunder.

(g)          Notwithstanding any provision of this Agreement to the contrary, Cox may Transfer or permit the Transfer of (as applicable) all or a portion of its Units at any time, in each case, to the extent permitted under the Stockholders’ Agreement, (A) to any Approved Cox Transferee, either (x) in connection with any Equity Linked Financing or Stand Alone Margin Loan, provided that such Transfer does not result in a change of beneficial ownership of the Transferred Units for U.S. federal income tax purposes on the date of such Transfer up to and including the date of an automatic exchange pursuant to Section 3.5(a) of this Agreement and Section 3.5(d) of the Stockholders Agreement (or such earlier time when such Units are exchanged into Class A Common Stock in connection with the exercise of any customary default remedies), or (y) other than in connection with any Equity Linked Financing or Stand Alone Margin Loan, so long as (i) Cox retains voting control over such Units and (ii) such Transfer would not reasonably be expected to result in or constitute a default under any other pledge of Units to which Cox is a party (including, for the avoidance of doubt, any Tax Loan Agreement) or (B) as contemplated by or in connection with the applicable Tax Loan Agreement, including any Transfers to or from the applicable Tax Loan Borrower, the direct parent of the applicable Tax Loan Borrower and/or the Company, as the lender thereunder.

(h)      Any attempted Transfer of Units by any Member not permitted by or made in accordance with this Section 6.3 and Section 6.5 shall, to the fullest extent permitted by Law, be ineffective, null and void.

SECTION 6.4      Admission or Substitution of New Members.

(a)          Admission.  The Manager shall have the right, but not the obligation, to admit as a new Member, any Person who acquires Units from a Member or from the Company, respectively.  Concurrently with the admission of a new Member, the Manager shall forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the substitution of a transferee as a Member in place of the transferring Member, or the admission of a new Member, all at the expense, including payment of any professional and filing fees incurred, of the new Member.

(b)          Registration of Transfer.  In furtherance of the foregoing, with respect to the Convertible Preferred Units, the Company shall maintain a register which, subject to such reasonable regulations as the Manager may prescribe, will provide for the registration and Transfer of Convertible Preferred Units Transferred in accordance with Section 6.3.  The Manager may appoint the Transfer Agent to be the registrar and transfer agent for the purposes of registration of the Convertible Preferred Units and Transfers of such Convertible Preferred Units as provided herein.  In the absence of manifest error, the register kept by or on behalf of the Company shall be conclusive as to the identity of the holders of the Convertible Preferred Units.  Upon surrender of any Convertible Preferred Unit Certificate for registration of Transfer of any Convertible Preferred Units evidenced by Convertible Preferred Unit Certificate in accordance with Section 6.3, the Company shall deliver or cause to be delivered, in the name of the holder of record thereof (or the designated transferee or transferees) one or more new Convertible Preferred Unit Certificate(s) evidencing the same aggregate number of Convertible Preferred Units evidenced by the Convertible Preferred Unit Certificate so surrendered.  In the case of any Transfer of Convertible Preferred Units permitted pursuant to Section 6.3, the transferor shall provide the address and other contact information for each transferee as contemplated by Section 8.6.  No charge shall be imposed by the Company for such Transfer; provided that, as a condition to the issuance of any new Convertible Preferred Unit Certificate or the registration of any such Transfer, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)          Conditions.  Subject to Section 6.3(c), the admission of any Person as a new Member shall be conditioned upon such Person’s written acceptance of and adoption of all of the terms and provisions of this Agreement by execution and delivery of the Joinder Agreement to this Agreement in the form set forth in Exhibit C.

SECTION 6.5      Right of First Offer and Matching Right.

(a)          Grant of Right of First Offer.  For as long as any Convertible Preferred Units remain outstanding, and subject to the terms and procedures set forth in Section 6.5(b) below, each Cox Party (as applicable, the “Preferred Transferor”) hereby grants to the Company a right of first offer (the “Preferred ROFO”) over any Transfer of Convertible Preferred Units proposed to be Transferred (including to any A/N Party) by any Cox Party (other than (i) a Transfer to any other Cox Party, (ii) a Transfer (or deemed Transfer) effected by a Cox Party in compliance with Section 3.5(c) or Section 3.5(d) of the Stockholders Agreement and any exercise of remedies by a financial institution party to the respective Stand Alone Margin Loan or Equity Linked Financing pursuant to the terms thereof (for the avoidance of doubt, no Preferred ROFO applies to any foreclosure sale and/or appropriation of any shares of Company Common Stock issuable upon exchange of the Convertible Preferred Units pledged in compliance with Section 3.5(c) or Section 3.5(d) of the Stockholders Agreement), or (iii) a Preferred Private Placement Offering that is conducted in compliance with this Section 6.5) (a “ROFO Covered Transfer”).

(b)          Terms and Procedures.  For as long as any Convertible Preferred Units remain outstanding, the Preferred Transferor shall not effect a ROFO Covered Transfer, unless it shall first comply with the following provisions:

(i)           If at any time a Preferred Transferor proposes to effect a ROFO Covered Transfer, then such Preferred Transferor shall promptly give the Company written notice of the Preferred Transferor’s intention to make a ROFO Covered Transfer (the “Preferred ROFO Notice”).  The Preferred ROFO Notice shall specify (i) the number of Convertible Preferred Units to be Transferred (“Offered Preferred Units”) and (ii) the minimum cash price per Offered Preferred Unit that the Preferred Transferor is willing to accept (the “ROFO Specified Price”).

(ii)          Within ten (10) Business Days following the Company’s receipt of a Preferred ROFO Notice, the Company may irrevocably accept, by written notice to the Preferred Transferor (the “Company ROFO Acceptance Notice”), to acquire all, but not less than all, of the Offered Preferred Units specified in the Preferred ROFO Notice at the ROFO Specified Price and on the other terms and conditions set forth in the Preferred ROFO Notice.  If a Company ROFO Acceptance Notice is not delivered by the Company to the Preferred Transferor within such ten (10) Business Day period, then the Company will be deemed to have waived the Preferred ROFO with respect to the Offered Preferred Units to the extent set forth in Section 6.5(b)(iv).  For the avoidance of doubt, during such ten (10) Business Day period, the Preferred Transferor may not effect a ROFO Covered Transfer (unless prior to the expiration thereof, the Company provides written notice to the Preferred Transferor that it is expressly waiving the Preferred ROFO with respect to the Offered Preferred Units).

(iii)          Upon delivery of a Company ROFO Acceptance Notice, the Company will be obligated to buy, and the Preferred Transferor will be obligated to sell, the Offered Preferred Units specified in the Company ROFO Acceptance Notice at the ROFO Specified Price.  The closing of such sale and purchase (the “ROFO Closing”) shall occur at such time and place as the parties thereto may agree, but in any event no later than the tenth (10th) Business Day after the Company ROFO Acceptance Notice is delivered to the Preferred Transferor, or, if later, five (5) Business Days after receipt of all material required governmental and regulatory approvals for such sale and purchase.  For the avoidance of doubt, during such period, the Preferred Transferor may not effect a ROFO Covered Transfer to anyone except for the Company.  If any ROFO Closing does not occur within the time limits set forth in this Section 6.5(b)(iii) as a result of bad faith actions or inactions of the Company, Charter or any of their respective Subsidiaries, or the receipt of any such governmental or regulatory approval, if any, is materially delayed due to the failure by the Company, Charter or any of their respective Subsidiaries to use reasonable best efforts to obtain such approvals, then the Preferred Transferor shall be free to effect a ROFO Covered Transfer of any or all of the Offered Preferred Units subject to the associated Company ROFO Acceptance Notice at any price and clauses (a) and (b) of this Section 6.5 will terminate and be of no force or effect with respect to any future Transfer of Convertible Preferred Units by any Cox Party.

(iv)         If the Company has waived, or is deemed to have waived, the Preferred ROFO, the Preferred Transferor shall be free to effect a ROFO Covered Transfer of all of the Offered Preferred Units with respect to which the Company has, or is deemed to have, waived the Preferred ROFO, during the period of thirty (30) Business Days following the expiration of the ten (10) Business Day period specified in clause (ii) above for a price that is equal to or greater than the ROFO Specified Price.  Any such Offered Preferred Units in respect of which the Preferred Transferor has not effected a ROFO Covered Transfer prior to the expiration of such thirty (30) Business Day period shall thereafter again be subject to all of the terms and conditions of this Section 6.5 with respect to any ROFO Covered Transfer.

(c)          If at any time a Preferred Transferor proposes to effect a Preferred Private Placement Offering:

(i)           Such Preferred Transferor shall promptly give the Company written notice of the Preferred Transferor’s intention to do so (the “Preferred Private Placement Notice”), specifying the number of Convertible Preferred Units to be Transferred in the Preferred Private Placement Offering (the “Private Placement Preferred Units”).

(ii)          For ten (10) Business Days following the Company’s receipt of a Preferred Private Placement Notice (the “Preferred Private Placement ROFO Period”), the Company and the Preferred Transferor(s) will cooperate in good faith and use their respective reasonable best efforts to agree on updated assumptions in the categories set out on Exhibit G for the calculation of a then-current per-unit value of a Convertible Preferred Unit, based on market conditions as of the applicable time (the “Preferred Updated Valuation”).  Other than the agreed updates to such assumptions set out on Exhibit G, the Preferred Updated Valuation will be calculated based on the same Kynex-based methodology used to produce the valuation that determined the table set forth in Exhibit F.

(iii)         Prior to the expiration of the Preferred Private Placement ROFO Period, the Company may, but is not obligated to, make a binding, irrevocable offer to purchase the Private Placement Preferred Units entirely for cash, without any financing or other contingency other than receipt of all material required governmental and regulatory approvals for such purchase, either (A) in an amount per unit greater than or equal to the Preferred Updated Valuation (a “Preferred At the Market Offer”), or (B) in an amount per unit less than the Preferred Updated Valuation or in any amount if no Preferred Updated Valuation is agreed (a “Preferred Other Offer”).  The amount per unit set forth in any Preferred Other Offer shall be determined by the Company in good faith, and the Preferred Other Offer shall include the Company’s reasoning for the amount offered.

(iv)          Upon delivery of a Preferred At the Market Offer, the Company will be obligated to buy, and the Preferred Transferor(s) will be obligated to sell, the Private Placement Preferred Units at the price specified in such Preferred At the Market Offer.

(v)          Following delivery of a Preferred Other Offer, the Preferred Transferor(s) shall be permitted to pursue a Preferred Private Placement Offering of the Private Placement Preferred Units that would provide the Preferred Transferor(s) with net proceeds per unit greater than the amount per unit set forth in the Preferred Other Offer for a period of 21 Business Days following such delivery (the “Preferred Private Placement Offering Period”).  Throughout the Preferred Private Placement Offering Period, the Preferred Transferor(s) shall keep the Company apprised on a current basis of the progress of the Preferred Private Placement Offering, including the anticipated time of pricing, and permit the Company to participate as a potential buyer in the Preferred Private Placement Offering.  At any time prior to 28 hours prior to the anticipated pricing of the Preferred Private Placement Offering, the Company may, but shall not be obligated to, deliver an updated Preferred Other Offer on the same terms as the then-existing Preferred Other Offer except setting forth an all cash amount per unit higher than the then-existing Preferred Other Offer.  If, at the pricing of the Preferred Private Placement Offering, proceeds (net of any underwriters’ discounts or commissions) per unit to the Preferred Transferor(s) would be less than or equal to the amount per unit set forth in the Preferred Other Offer (taking into account any updates made prior to 28 hours prior to such pricing), then the Preferred Transferor(s) will be obligated to sell, and the Company will be obligated to buy, the Private Placement Preferred Units at the price specified in the Preferred Other Offer (taking into account any updates made prior to 28 hours prior to such pricing).  If, at the pricing of the Preferred Private Placement Offering, proceeds (net of any underwriters’ discounts or commissions) per unit to the Preferred Transferor(s) would be greater than the amount per unit set forth in the Preferred Other Offer (taking into account any updates made prior to 28 hours prior to such pricing), then the Preferred Transferor(s) shall be permitted to consummate the Preferred Private Placement Offering at a price (net of underwriters’ discounts and commissions) that is at or above the price set forth in the Preferred Other Offer. At any time during the Preferred Private Placement Offering, the Preferred Transferor(s) may, but are not obligated to, abandon the Preferred Private Placement Offering and accept the then-existing Preferred Other Offer.  If the Company updates its Preferred Other Offer in accordance with this paragraph, the Company will also pay the reasonable fees and expenses of the advisors of the Preferred Transferor(s) in the marketing process of the Preferred Private Placement Offering.

(vi)         If the Company does not make any Preferred At the Market Offer or Preferred Other Offer before the expiration of the Preferred Private Placement ROFO Period, the Preferred Transferors shall be free to pursue and consummate a Preferred Private Placement Offering for a period of 21 Business Days following the expiration of the Preferred Private Placement ROFO Period without any restraint as to pricing.  The Preferred Transferor(s) shall permit the Company to participate as a potential buyer in the Preferred Private Placement Offering.

(vii)        The closing of any sale by Preferred Transferor(s) and purchase by the Company in accordance with clauses (iv) and (v) of this Section 6.5(c) shall occur at such time and place as the parties thereto may agree, but as promptly as reasonably practicable and in any event no later than the tenth (10th) Business Day after the obligation to purchase and sell becomes effective, or, if later, five (5) Business Days after receipt of all material required governmental and regulatory approvals for such sale and purchase.  For the avoidance of doubt, during such period, the Preferred Transferor may not effect a Preferred Private Placement Offering.  If (A) any such purchase and sale does not occur within the time limits set forth in this Section 6.5(c)(vii) as a result of bad faith actions or inactions of the Company, Charter or any of their respective Subsidiaries, or (B) the receipt of any such governmental or regulatory approval, if any, is materially delayed due to the failure by the Company, Charter or any of their respective Subsidiaries to use reasonable best efforts to obtain such approvals, then the Preferred Transferor shall be free to pursue and consummate a Preferred Private Placement Offering of any or all of the Private Placement Preferred Units that were to be so purchased and sold without any restraint as to pricing and, in the case of the foregoing clause (A), this Section 6.5(c) will terminate and be of no force or effect with respect to any future Transfer of Convertible Preferred Units by any Cox Party.

ARTICLE VII – REPORTS TO MEMBERS; TAX MATTERS

SECTION 7.1      Books of Account.  Appropriate books of account shall be kept by the Company and its Subsidiaries, in accordance with the generally accepted accounting principles of the United States, at the principal place of business of the Company, and each Member shall have access to all books, records and accounts of the Company and its Subsidiaries and the right to make copies thereof for any purpose reasonably related to the Member’s interest as a member of the Company, in each case, under such conditions and restrictions as the Manager may reasonably prescribe.

SECTION 7.2      Reports.  All references to Members in this Section 7.2 refer to only those Members holding at least one percent (1%) of the Convertible Preferred Units or Common Units (as applicable) then held by all Members.

(a)          Quarterly Tax Reports.  As promptly as possible, but in no event later than fifteen (15) days prior to the estimated tax due date of each fiscal quarter (i.e., no later than March 31, May 31, August 31 and November 30) the Manager shall cause to be prepared and delivered substantially concurrently to each Member estimated statements of the Common Per Unit Tax Distribution Amount for the end of such Fiscal Quarter, the Convertible Preferred Per Unit Tax Distribution Amount and the Series A Preferred Per Unit Tax Distribution Amount for such fiscal quarter, as applicable, the calculation of the Assumed Tax Rate, and the estimated taxable income (or estimated AFSI) to be allocated to such Member with respect to such fiscal quarter in order to permit such Member to pay quarterly installments of estimated tax (each, an “Initial Estimated Quarterly Tax Statement”), which Initial Estimated Quarterly Tax Statement shall state, as applicable, (1) whether the Manager has elected to waive Common Tax Distributions pursuant to Section 5.4(b)(ii) and the resulting Shortfall Amount and/or (2) whether Charter has elected to invoke a Pro-Rata Excess Redemption pursuant to Section 5.4(b)(ii)(F).  Solely to the extent necessary to reflect changes to the information set forth in the applicable Initial Estimated Quarterly Tax Statement, as promptly as possible, but in no event later than five (5) days prior to the estimated tax due date of each fiscal quarter (i.e., no later than April 10, June 10, September 10 and December 10), the Manager shall cause to be prepared and delivered to each Member revised statements of the Common Per Unit Tax Distribution Amount for the end of such Fiscal Quarter (or Fiscal Year, if applicable), the Convertible Preferred Per Unit Tax Distribution Amount and the Series A Preferred Per Unit Tax Distribution Amount for such fiscal quarter, as applicable, the calculation of the Assumed Tax Rate, and the estimated taxable income (or estimated AFSI) to be allocated to such Member with respect to such fiscal quarter in order to permit such Member to pay quarterly installments of estimated tax.

(b)          Schedules K-1.  Within sixty (60) days after the close of each taxable year, the Manager shall cause to be provided to each Member an estimate of taxable income for such taxable year.  Within two hundred and ten (210) days after the close of each taxable year, the Manager shall cause to be provided any completed IRS Schedule K-1 and such other financial, tax or other information (including information required for such Member to comply with the CAMT rules) as reasonably requested by a Member to comply with any applicable public disclosure, external financial reporting, federal, state or local tax filings or any other legal requirements to which such Member is subject.

(c)          Members’ Tax Filings.  To the extent permitted by the Code, each Member agrees to file all tax returns consistently with the treatment of the Company as a partnership with respect to the determination of the taxable income of the Company.

(d)          Access to Information.  The Manager shall not have the authority to withhold any confidential information from the Members.  Any Member shall have the right to access any information of the Company on a reasonable basis so long as the Member keeps such information confidential pursuant to Section 8.4.  The Manager will use commercially reasonable efforts to promptly provide any Member with information reasonably requested by such Member to prepare U.S. federal income tax returns and any state, local or foreign income tax returns (including information required for such Member to comply with the CAMT rules). The Manager will use commercially reasonable efforts to promptly provide any additional financial and accounting information reasonably requested by any Member to support its quarterly reporting requirements.

(e)          Determinations.  All determinations, valuations and other matters of judgment required to be made for non-tax accounting purposes under this Agreement shall be made in the Manager’s sole discretion.

SECTION 7.3      Fiscal Year.  The fiscal year of the Company (the “Fiscal Year”) shall end on December 31 of each calendar year unless otherwise determined by the Manager in accordance with Section 706 of the Code.

SECTION 7.4      Certain Tax Matters.

(a)          Certain Tax Elections.

(i)           Partnership Treatment.  The Company shall not file any election pursuant to Regulations Section 301.7701-3(c) to be treated as an entity other than a partnership.  The Company shall not elect, pursuant to Section 761(a) of the Code, to be excluded from the provisions of subchapter K of the Code.  If requested by the Manager, each Member agrees to provide the Company with such assistance as would be required (including signing any election forms) to cause any new direct or indirect Subsidiaries acquired by the Company or any of its Subsidiaries or organized by the Company or any of its Subsidiaries to elect to be treated as a partnership or disregarded entity for U.S. federal tax purposes, such election to be effective on or before the date such new Subsidiary is acquired or organized.

(ii)          Elections by the Company.  Except as otherwise provided in Section 7.4(a)(i), relating to the tax classification of the Company, Section 7.4(a)(v), relating to Section 754 elections, and Section 7.4(f), relating to CAMT methods, the Manager may make, but shall not be obligated to make, any tax election provided under the Code, or any provision of state, local or foreign tax Law.  All decisions and other matters concerning the computation and allocation of items of income, gain, loss, deduction and credit among the Members, and accounting procedures not specifically and expressly provided for by the terms of this Agreement, shall be determined by the Manager.  Any determination made pursuant to this Section 7.4(a)(ii) by the Manager shall be conclusive and binding on all Members.

(iii)         Elections by Members.  Without the consent of the Manager, no Member shall make the election provided by Section 732(d) of the Code, relating to the basis of property distributed by a Company to certain Members.  In the event any Member makes any tax election that requires the Company to furnish information to such Member to enable such Member to compute its own tax liability, or requires the Company to file any tax return or report with any tax authority, or adjust the basis of Company property, in any case that would not be required in the absence of such election made by such Member, the Manager may, as a condition to furnishing such information, or filing such return or report, or making such basis adjustment, require such member to pay to the Company any incremental expenses incurred in connection therewith.

(iv)         Member Obligations.  Promptly upon request, each Member shall provide the Manager with any information related to such Member necessary to allow the Company to comply with any tax reporting, tax withholding or tax payment obligations of the Company.

(v)          Section 754 Elections.  A valid election pursuant to Section 754 of the Code has been made for the first relevant taxable year during which a distribution of partnership property or transfer of a partnership interest occurred and shall be in full effect in respect of the Company, and no Member shall take any action to affect the effectiveness or validity of such election.  In addition:

(A)          the Manager shall make such adjustments to the definition of Gross Asset Value and Net Income and Net Loss, and to the Regulatory Allocations required by Section 5.3(c) as are necessary to carry out the provisions of Regulations Section 1.704-1(b)(2)(iv)(m)(2) and 1.704-1(b)(2)(iv)(m)(4); and

(B)          a Member who acquires any Units shall furnish to the Manager such information as the Manager shall reasonably require to enable it to compute the adjustments required by Sections 743 and 755 of the Code and the Regulations thereunder.

(vi)         Section 721(c) Partnership.  The Charter Group and the Manager shall ensure that (i) the Company is not treated as a “section 721(c) partnership” and (ii) no foreign person related to any member of the Charter Group is a “direct or indirect partner” in the Company, in each case, within the meaning of Regulations Section 1.721(c)-1.

(b)          Preparation of Returns.  The Manager shall cause to be prepared all federal, state, and local tax returns of the Company for each year for which such returns are required to be filed and shall cause such returns to be timely filed.  Except to the extent otherwise expressly provided in this Agreement, the Manager shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Company and the accounting methods and conventions under the tax Laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns.  Notwithstanding the foregoing, with respect to any allocation under Section 704(c) of the Code, (a) the Manager shall provide the draft allocation and supporting calculations in sufficient detail to A/N and Cox reasonably in advance of any applicable filing due date (taking into account any applicable extensions) for A/N’s and Cox’s review; and (b) the Manager shall consider in good faith any of A/N’s and Cox’s comments thereon; it being understood that if the Manager, A/N and Cox, to the extent applicable, are unable to reach an agreement with respect to any allocation under Section 704(c) of the Code, the Manager’s determination shall control. The Company shall prepare and file all returns and reports, and maintain all records, as may be necessary to implement and comply with any election or method made pursuant to Section 7.4(f) of this Agreement.

(c)          Tax Matters Member.

(i)           Designation and Powers.  The partnership representative within the meaning of Section 6223(a) of the Code, and the tax matters partner within the meaning of Section 6231(a)(7) of the Code prior to the amendment by the Bipartisan Budget Act of 2015 (the “Pre-Amendment Code”), shall be, in each case, the Manager or the Manager’s designee (the “Tax Matters Member”).  The Tax Matters Member shall have all of the rights, authority and power, and shall be subject to all of the obligations, as applicable, of a tax matters partner to the extent provided in the Pre-Amendment Code and the Regulations relating to the Pre-Amendment Code, and of a partnership representative to the extent provided in the Code and Regulations.  The Tax Matters Member shall take such action as may be reasonably necessary to cause each other eligible Member to become a “notice partner” within the meaning of Section 6231(a)(8) of the Pre-Amendment Code.  To the extent and in the manner provided by applicable Code sections and Regulations thereunder, the Tax Matters Member (i) shall furnish the name, address, profits interest and taxpayer identification number of each Member to the IRS and (ii) shall keep the Members informed of all administrative and judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes.

(ii)          Member Retained Rights.  The Tax Matters Member shall notify the other Members, within forty-five (45) Business Days after it receives notice from the IRS (or any state or local tax authority), of any administrative proceeding with respect to an examination of, or proposed adjustment to, any Company income tax items pursuant to a federal income tax proceeding or that would reasonably be expected to result in a material increase in the income tax liability of one or more Members.  The Tax Matters Member shall provide the other Members with notice of its intention to extend the statute of limitations or file a tax claim in any court, with respect to a federal income tax proceeding of the Company or a tax proceeding that would reasonably be expected to result in a material increase in the income tax liability of one or more Members, at least twenty (20) days before taking such action.  In the event that the other Members notify the Tax Matters Member of their intention to represent themselves, or to obtain independent counsel and other advisors to represent them, in connection with any such examination, proceeding or proposed adjustment, the Tax Matters Member agrees to supply the other Members and their counsel and other advisors, as the case may be, with copies of all written communications received by the Tax Matters Member with respect thereto, together with such other information as they may reasonably request in connection therewith.  The Tax Matters Member further agrees, in that event, to cooperate with the other Members and their counsel and other advisors, as the case may be, in connection with their separate representation, to the extent reasonably practicable and at the sole cost and expense of such other Members.  In addition to the foregoing, the Tax Matters Member shall notify the other Members at least twenty (20) days prior to submitting a request for administrative adjustment on behalf of the Company with respect to a federal income tax proceeding or that would reasonably be expected to result in a material increase in the income tax liability of one or more Members.

(iii)         State and Local Tax Law.  If any state or local tax Law provides for a tax matters partner, partnership representative or person having similar rights, powers, authority or obligations, the Tax Matters Member shall also serve in such capacity.  In all other cases, the Tax Matters Member shall represent the Company in all tax matters to the extent allowed by Law.

(iv)          Expenses of the Tax Matters Member.  All reasonable out-of-pocket expenses incurred by the Tax Matters Member in its capacity as such shall be borne by the Company as an ordinary expense of its business.  Such expenses shall include fees of attorneys and other tax professionals, accountants, appraisers and experts, filing fees and reasonable out-of-pocket costs.

(v)           Inconsistent Return Positions.  No Member shall file a notice with the IRS under Section 6222(b) of the Pre-Amendment Code in connection with such Member’s intention to treat an item on such Member’s federal income tax return in a manner that is inconsistent with the treatment of such item on the Company’s federal income tax return, unless such Member has, not less than thirty (30) days prior to the filing of such notice, provided the Tax Matters Member with a copy of the notice and thereafter in a timely manner provides such other information related thereto as the Tax Matters Member shall reasonably request.

(vi)         Election into TEFRA.  In the event that the Company is not subject to the consolidated audit rules of Sections 6221 through 6234 of the Pre-Amendment Code, during any Fiscal Year, then so long as such rules remain in effect, each Person who was a Member at any time during such Fiscal Year hereby agrees to sign an election pursuant to Section 6231(a)(1)(B)(ii) of the Pre-Amendment Code and Section  301.6231(a)(1)-1(b)(2) of the Regulations thereunder, to be filed with the Company’s federal income tax return for such Fiscal Year to have such consolidated audit rules apply to the Company.

(d)          Bipartisan Budget Act of 2015 Elections.  The Company will not elect into the partnership audit procedures enacted under Section 1101 of the Bipartisan Budget Act of 2015 (the “BBA Procedures”) for any tax year beginning before January 1, 2018, and, to the extent permitted by applicable law and regulations, the Company will annually elect out of the BBA Procedures for tax years beginning on or after January 1, 2018. For any year for which applicable law and regulations do not permit the Company to elect out of the BBA Procedures, then within forty-five (45) days of any notice of final partnership adjustment, the Company will (i) elect the alternative procedure under Section 6226 of the Code and any corresponding provision of state and local law, and furnish to the Internal Revenue Service and/or other relevant taxing authorities and each partner of the Company during the year or years to which the notice of final partnership adjustment relates a statement of the partner’s share of any adjustment set forth in the notice of final partnership adjustment or (ii) with respect to any Fiscal Year beginning after the Closing Date, otherwise resolve any audit brought under the BBA Procedures in any manner in accordance with the BBA Procedures as agreed by the Members.

(e)          Treatment of the Contributions.

(i)           The Members acknowledge and agree that, for income tax purposes, (A) each of MTN Infrastructure TopCo Blocker, LLC, Fiber Platform Holdings, LLC, Fiber Platform Blocker, LLC, Fiber Platform, LLC and RapidScale, LLC (collectively, the “NewCo Subsidiaries”) is, as of the NewCo Contribution Closing Date, a disregarded entity pursuant to Regulations Section 301.7701-3 (or alternatively, in the case of Fiber Platform LLC, a partnership), and that for income tax purposes, each of the NewCo Contributions shall be treated as a contribution of all of the assets of the applicable NewCo Subsidiary as of the NewCo Contribution Closing Date, subject to the liabilities of the applicable NewCo Subsidiary (collectively, the “NewCo Contributed Property”), (B) the issuance of Common Units in connection with each of the NewCo Contributions in respect of the NewCo Contributed Property pursuant to the NewCo Contribution Agreement shall be treated as a transaction described in Section 721 of the Code, and (C) the distribution of a portion of the proceeds of the “Borrowing” (as defined in the Transaction Agreement) by the Company to the Charter Member, including cash sufficient to fund the payments described in Section 2.3(a)(i) of the Transaction Agreement, shall be treated as a distribution in redemption of the Charter Member’s Common Units governed by Section 731 of the Code and as a “debt-financed transfer” under Regulations Section 1.707-5(b)(1) (which is not subject to the “disguised sale” rules of Section 707 of the Code and the Regulations thereunder) to the extent financed by the “Borrowing” (as defined in the Transaction Agreement).

(ii)          The Members acknowledge and agree to treat the transactions and entities described in Section 5.21(a) and (b) of the Transaction Agreement in accordance with Section 5.21(a) and (b) of the Transaction Agreement.

(iii)          The Members acknowledge and agree that, for income tax purposes, the liabilities assumed by the Company in connection with the LBRD Merger shall be treated as qualified liabilities as described in Regulations Section 1.707-5 to the maximum extent permitted pursuant to applicable Law.

(iv)          The Members acknowledge that, for income tax purposes, transfers of money or other consideration by the Company to any Cox Party or to members of the Charter Group (including distributions and deemed distributions) shall be treated as reimbursement for capital expenditures to the extent permitted by Regulations Section 1.707-4(d) but only to the extent that the Cox Party or the Charter Group, as applicable, provides information reasonably satisfactory to the Manager (or the Manager’s accountants) with respect to such expenditures.

(v)          Without limitation of any other information rights held by the Cox Parties, the Manager will use commercially reasonable efforts to provide any Cox Party with information reasonably requested by such Cox Party to determine whether and to what extent transfers of money or other consideration by the Company to any Cox Party may be considered either an “operating cash flow distribution” as defined under Regulations Section 1.707-4(b)(2) or a “debt-financed transfer” under Regulations Section 1.707-5(b).

(f)          CAMT Partnership Methods.  The Manager shall reasonably cooperate with the other Members in selecting for CAMT purposes a method of determining AFSI and any other relevant CAMT items for any Taxable Period, provided that, the Manager shall use reasonable best efforts to select a CAMT method that would result in Cox minimizing AFSI on its Contribution (as defined in the Transaction Agreement) to the Company (taking into account allocations and distributions related to such Contribution).  Each Member hereby agrees to provide any written consent or take any other action, in each case reasonably necessary to effect any CAMT election which the Manager has determined to make pursuant to this Section 7.4(f).

(g)          For the avoidance of doubt and notwithstanding any provision to the contrary contained in this Agreement, the provisions of this Agreement related to taxes, including Section 5.3, Section 5.4(b) and this Section 7.4, shall be subject to Section 2.13 of the Stockholders Agreement.

ARTICLE VIII– MISCELLANEOUS

SECTION 8.1      Exhibits.  Without in any way limiting the provisions of Section 7.2, the Manager may from time to time execute on behalf of the Company and deliver to the Members exhibits which set forth the then-current Capital Account balances of each Member and any other matters deemed appropriate by the Manager or required by applicable Law.  Such exhibits shall be for information purposes only and shall not be deemed to be part of this Agreement for any purpose whatsoever.

SECTION 8.2      Governing Law; Severability; Selection of Forum; Waiver of Trial by Jury.  THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT-OF-LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION.  In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate, this Agreement shall control; in the event of a direct conflict between the provisions of this Agreement and any mandatory provision of the Act, the applicable provision of the Act shall control.  The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.  If any provision of this Agreement, or the application thereof to any Person or circumstance, is invalid or unenforceable to any extent, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, and such invalidity or unenforceability shall not affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.  Each party agrees that it shall bring any action, suit, demand or proceeding (including counterclaims) in respect of any claim arising out of or related to this Agreement or the transactions contemplated hereby, exclusively in the Court of Chancery of the State of Delaware or, solely if that court does not have subject matter jurisdiction, any federal court sitting in the State of Delaware (the “Chosen Courts”), and solely in connection with claims arising under this Agreement or the transactions contemplated hereby (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action, suit, demand or proceeding in the Chosen Courts, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action, suit, demand or proceeding shall be effective if notice is given in accordance with Section 8.6.  Each party irrevocably waives any and all right to trial by jury in any action, suit, demand or proceeding (including counterclaims) arising out of or related to this Agreement or the transactions contemplated hereby.

SECTION 8.3      Successors and Assigns; No Third-Person Beneficiaries.  This Agreement is binding upon the parties to this Agreement and their respective permitted successors and assigns.  This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the parties to this Agreement and each of their respective permitted successors and assigns and other than the Covered Persons with respect to Section 4.6.

SECTION 8.4      Confidentiality.  The Company shall use reasonable best efforts to preserve the confidentiality of the confidential information of the Company and its Subsidiaries.  By executing this Agreement, for the period during which a Member is a party to this Agreement and for two (2) years thereafter, each Member expressly agrees to maintain the confidentiality of, and not to disclose to any Person other than the Company or its Subsidiaries, another Member or any of their respective financial advisors, accountants, attorneys or other advisors, without the consent of Manager but subject to the first sentence of this Section 8.4, any information relating to the business, financial structure, financial position or financial results, customers, suppliers or affairs of the Company and its Subsidiaries, except (i) as otherwise required by Law or by any Government Entity or Self-Regulatory Organization having jurisdiction over such Members; provided that the disclosing Member will exercise reasonable best efforts to minimize disclosure of such information that is confidential or proprietary and to seek confidential treatment for any such information to the maximum extent permissible, (ii) the delivery by a Member of financial statements of the Company and its Subsidiaries to its direct or indirect partners, stockholders or members, provided that such parties are bound by appropriate confidentiality provisions, including in their ability to use such information, (iii) the disclosure of any information that was or becomes available to such Member on a non-confidential basis from a source other than the Company or its representatives, financial advisors, accountants, attorneys or other advisors provided such other source is not known by such Member, after reasonable inquiry, to be bound by a confidentiality obligation with respect to such information, or (iv) the disclosure of any information that was or becomes generally available to the public (other than as a result of a breach by such Member of this Agreement). This provision shall survive any termination of this Agreement either generally or in regard to any Member.  Each Member agrees that monetary damages may not be an adequate remedy for a breach of this Section 8.4, and that, in addition to any other remedies, each Member shall be entitled to seek injunctive relief to restrain any such breach, whether threatened or actual, without the necessity of proving the inadequacy of monetary damages as a remedy.

SECTION 8.5      Amendments.  No amendment of any provision of this Agreement shall be effective against the Company or the Members unless such amendment is approved by the Manager or holders of a majority of the outstanding Common Units (including Common Units issuable upon conversion of the Convertible Preferred Units), except as otherwise expressly provided herein and without limiting Section 4.2(b).  This Agreement and any provision hereof may only be waived by a writing signed by the party against whom the waiver is to be effective.  The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

SECTION 8.6      Notices.  Whenever notice is required or permitted by this Agreement to be given, such notice shall be in writing and shall be given to any Member at its address, telecopy number or email address shown in the Company’s books and records, or, if given to the Company, at the addresses listed on Schedule I or such other address as may be designated by the parties from time to time.  Each proper notice shall be effective upon any of the following:  (i) personal delivery to the recipient, (ii) when telecopied or emailed to the recipient if the telecopy is promptly confirmed by automated or telephone confirmation thereof or if the email is promptly confirmed by email or telephone confirmation thereof, or (iii) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid), provided that, unless the Company has not been provided with an email address of the applicable party, no notice telecopied or sent via reputable overnight courier service (charges prepaid), shall be effective unless the Company shall also send a copy of such notice by e-mail to the e-mail address shown in the Company’s books and records, or, if given to the Company, the e-mail addresses listed on Schedule I or such other e-mail address as may be designated by the parties from time to time.

SECTION 8.7      Counterparts.  This Agreement may be executed in any number of counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, and all of which together shall constitute one and the same agreement.

SECTION 8.8      Non-Circumvention.  Nothing in this Agreement shall abridge or alter any rights provided for in the Stockholders Agreement.  The Company agrees not to take any action (or omit to take any action) that is prohibited by, or inconsistent with, the Exchange Agreement.

SECTION 8.9      Entire Agreement.  This Agreement, including the Exhibits and Schedules to this Agreement, the Specified Documents, the Transaction Agreement and the NewCo Contribution Agreement embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained in this Agreement.  This Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof and thereof, other than the Specified Documents.

SECTION 8.10    Specific Performance.  Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or furnishing other security, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available and no party shall oppose the granting of such relief on the basis that money damages would be sufficient.

SECTION 8.11    Control of Subsidiaries.  To the extent that this Agreement obligates the Company or any member of the Charter Group other than Charter, Charter shall take all action necessary to ensure that such party fulfills its obligations hereunder.

SECTION 8.12    Section 16b-3.  So long as an Investor Party has the right to designate an “Investor Director” as defined in and pursuant to the Stockholders Agreement, the Board of Directors shall use commercially reasonable efforts to take such action as is necessary to cause the exemption of the sale by such Investor Party of the Class A Common Stock and/or Units pursuant to any redemption contemplated by Section 3.2(b), Section 3.4 and Section 5.4(b)(ii) of this Agreement from the liability provisions of Section 16(b) of the Exchange Act pursuant to Rule 16b-3.

[THE REMAINDER OF THIS PAGE LEFT BLANK INTENTIONALLY — SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Second Amended and Restated Limited Liability Company Agreement as of the day and year first above written.

THE COMPANY:

CHARTER COMMUNICATIONS HOLDINGS, LLC

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

CHARTER:

CHARTER COMMUNICATIONS, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

THE MEMBERS:

CCH II, LLC

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

SEGRA ACQUISITION HOLDINGS, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

FIBER HOLDINGS ACQUISITION HOLDINGS, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

FIBER BLOCKER ACQUISITION HOLDINGS, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

Signature Page to the Second Amended and Restated
Limited Liability Company Agreement of Charter Communications Holdings, LLC

RAPIDSCALE ACQUISITION HOLDINGS, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

CCH HOLDING COMPANY, LLC

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

HUNTER ACQUISITION HOLDING, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

INSIGHT BLOCKER, LLC

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

CABOT ACQUISITION GROUP, INC.

By:	/s/ Jessica M. Fischer
Name:	Jessica M. Fischer
Title:	Chief Financial Officer

ADVANCE/NEWHOUSE PARTNERSHIP

By:	/s/ Steven A. Miron
Name:	Steven A. Miron
Title:	Chief Executive Officer

Signature Page to the Second Amended and Restated
Limited Liability Company Agreement of Charter Communications Holdings, LLC

COX COMMUNICATIONS EQUITY HOLDINGS, INC.

By:	/s/ Dallas S. Clement
Name:	Dallas S. Clement
Title:	President

Signature Page to the Second Amended and Restated
Limited Liability Company Agreement of Charter Communications Holdings, LLC

SCHEDULE I

Members

[***]

S-1

EXHIBIT A

EXAMPLE CALCULATION OF ASSUMED TAX RATE FOR ORDINARY INCOME OF INDIVIDUAL MEMBER

Federal Income Tax Rate	37.0%
Section 199A Deduction	-7.4%
Net Investment Income Tax Rate	3.80%
New York State Income Tax Rate	10.90%
New York City Income Tax Rate	3.90%
Total Tax Rate	48.20%

A-1

EXHIBIT B

FORM OF CONVERTIBLE PREFERRED UNIT CERTIFICATE
Certificate Evidencing Convertible Preferred Units
in
Charter Communications Holdings, LLC

No. Convertible Preferred Units-[ ]	[ ] Units

In accordance with the Second Amended and Restated Limited Liability Company Agreement, dated as of [    ] (as amended, supplemented or restated from time to time, the “Agreement”) of Charter Communications Holdings, LLC, a Delaware limited liability company (the “Company”), the Company hereby certifies that [            ] (the “Holder”) is the registered owner of [            ] Convertible Preferred Unit(s) in the Company (the “Convertible Preferred Units”) transferable on the books of the Company, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Convertible Preferred Units are set forth in, and this Certificate and the Convertible Preferred Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Agreement. The Agreement is on file at, and a copy will be furnished without charge on delivery of written request to the Company, the principal office of the Company located at [    ], or such other address as may be specified by notice under the Agreement. Capitalized terms used herein but not defined shall have the meanings given them in the Agreement.

The holder of this Certificate, by acceptance of this Certificate, shall be deemed to have agreed to be subject to and bound by all of the terms and conditions of the Agreement. Any attempted transfer of this Certificate or the Convertible Preferred Units not in accordance with the Agreement shall be null and void ab initio.

This Certificate is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent.

Dated:
Charter Communications Holdings, LLC

By:
Name:
Title:

Countersigned and Registered by:

as Transfer Agent

B-1

(reverse side of certificate)

THE CONVERTIBLE PREFERRED UNITS REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS.  SUCH UNITS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE TRANSFERRED AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND LAWS OR AN EXEMPTION THEREFROM.

THE CONVERTIBLE PREFERRED UNITS REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER SPECIFIED IN THE AGREEMENT, INCLUDING THE CONDITION THAT SUCH TRANSFER NOT CAUSE THE COMPANY TO BE TREATED AS A “PUBLICLY TRADED PARTNERSHIP” WITHIN THE MEANING OF SECTION 7704 OF THE CODE.  ANY TRANSFER IN VIOLATION OF SUCH RESTRICTIONS SHALL BE NULL AND VOID.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT	–		Custodian
TEN ENT	–	as tenants by the entireties			(Cust)		(Minor)
JT TEN	–	as joint tenants with right of survivorship and not as tenants in common			under Uniform Transfers/Gifts to Minors Act (State)

Additional abbreviations may also be used though not in the above list.

FOR VALUE RECEIVED,                         hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of Assignee

(Please print or typewrite name and address, including zip code, of Assignee)

                              units represented by the Certificate, and do hereby irrevocably constitute and appoint

                 Attorney to transfer the said units on the books of the Company with full power of substitution in the premises.

Dated                         .

NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this Certificate in every particular, without alteration, enlargement or change.

SIGNATURE(S) MUST BE GUARANTEED BY A MEMBER FIRM OF THE NATIONAL ASSOCIATION OF SECURITIES DEALERS, INC. OR BY A COMMERCIAL BANK OR TRUST COMPANY SIGNATURE(S) GUARANTEED	(Signature)

(Signature)

No transfer of the Convertible Preferred Units evidenced hereby will be registered on the books of the Company unless the Certificate evidencing the Convertible Preferred Units to be transferred is surrendered for registration of transfer.  No transfer of the Convertible Preferred Units evidenced hereby will be registered on the books of the Company unless the transferee executes and delivers a Joinder Agreement in the form set forth in Exhibit C to the Agreement, as such form of Joinder Agreement may be amended from time to time.

B-2

EXHIBIT C

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to Section 6.4(c) of the Second Amended and Restated Limited Liability Company Agreement, dated as of [    ] (as amended, supplemented or restated from time to time, the “Agreement”) of Charter Communications Holdings, LLC, a Delaware limited liability company (the “Company”).  Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to them in the Agreement.

By executing and delivering this Joinder Agreement to the Agreement, the undersigned hereby agrees to be bound by, and to comply with the provisions of the Agreement in the same manner as if the undersigned were an original signatory to the Agreement and agrees, pursuant to Section 6.3(c) of the Agreement, to assume the responsibility of the Transferring Member in respect of the Units Transferred by such Transferring Member.

[Notwithstanding anything to the contrary herein or in the Agreement, the undersigned shall not become a Member of the Company unless and until agreed to in writing by the Manager.] [applicable for non-Cox Parties and non-A/N Parties]

[By executing and delivering this Joinder Agreement to the Agreement, the undersigned hereby agrees to become a Member of the Company.] [only for Cox Parties and A/N Parties]

This Joinder Agreement is governed by and shall be construed in accordance with the laws of the State of Delaware, excluding any conflict-of-laws rule or principle that might refer the governance or the construction of this Agreement to the law of another jurisdiction.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the __ day of ____________, 2___.

Signature of Unitholder

Print Name of Unitholder

C-1

EXHIBIT D

FORM OF CONVERSION NOTICE

The undersigned holder(s) of Convertible Preferred Units of Charter Communications Holdings, LLC, a Delaware limited liability company (the “Company”, such units, the “Convertible Preferred Units” and the holder(s) thereof, the “Holder(s)”) hereby tenders for conversion [_______] Convertible Preferred Units [represented by certificate no(s).  [___] which [has/have] been enclosed with this Conversion Notice] in accordance with the terms of Section 3.3(a) of the Second Amended and Restated Limited Liability Company Agreement, dated as of [    ] (as amended, supplemented or restated from time to time, the “Agreement”) of the Company.  The undersigned Holder surrenders such Convertible Preferred Units as of the Conversion Date set forth below.  Capitalized terms used but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

Name(s) and Address(es) of Registered Holders[1]

Total number of Convertible Preferred Units owned prior to the Conversion:

Number of Convertible Preferred Units to be converted:

Conversion Rate:

Conversion Date:

[Class A Common Stock/Class C Common Units][2] to be [issued by][Charter/the Company]:

Total number of Convertible Preferred Units Owned following the Conversion:

The undersigned Holder(s):

(i) directs that the [shares of Class A Common Stock/Common Units/other consideration] deliverable pursuant to this Conversion Notice be delivered in accordance with the following instructions:

[_______________________________________]

(ii) represents, warrants, certifies and agrees that: (A) it has, and on the Conversion Date will have, good, valid and marketable title to the Convertible Preferred Units to be converted pursuant to this Conversion Notice, free and clear of all liens, encumbrances, rights of first refusal and similar restrictions; (B) it has, and on the Conversion Date will have, the full right, power and authority to tender and surrender such Convertible Preferred Units.

[Remainder of Page Intentionally Left Blank]

1          [Name must be exactly as it appears on the books and records of the Company.]
2          [Where the Holder is Cox or any Cox Party, only Class C Common Units may be designated.  Where the Holder is any Person other than Cox or any Cox Party, only Class A Common Stock may be selected.]

D-1

IN WITNESS WHEREOF, the undersigned Holder has caused this Notice of Conversion to be executed as of the date first written above.

[Holder]
as Holder of the Convertible Preferred Units subject to this Notice of Conversion

By:
Name:
Title:

D-2

EXHIBIT E

TRANSFEREE TAX REPRESENTATIONS

Either:

a.
Such transferee (i) is not a flow-through entity within the meaning of Regulations Section 1.7704-1(h)(3), and (ii) is and will at all times continue to be, the sole beneficial owner of the interest to be registered in its name (which shall be interpreted to mean that the transferee is not and will not be treated as a nominee for, or agent of, another party or as anything other than the real owner of such interest for federal income tax purposes, at any time); or

b.
(i) Such transferee is a flow-through entity within the meaning of Regulations Section  1.7704-1(h)(3) and (ii) there is no person (a “Beneficial Owner”) that owns an interest in such transferee such that (x) substantially all of the value of the Beneficial Owner’s interest in such transferee will be attributable to such transferee’s interest (direct or indirect) in the Company; and (y) a principal purpose of the use of the tiered arrangement is to permit the Company to satisfy the 100-partner limitation in Regulations Section 1.7704-1(h)(1)(ii);

Such transferee did not purchase, and will not sell, its interest through (a) a national, foreign, regional, local or other Securities exchange, (b) PORTAL or (c) over the counter market (including an interdealer quotation system that regularly disseminates firm buy or sell quotations by identified brokers or dealers by electronic means or otherwise);

Such transferee did not purchase, and will not sell, its interest from, to or through (a) a person, such as a broker or dealer, that makes a market in, or regularly quotes prices for, such interests or (b) a person that regularly makes available to the public (including customers or subscribers) bid or offer quotes with respect to the Interest and stands ready to effect, buy or sell transactions at the quoted prices for itself or on behalf of others; and

Such transferee will only sell its interest to a buyer who provides representations similar to these.

The representations set forth above are intended to ensure that the Company will not be treated as a corporation for federal income tax purposes as a result of any transfer.  The Manager may waive any or all of the representations set forth above on the advice of counsel that the transfer of an interest to such transferee will not cause the Company to be treated as a corporation for federal income tax purposes, and shall endeavor in good faith to do so if so advised by counsel to the Company upon request for waiver by a Member proposing to transfer, or upon receipt of an opinion from legal counsel to the transferee (provided such legal counsel is of national reputation and specializes in the legal matters involved in such determination) that such transfer will not cause the Company to be treated as a publicly traded partnership within the meaning of Section 7704 of the Code.  These representations may from time to time be revised by the Manager on the advice of counsel to the extent necessary to ensure that a transfer will not cause the Company to be treated as a corporation for federal income tax purposes.

E-1

EXHIBIT F

MAKE-WHOLE TABLE

	Fundamental Change Class A Stock Price
Effective Date	$353.64	$375.00	$400.00	$425.00	$450.00	$477.41	$500.00	$550.00	$600.00	$620.64	$700.00	$800.00	$1,000.00	$1,250.00	$1,500.00	$2,000.00
August 19, 2026	0.0733	0.0678	0.0623	0.0575	0.0533	0.0492	0.0463	0.0408	0.0363	0.0347	0.0296	0.0247	0.0183	0.0133	0.0101	-
August 19, 2027	0.0733	0.0637	0.0582	0.0534	0.0492	0.0452	0.0424	0.0370	0.0327	0.0312	0.0264	0.0220	0.0161	0.0118	0.0090	-
August 19, 2028	0.0733	0.0586	0.0530	0.0482	0.0441	0.0401	0.0373	0.0321	0.0281	0.0267	0.0222	0.0183	0.0133	0.0097	0.0075	-
August 19, 2029	0.0733	0.0572	0.0477	0.0427	0.0384	0.0344	0.0316	0.0264	0.0225	0.0211	0.0171	0.0137	0.0097	0.0071	0.0055	-
August 19, 2030	0.0733	0.0572	0.0429	0.0375	0.0329	0.0285	0.0254	0.0197	0.0156	0.0142	0.0104	0.0078	0.0053	0.0039	0.0030	-
August 19, 2031	0.0733	0.0572	0.0405	0.0347	0.0296	0.0246	0.0208	0.0137	0.0078	0.0056	-	-	-	-	-	-
August 19, 2032	0.0733	0.0572	0.0405	0.0344	0.0293	0.0243	0.0206	0.0136	0.0077	0.0056	-	-	-	-	-	-
August 19, 2033	0.0733	0.0572	0.0405	0.0341	0.0290	0.0241	0.0205	0.0135	0.0077	0.0055	-	-	-	-	-	-
August 19, 2034	0.0733	0.0572	0.0405	0.0338	0.0288	0.0239	0.0203	0.0133	0.0076	0.0055	-	-	-	-	-	-
August 19, 2035	0.0733	0.0572	0.0405	0.0336	0.0286	0.0237	0.0201	0.0132	0.0075	0.0054	-	-	-	-	-	-
August 19, 2036 and thereafter	0.0733	0.0572	0.0405	0.0333	0.0284	0.0235	-	-	-	-	-	-	-	-	-	-

Illustrative Example:
Make-Whole Date:			01/01/27
Reference Price			$353.64

	$353.64	$375.00	Blended
08/19/26	0.0733	0.0678	0.0733
08/19/27	0.0733	0.0637	0.0733
	1	2	0.0733

Reference Share Price			$353.64
Conversion Ratio			0.2828
Value			$100.00

F-1

EXHIBIT G

PREFERRED UNIT VALUATION ASSUMPTIONS

•
A Kynex-based convertible model was used to project the value of the Convertible Preferred Units at future CHTR share prices and points in time based on the terms and conditions of the Convertible Preferred Units and certain current market-based assumptions listed below.

•	The projected value of the Convertible Preferred Units was used to determine the make whole table that is set forth on Exhibit F.

•	Market-based assumptions as of the date hereof to be updated in accordance with Section 6.5(c)(ii):
o	30-year SOFR Swaps: 4.05%
o	Credit Spread: 500 bp
o	Volatility: 33.0%
o	Dividend Yield: 0.00%
o	Cost of Borrow: 0.50%

G-1

EXHIBIT H

FORM OF TAX LOAN AGREEMENT

H-1